As filed with the U.S. Securities and Exchange Commission on August 14, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Huachen AI Parking Management Technology Holding Co., Ltd

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.1018 Haihe Road, Dushangang Town

Pinghu City, Jiaxing

Zhejiang Province, China 314205

+86 68368658

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 8th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.	Shane Wu, Esq.
Mengyi “Jason” Ye, Esq.	Ross David Carmel, Esq.
Yuning “Grace” Bai, Esq.	Sichenzia Ross Ference Carmel LLP
Ortoli Rosenstadt LLP	1185 Avenue of the Americas
366 Madison Avenue, 3rd Floor	31st Floor, New York, NY 10036
New York, NY 10017	Tel: +1 (212) 930-9700
Tel: +1 (212) 588-0022

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 14, 2024

Huachen AI Parking Management Technology Holding Co., Ltd

5,000,000 Ordinary Shares

This is the initial public offering of the ordinary shares, par value $0.00000125 (the “Ordinary Shares”) of Huachen AI Parking Management Technology Holding Co., Ltd (this “Offering”). Prior to this Offering, there has been no public market for our Ordinary Shares. We expect the offering price to be between $4.00 and $6.00 per Ordinary Share. We plan to apply to list our Ordinary Shares on the Nasdaq Global Market (“Nasdaq”) under the symbol “HCAI.” This offering is conditioned upon the approval of listing of Nasdaq, and if it is not approved by Nasdaq, we will not proceed with this offering. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Throughout this prospectus, unless the context indicates otherwise, any references to “we,” “us,” “our,” “Huachen Cayman,” “our Company,” and the “Company” are to Huachen AI Parking Management Technology Holding Co., Ltd, a Cayman Islands exempted company, and when describing Huachen Cayman’s consolidated financial information for the fiscal years ended December 31, 2023 and 2022, also include Huachen Cayman’s subsidiaries. References to “PRC subsidiaries” are to Huachen Cayman’s subsidiaries established under the laws of the People’s Republic of China (the “PRC”), including Hua Chen WOFE, indirectly wholly owned by the Huachen Cayman, Zhejiang Hua Chen Tech, indirectly 90.02% owned by Huachen Cayman, and Shanghai TD Parking, Shanghai TD Parking, Shanghai Yufeng, Shanghai TP Parking, and Shanghai TD Installation, each indirectly 74.63% owned by Huachen Cayman. References to the “Operating Subsidiaries” are to Zhejiang Hua Chen Tech, Shanghai TD Manufacturing, Shanghai TD Parking, Shanghai TD Parking, Shanghai Yufeng, Shanghai TP Parking, and Shanghai TD Installation.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at a ratio of 1-for-800, and the cancellation of certain authorized but unissued Ordinary Shares and diminution of the Company’s authorized share capital to $250 divided into 200,000,000 shares of a par value of $0.00000125, approved by our shareholders on August 12, 2024 and a surrender of 10,000,000 Ordinary Shares, approved by our board of directors on August 12, 2024.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in the PRC by its operating subsidiary.

Huachen Cayman is a Cayman Islands holding company and does not conduct any operations of its own. The Operating Subsidiaries conduct operations in China. Huachen Cayman controls its subsidiaries through equity ownership and does not use a variable interest structure. Due to our corporate structure as a Cayman Islands holding company with operations conducted by the Operating Subsidiaries, there are unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations or a material decrease in or elimination of the value of our Ordinary Shares. Investors should be aware that they will not directly hold equity interests in our PRC Subsidiaries, but rather only in Huachen Cayman, the holding company. See “Risk Factors – Risks Related to Doing Business in China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our Ordinary Shares. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares.”

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors” beginning on page 17 of this prospectus.

In particular, as all of the operations are conducted through the Operating Subsidiaries, we are subject to certain legal and operational risks associated with the operations in China, including those changes in the applicable laws/regulations and economic policies for the Operating Subsidiaries, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect the business, financial condition and results of operations. PRC laws and regulations governing the current business operations are sometimes vague and uncertain. Therefore, these risks could result in a material change in the operations and/or the value of our Ordinary Shares or could limit our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. The China regulatory authority may legally restricted or influence the operations at any time, which could result in a material change in the operations. Recently, the China regulatory authority initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our Ordinary Shares. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares,” and “Risk Factors — Risks Related to Doing Business in China — Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.”

As confirmed by our PRC counsel, Ganus Law Firm, neither Huachen Cayman nor any of its subsidiaries will be subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, after the Cybersecurity Review Measures became effective on February 15, 2022, since the Operating Subsidiaries currently do not have over one million users’ personal information and do not anticipate that the Operating Subsidiaries will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject the Operating Subsidiaries to the Cybersecurity Review Measures; the Operating Subsidiaries are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since the Operating Subsidiaries currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that the Operating Subsidiaries will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject the Operating Subsidiaries to the Security Administration Draft. See “Risk Factors — Risks Related to Doing Business in China — We are required to complete the record filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the record filing because the filing materials are incomplete or do not meet the requirements of the CSRC.”

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies.

We are required to make filings with the CSRC and should complete the filing before our listing on the Nasdaq. According to Article 16 of the Trial Measures, an issuer conducting overseas initial public offering or listing shall complete record filing with the CSRC within three working days after the application documents for offering and listing are submitted overseas. On February 5, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for this offering. However, if we cannot complete this offering within 12 months after receiving this approval, we are required to update the CSRS filing materials. In addition, if we do not maintain the approvals, or applicable laws, regulations, or interpretations change such that we are required to obtain other permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.  For a description of relevant PRC-related risks to this offering, see “Risk Factors — Risks Related to Doing Business in China — We are required to complete the record filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the record filing because the filing materials are incomplete or do not meet the requirements of the CSRC.”

On February 24, 2023, the CSRC, together with the Ministry of Finance, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. On or after March 31, 2023, any failure or perceived failure by our Company and our subsidiaries, to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our Company or any of our subsidiaries to obtain other regulatory approval from Chinese authorities before listing in the U.S. In other words, except  for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures,  although we believe the Company and its subsidiaries are currently not required to obtain any other permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, the operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by Chinese regulatory authorities, if our Company or any of our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by the China regulatory authority with little advance notice. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 18 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Ordinary Shares.

In addition, since 2021, the Chinese regulatory authority has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinions), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese regulatory authority’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted the ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

As of the date of the prospectus, Audit Alliance LLP (“Audit Alliance”), our auditor, is not subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. Audit Alliance, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Audit Alliance is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. The most recent inspection was conducted in December 2023. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary in accordance with the applicable PRC laws and regulations. However, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to the currency management policy which impose of limitations on the ability of us or our subsidiaries by the China regulatory authority to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — Huachen Cayman is a holding company and will rely on dividends paid by the subsidiaries for its cash needs. Any limitation on the ability of the subsidiaries to make dividend payments to Huachen Cayman, or any tax implications of making dividend payments to Huachen Cayman, could limit its ability to pay its expenses or pay dividends to holders of our Ordinary Shares.”

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The China regulatory authority may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Huachen Cayman’s ability to pay dividends to its shareholders. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” “Prospectus Summary — Summary of Risk Factors,” and “Risk Factors — Risks Related to Our Corporate Structure — Huachen Cayman is a holding company and will rely on dividends paid by the subsidiaries for its cash needs. Any limitation on the ability of the subsidiaries to make dividend payments to Huachen Cayman, or any tax implications of making dividend payments to Huachen Cayman, could limit its ability to pay its expenses or pay dividends to holders of our Ordinary Shares.”

As a holding company, Huachen Cayman may rely on dividends and other distributions on equity paid by the subsidiaries, including those based in the PRC, for the cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Huachen Cayman. Huachen Cayman is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. The subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Huachen Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from Hong Kong to the Cayman Islands. Current PRC regulations permit Hua Chen WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Ganus Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, neither Huachen Cayman nor any of its subsidiaries have made transfers, dividends, or distributions to investors and no investors have made transfers, dividends, or distributions to the Company or its subsidiaries. As of the date of this prospectus, no dividends, distributions or transfers have been made by Huachen Cayman to its shareholders. We do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries,” on page 13, and “Consolidated Financial Statements” starting from page F-1.

Huachen Cayman is an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” and “Prospectus Summary — Implications of Being an Emerging Growth Company” on pages 17 and 12, respectively.

Huachen Cayman is a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Risk Factors” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.” on pages 17 and 12, respectively.

Huachen Cayman is, and will continue to be, a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact Mr. Bin Lu, the Chairman of our Board of Directors and our Chief Executive Officer, owns Ordinary Shares representing 63.17% and 54.15% of the total voting power of our issued and outstanding Ordinary Shares as of the date of this prospectus and immediately after the completion of this offering, assuming no exercise of the over-allotment option. In addition, as a “controlled company,” as defined under the Nasdaq Stock Market Rules, Huachen Cayman is permitted to elect to rely on certain exemptions from corporate governance rules. Huachen Cayman does not plan to rely on these exemptions but may elect to do so after completing this offering. For a more detailed discussion of the risk of the Company being a controlled company, see ““Risk Factors — Risks Related to Our Public Offering and Ownership of Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” on page 41, “Prospectus Summary — Implication of Being a Controlled Company.” on pages 13, and “Management — Controlled Company” on page 104 of this prospectus, respectively.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price(1)	$5.00	$25,000,000	$28,750,000
Underwriting Discounts(2)	$0.375	$1,875,000	$23,125,000
Proceeds to us before expenses	$4.625	$2,156,250	$26,593,750

(1)

We have agreed to pay EF Hutton LLC (“EF Hutton”, or the “Representative”), the representative on behalf of the underwriters, an underwriting discount of (i) four and one half (4.5%) of the gross proceeds of the offering raised from investors that are introduced by the Company, and (ii) seven and one half (7.5%) of the gross proceeds of the offering raised from investors that are introduced directly or indirectly by the Representative (collectively, the “Underwriting Discounts”). We have assumed that all gross proceeds are raised from investors that are introduced directly or indirectly by the Representative. We have agreed to grant the underwriters a 45-day option to purchase up to fifteen percent (15%) of the aggregate number of Ordinary Shares sold in the offering. See “Underwriting” starting on page 127 of this prospectus for more information regarding our arrangements with the underwriters.

(2)	Initial public offering price per share is assumed as $5 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about               , 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EF HUTTON LLC

Prospectus dated               , 2024

Neither we nor the underwriter has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy shares of our Ordinary Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares. The business, financial condition, results of operations, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at a ratio of 1-for-800 and the cancellation of certain authorized but unissued Ordinary Shares and diminution of the Company’s authorized share capital to $250 divided into 200,000,000 shares of a par value of $0.00000125, approved by our shareholders on August 12, 2024, and a surrender of 10,000,000 Ordinary Shares, approved by our board of directors on August 12, 2024.

Prospectus Conventions

Throughout this prospectus, unless the context indicates otherwise, references to “we,” “us,” “our,” “Huachen Cayman,” “our Company,” and the “Company” are to Huachen AI Parking Management Technology Holding Co., Ltd, a Cayman Islands exempted company, and when describing Huachen Cayman’s consolidated financial information for the fiscal years ended December 31, 2023 and 2022, also include Huachen Cayman’s subsidiaries. References to “PRC subsidiaries” are to Huachen Cayman’s subsidiaries established under the laws of the PRC. References to “Operating Subsidiaries” are to Zhejiang Hua Chen Tech, Shanghai TD Manufacturing, Shanghai TD Parking, Shanghai TD Parking, Shanghai Yufeng, Shanghai TP Parking, and Shanghai TD Installation

●	Huachen HK refers to Hua Chen Intelligent Technology Co. Limited, an entity incorporated under the laws and regulations in Hong Kong and a wholly-owned subsidiary of Huachen Cayman.

●

“Hua Chen WFOE” refers to Huachen AI Technology (Zhejiang) Co., Ltd. (华谌人工智能科技（浙江）有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Hua Chen Intelligent Technology Co. Limited.

●	“Ordinary Shares” refers to ordinary shares of Huachen Cayman with par value $0.00000125 per share.

●	“RMB” refers to Renminbi, or the legal currency of the PRC.

●

“Shanghai TD Manufacturing” refers to Shanghai Tiandidaochuan Parking Equipment Manufacturing Co., Ltd. (上海天地岛川停车设备制造有限公司), a limited liability company organized under the laws of the PRC and a majority-owned subsidiary of Zhejiang Huachen Technology Co., Ltd (浙江华谌科技有限公司).

●

“Shanghai TD Parking” refers to Shanghai Tiandiricheng Parking Lots Management Co., Ltd. (上海天地日成停车场管理有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

●

“Shanghai Yufeng” refers to Shanghai Yufeng Information Technology Co., Ltd. (上海舆丰信息科技有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

●

“Shanghai TP Parking” refers to Shanghai Tiandi Puji Parking Management Co., Ltd. (上海天地浦机停车场管理有限公司), a limited liability company organized under the laws of the PRC and a wholly -owned subsidiary of Shanghai TD Parking.

●

“Shanghai TD Installation” refers to Shanghai Tiandidaochuan Parking Equipment Installation Co., Ltd. (上海天地岛川停车设备安装有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Parking.

●	“U.S. dollars,” “$,” and “USD” refer to the legal currency of the United States.

●	“WFOE” refers to a wholly foreign-owned enterprise.

●	“Zhejiang Hua Chen Tech” refers to Zhejiang Huachen Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a majority-owned subsidiary of Hua Chen WFOE.

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“Zhejiang TD Parking” refers to Zhejiang Tiandidaochuan Parking Equipment Co., Ltd. (浙江天地岛川停车设备有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Representative of its over-allotment option.

HuaChen Cayman is a Cayman holding company. Our business is conducted by our Operating Subsidiaries, in China using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	For the Years Ended
	December 31,
	2023	2022
Year-end spot rate	US$1=RMB 7.0827	US$1=RMB 6.8972
Average rate	US$1=RMB 7.0467	US$1=RMB 6.7290

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

We are a comprehensive smart parking solutions and equipment structural parts provider and conduct all our operations through our Operating Subsidiaries in China. The Operating Subsidiaries provide customized parking solutions to optimize efficiency in limited parking spaces, covering smart cubic parking garage design, cubic parking equipment manufacturing, sales, installation, and maintenance. To cater the customers’ different parking needs, the Operating Subsidiaries manufacture and offer various cubic parking garage products by employing various working principles, such as lifting and shifting, convenient lifting, vertical circulation, vertical lifting, plane moving, alley stacking, multi-layer cycle, horizontal cycle, and car lift. Additionally, we also offer design, repair and maintenance services to ensure the continued functionality of our parking solutions. Customers for comprehensive parking solutions are government departments, hospitals, property management companies, real estate companies, institutions, residential communities, and other businesses with parking lots or garages. With the production qualification and market presence, the Operating Subsidiaries’ smart parking system addresses parking challenges in urban areas in China experiencing rapid development.

The Operating Subsidiaries also offer equipment structural parts, including (i) product structural parts, (ii) garage structural parts, (iii) materials such as customized steel and load-bearing steel plates for cubic parking equipment, and (iv) railroad accessories. Customers of equipment structural parts, including are industrial manufacturing companies, such as producers of mining haulers, industrial conveyors, railroad tracks, and other products.

The Operating Subsidiaries’ principal market is in China. For the years ended December 31, 2023 and 2022, our revenues were approximately $34.28 million and $20.96 million, respectively. The following table sets forth the breakdown of total revenues by category of activity for the years ended December 31, 2023 and 2022.

	Fiscal Years Ended December 31,
	2023%	2022%
Cubic parking garage	$23.37%	$80.92%
Equipment structural parts	$74.47%	$15.97%
Maintenance service	$1.71%	$3.08%
Others	0.45%	0.03%

Corporate Structure

We are a Cayman Islands exempted company limited by shares. The following diagram illustrates the corporate structure of the Company as of the date of this prospectus and upon completion of this offering (assuming no exercise of the over-allotment option):

Competitive Strength

●	Integrated business model. The Operating Subsidiaries employ an integrated business model spanning design, manufacturing, installation, and maintenance, addressing varied customer needs. Backed by strong technical expertise, the Operating Subsidiaries maintain high-quality standards via a robust quality control system. The cohesive approach, from engineering to maintenance, expands the industrial reach, boosting competitiveness, risk management, and growth prospects in the steel structure product sector.

●	Advanced technology. Being a high-tech enterprise, the experienced team continuously refines and develops essential production technologies. The Operating Subsidiaries have created innovative products like “portable solar energy safety parking warning device” and “smart rotating parking equipment,” supported by 39 software copyrights and 26 utility patents, reflecting the commitment to technical innovation. This culture drives high-quality product delivery and showcases the wealth of independent and proprietary technologies of the Operating Subsidiaries.

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Excellent quality. Since inception, the Operating Subsidiaries have followed the design regulations for mechanical parking systems outlined in GB/T 39980-2021, which was released by the State Administration for Market Regulation of the PRC (the “SAMR”) and China National Standardization Administration and established national requirements for the design, manufacture, and safety aspects of mechanical parking systems. Through continuous optimization and the integration of customer feedback, the Operating Subsidiaries have improved the product quality and design capabilities. The Operating Subsidiaries’ commitment to quality has been recognized through certifications such as the “Production License of Special Equipment of the PRC,” “High-tech Enterprise Certificate,” “Safety Management System Certificate,” and “Quality Management System Certificate.” These certifications serve as tangible evidence of the Operating Subsidiaries’ adherence to industry standards, commitment to safety, and recognition as technologically advanced and quality-focused entities. We believe these accolades contribute to building trust, attracting business opportunities, and validating the Operating Subsidiaries’ positions as reputable players in the market.

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High customer loyalty. The customized nature of the products fosters strong relationships with the customers. The Operating Subsidiaries design and tailor the products and processes to meet their needs precisely. As a result, the Operating Subsidiaries maintain favorable and long-standing relationships with the customers, who exhibit a high level of loyalty toward the brand.

Our Challenges

●	Intense industry competition. The smart parking equipment industry is characterized by intense competition, driven by the rapid growth in demand for these solutions. Numerous small-scale enterprises, with limited core competitiveness and narrow product offerings, have entered the market, intensifying competition and price wars. The industry is further fragmented by the varying production qualifications, product types, and quality standards among competitors.

●	Capital investment pressure. The smart parking equipment industry requires high fixed costs and substantial capital investment. As the industry is still in its early stages of development, we are experiencing rapid growth and increasing demands for R&D and innovation, necessitating additional funds. Currently, our sources of funds primarily consist of shareholders’ investments and bank loans. Such limited financing channels may impede the development of our new products. As the smart parking market and the business volume expand, the capital demand is growing. Relying solely on our existing financing channels is no longer sufficient to meet the capital requirements for our rapid expansion. Therefore, diversifying our sources of capital can help us gain a larger market share.

●	Technical research and development capabilities. While smart parking equipment manufacturing companies in China have made significant technological progress, transitioning from traditional mechanical garages to smart parking garages, they still lag behind developed markets such as Europe and the United States in key technologies. As the smart cubic parking equipment industry is technology-intensive, the speed of technology development and the level of product upgrades directly impact the competitiveness of the Operating Subsidiaries. Failing to maintain a leading edge in technology within the industry could materially impair the competitive advantage and overall operational performance.

Growth Strategies

The objective of the Operating Subsidiaries is to strengthen and improve our market position in the PRC. The Operating Subsidiaries intend to achieve our objective by implementing business strategies in the following key aspects:

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Develop an Optimized Smart Parking and Maintenance Application. The Operating Subsidiaries plan to develop a cloud-based app for streamlined parking management and maintenance, offering competitive advantages through precise device supervision and swift maintenance response. The platform utilizes face recognition for efficient vehicle parking, minimizing car owners’ time and enabling advanced scheduling via the mobile app for smooth operations and increased efficiency. The integrated approach enhances both maintenance and parking processes.

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Optimize Smart Parking Solutions with New RGV and AGV Equipment. The Operating Subsidiaries focus on cutting-edge smart parking equipment, highlighting the ultra-thin smart car carrier (RGV) and the automated guided vehicle (AGV). The RGV’s remarkable 100mm height and 2.5-ton load capacity, accommodating various chassis dimensions, combined with its exclusive IP rights and successful testing, set it apart. Our AGV, featuring Mecanum wheel drive and a 115mm chassis height, acts as an intelligent robot in parking systems, streamlining processes and reducing labor costs, making both AGV and RGV pivotal in smart parking solutions.

●	New Energy Vehicle Charging Services. The widespread adoption of new energy vehicles across China has made new energy vehicle users a significant force in the automotive market. To address their needs, the Operating Subsidiaries have invested in developing comprehensive new energy vehicle charging facilities, including innovative solar charging garages. By providing complete and reliable charging infrastructure, the Operating Subsidiaries have alleviated the concerns of new energy vehicle owners, ensuring their charging needs are met efficiently and hassle-free.

Impact of the COVID-19 Pandemic

The COVID-19 pandemic has had a significant impact on the global economy since 2020, causing disruptions in supply chains, market performance, inflation, and recession.

The parking industry, encompassing both equipment manufacturing and management companies, has faced significant disruptions due to the pandemic. The substantial delays in work schedules have hindered normal production, leading to a decline in order volumes for equipment manufacturers. With travel at a near standstill, parking revenue has plummeted, and some cities have implemented fee reductions, further exacerbating the impact on parking income. Despite reduced traffic levels, parking operations still require manpower, resulting in labor costs remaining relatively stable despite declining revenue. This combination of factors has negatively impacted corporate profits across the industry. In 2021, we experienced financial losses.

While the pandemic has presented significant challenges for the parking industry, it has also opened up new opportunities. The pandemic has greatly changed people daily travel methods. Self-driving travel is expected to lead to a surge in private car ownership, further amplifying the existing parking deficit. This heightened demand for parking facilities will accelerate the growth in parking demand. Moreover, the pandemic has accelerated the need for industry-wide upgrades. Unattended parking has become an urgent necessity. Parking management cloud platforms have also become a focal point for monitoring the operation and maintenance of the parking lots and garages. This makes the products more competitive.

Mainly due to the impact of the COVID-19 pandemic, the Operating Subsidiaries had no new cubic parking garage projects in 2022 and needed sufficient funds to maintain their daily operation. By the second half of 2022, the negative impact of the COVID-19 pandemic was waning. While the Company had no new projects in 2022, previously postponed projects were all accepted, and revenue was recognized in the second half of 2022. As a result, our revenue for the fiscal year 2022 increased by approximately 147.8% compared to the previous year and got a net profit of nearly $5.51 million. By 2023, the COVID-19 pandemic has had essentially no impact on the Company. However, we cannot assure you that our business will not be affected by an outbreak of COVID-19 in the future.

In 2023, the Company increased its investment in fixed assets by $2.5 million to enhance our infrastructure and support long-term growth. Despite these efforts, we continue to face challenges in maintaining sufficient liquidity to fund daily operations. In 2023, the Company made business adjustments, and the revenue of structural steel components increased. Compared to 2022, the Company’s revenue in 2023 increased by 63.6%. The gross profit of structural steel components is lower than that of the cubic parking garage business. As a result, we got a net profit of nearly $2.02 million, a 63.6% decrease from 2022.

Summary of Risk Factors

Investing in our Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 17 of this prospectus.

Risks Related to Our Corporate Structure

Risks related to our corporate structure, beginning on page 17 of this prospectus, include but are not limited to the following:

●	Huachen Cayman is a holding company and will rely on dividends paid by the subsidiaries for its cash needs. Any limitation on the ability of the subsidiaries to make dividend payments to Huachen Cayman, or any tax implications of making dividend payments to Huachen Cayman, could limit its ability to pay its expenses or pay dividends to holders of our Ordinary Shares. See page 17.

●	We are a Cayman Islands exempted company and all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. See page 18.

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 18 of this prospectus, include but are not limited to the following:

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our Ordinary Shares. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares. See page 18.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See page 19.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money. See page 19.

●	To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See page 21.

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. See page 22.

●

The recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. See page 22.

●	You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws. See page 25.

●	It may be difficult for overseas shareholders and/or regulators to conduct cross-border investigations in China. See page 26.

Risks Related to the Business and Operations

Risks related to the business and industry, beginning on page 33 of this prospectus, include but are not limited to the following:

●	Changes in the availability, quality and cost of key raw materials and other necessary supplies or services could have a material adverse effect on our business, financial condition and results of operations. See page 33.

●	We face risks of any interruptions or delays in the supply of raw materials. See page 33.

●	Any quality problems associated with our products may result in loss of customers and sales, and we may face product liability claims if the problems are related to our products. See page 33.

●	Our facilities and operations may require significant investment and upgrades. See page 33.

●	Our cubic parking equipment undergo annual inspections, and once these inspections are successfully completed, they are deemed sustainable for use without compulsory scrapping. However, certain component suppliers may fail to maintain their operations for such an extended duration. If our component suppliers fail to provide maintenance services after sale on a timely basis, our reputation, revenue, and growth could be adversely affected. See page 34.

●	It is essential to meet certain conditions for the parking lots or garages before we install the cubic parking equipment. Failure to fulfill such conditions could delay equipment installation and project finalization and adversely impact our business revenue. See page 34.

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The Operating Subsidiaries face intense competition in the domestic cubic parking garage manufacturing industry, if the Operating Subsidiaries fail to compete effectively, the Operating Subsidiaries may lose market share. The performance, prospects, and results of operations will be materially and negatively impacted. See page 34.

●	Though the government has shown increased support for the parking industry, inadequate policy details, supervision, and industry access thresholds may result in disorderly management, potential market disruption, and reduced industry profitability due to increased entry of small-scale and non-standardized companies. See page 35.

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Higher parking fees in automated cubic parking garages due to construction and maintenance costs, elevated vacancy rates, and lenient penalties for illegal parking contribute to vehicle owners opting for illegal parking over cubic garages, hampering their operational growth. See page 35.

●	The efforts and investments in technology development may not always produce the expected results. See page 35.

●	The success of our business depends on the continuing efforts of the senior management and key employees of the Operating Subsidiaries. See page 35.

●	We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance. See page 40.

Risks Related to Our Public Offering and Ownership of Our Ordinary Shares

Risks related to Our Public Offering and Ownership of Our Ordinary Shares, beginning on page 41 of this prospectus, include but are not limited to the following:

●	Our CEO has control over key decision making as a result of his control of a majority of our voting shares. See page 41.

●	As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See page 41.

●	Huachen Cayman is an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors. See page 41.

●	Huachen Cayman is a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. See page 42.

●	Because Huachen Cayman is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. See page 42.

Implications of Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a SOP with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to Inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

Our auditor, Audit Alliance, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Audit Alliance is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. The most recent inspection was conducted in December 2023. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Regulatory Permissions

Our PRC subsidiaries have received all material permissions and approvals required for the operations in compliance with the relevant PRC laws and regulations in the PRC, including the business licenses of our PRC subsidiaries.

The business license is a permit issued by SAMR that allows the company to conduct specific business within the government’s geographical jurisdiction. Each of our PRC subsidiaries has received its business license.

As of the date of this prospectus, except for the business licenses mentioned here, Huachen Cayman and its PRC subsidiaries do not need specific licenses or permissions for the business operations from the CSRC, CAC or any other governmental agency. However, applicable laws and regulations may be adjusted, and new laws or regulations may be introduced to impose additional government approval, license and permit requirements. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for the business, or fail to respond to changes in the regulatory environment, we or the PRC subsidiaries could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect the business, operating results, financial condition and the value of our Ordinary Shares, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures,  neither Huachen Cayman nor any of its subsidiaries have been requested to, applied for, received, or been denied approval from any Chinese authorities to list Huachen Cayman’s Ordinary Shares on the Nasdaq Stock Market, nor received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC, or any other Chinese regulatory authorities, we believe that the Company and our subsidiaries are not required to obtain any other permission from Chinese authorities to issue these securities to foreign investors based on the current PRC laws, regulations, and rules. However, suppose we are subsequently advised by any Chinese regulatory authorities that other permission for this offering and/or listing on the Nasdaq Stock Market was required. In that case, we may not be able to obtain such permission in a timely manner, if at all. If this risk occurs, our ability to offer securities to investors could be significantly limited or completely hindered, and the securities currently being offered may substantially decline in value.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rule requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rule. However, there remains some discretionary power as to how the M&A Rule will be interpreted or implemented, and the opinions of our PRC counsel, Ganus Law Firm, summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rule. We cannot assure you that relevant Chinese regulatory authorities, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Illegal Securities Opinions”), which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.  The Illegal Securities Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Illegal Securities Opinions and any related implementing rules to be enacted may subject the operating entity to compliance requirements in the future.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to a critical information infrastructure operator (“CIIO”), any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Ganus  Law Firm, the Operating Subsidiaries does not process users’ personal information and it is not deemed to be a CIIO nor is it an online platform operator with personal information of more than one million users.

We are a comprehensive parking solutions provider, and neither the Company nor its subsidiaries engage in data activities as defined under the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries are operators of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review (2021 version) was recently adopted, and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Illegal Securities Opinions remain unclear on how such measures will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us or our subsidiaries. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us or our subsidiaries, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us and our subsidiaries, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice of the Arrangements for the Recordation-Based Administration of Overseas Offering and Listing by Domestic Enterprises.

We are required to make filings with the CSRC and should complete the filing before our listing on the Nasdaq. According to Article 16 of the Trial Measures, an issuer conducting overseas initial public offering or listing shall undergo the recordation formalities with the CSRC within three working days after the application documents for offering and listing are submitted overseas. On February 5, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for this offering. However, if we cannot complete this offering within 12 months after receiving this approval, we are required to update the CSRS filing materials. In addition, if we do not maintain the approvals, or applicable laws, regulations, or interpretations change such that we are required to obtain other permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

 Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

On February 24, 2023, the CSRC, together with the Ministry of Finance, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. On or after March 31, 2023, any failure or perceived failure by our Company and our subsidiaries, to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, we believe that the Company and its subsidiaries are currently not required to obtain any other approval from the CSRC to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rule that are our beneficial owners; (ii) the Chinese regulatory authority currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rule; and (iii) no provision in the M&A Rule clearly classifies contractual arrangements as a type of transaction subject to the M&A Rule.

However, there remains some uncertainty as to how the M&A Rule will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rule. We cannot assure you that relevant PRC government agencies, would reach the same conclusion as our PRC counsel, Ganus Law Firm, does, and hence we may face regulatory actions or other sanctions from the PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on the business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the China regulatory authority to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The China regulatory authority may legally restricted or influence the operations at any time, which could result in a material change in the operations. Recently, the China regulatory authority initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Ganus Law Firm, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) the Operating Subsidiaries do not possess a large amount of personal information in the business operations; and (ii) data processed in the business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, Ganus Law Firm, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which were provided by us and audited by our auditor Audit Alliance, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million. See “Risk Factors — Risks Related to Doing Business in China — Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.”

Although we are currently only required to complete the record filing requirement with the CSRC and has not received any denial to list on the U.S. exchange or conduct our daily business operation, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money” and “We are required to complete the record filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the record filing because the filing materials are incomplete or do not meet the requirements of the CSRC.”

Implications of Being an Emerging Growth Company

Huachen Cayman qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period.

Implication of Being a Foreign Private Issuer

Huachen Cayman is a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

●	we are not required to comply with the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in the Company’s home country and is not otherwise publicly disclosed by the Company

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) the business is administered principally in the United States.

Implication of Being a Controlled Company

Huachen Cayman is and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules as our Chief Executive Officer, Director and Chairman of the Board, Mr. Bin Lu, owns more than 50% of the voting right represented by our issued and outstanding Ordinary Shares. As a result, for so long as Huachen Cayman is a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board of Directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Public Offering and Ownership of Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Additionally, pursuant to Nasdaq’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing.

Transfers of Cash to and from Our Subsidiaries

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Huachen Cayman’s ability to transfer cash to investors. See Risk Factors — Risks Related to Our Corporate Structure — Huachen Cayman is a holding company and will rely on dividends paid by the subsidiaries for its cash needs. Any limitation on the ability of the subsidiaries to make dividend payments to Huachen Cayman, or any tax implications of making dividend payments to Huachen Cayman, could limit its ability to pay its expenses or pay dividends to holders of our Ordinary Shares,” “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.”

As a holding company, Huachen Cayman may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for its cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Huachen Cayman. Huachen Cayman is permitted under the laws of the Cayman Islands to provide funding to the subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. The subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Huachen Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Ganus Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the SAFE or its local bureau. Aside from the declaration to the SAFE, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay shareholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, the operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

As of the date of this prospectus, no dividends, distributions or transfers have been made between Huachen Cayman and any of its subsidiaries and no dividends, distributions or transfers have been made by Huachen Cayman to its shareholders. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

PRC Regulations

In accordance with PRC regulations, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit, as reported in the FIE’s PRC statutory accounts. A FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital (based on the FIE’s PRC statutory accounts). The aforementioned reserves may only be used for specific purposes and may not be distributed as cash dividends. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless approved by the SAFE. After satisfaction of this requirement, the remaining funds may be appropriated at the discretion of the FIE’s Board of Directors. Our subsidiary, Hua Chen WFOE, qualifies as a FIE and is therefore subject to the above-mandated regulations on distributable profits.

Additionally, in accordance with PRC corporate law, a domestic company is required to maintain a surplus reserve of at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and may not be distributed as cash dividends. Hua Chen WFOE and its subsidiaries were established as domestic companies; therefore, each is subject to the above-mentioned restrictions on distributable profits.

As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends, in a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend or otherwise.

Corporate Information

Our principal executive office is located at No.1018 Haihe Road, Dushangang Town, Pinghu City, Jiaxing, Zhejiang Province, PRC. The telephone number of our principal executive offices is +86 68368658. We maintain a corporate website at Osiris International Cayman Limited. Our registered office in Cayman Islands is at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. We maintain a corporate website at www.stdparking.com. Our registered agent in the United States is Cogency Global Inc., located at 122 E 42nd Street 18th Floor, New York, NY 10168. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Ordinary Shares offered by us	5,000,000 Ordinary Shares (or 5,750,000 Ordinary Shares if the Representative exercises the over-allotment option in full)

Price per Ordinary Share	Between $4.00 and $6.00 per Ordinary Share

Ordinary Shares issued and outstanding prior to completion of this Offering	30,000,000 Ordinary Shares

Ordinary Shares issued and outstanding immediately after this Offering	35,000,000 Ordinary Shares, assuming the over-allotment option is not exercised (or 35,750,000 Ordinary Shares if the Representative exercises the over-allotment option in full)

Over-Allotment Option

We have granted to the Representative an option, exercisable within 45 days from the closing of this Offering, to purchase up to an aggregate of 15% additional Ordinary Shares sold in the offering at the initial public offering price, less Underwriting Discounts.

Transfer Agent	Transhare Corporation

Listing

We plan to have our Ordinary Shares listed on Nasdaq Global Market. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. This offering is conditioned upon Nasdaq approval of listing, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Nasdaq Global Market symbol	We have reserved the symbol “HCAI” for purposes of listing our Ordinary Shares on Nasdaq.

Use of Proceeds

We intend to use the proceeds from this Offering for rom this Offering for expanding service capacity, marketing and branding, international expansion, and general working capital and corporate purposes.

See “Use of Proceeds” on page 46 for more information.

Lock-up

We and each of our officers and directors and existing shareholders holding in excess of 5% of the Ordinary Shares outstanding have agreed with the Representative, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ordinary shares or similar securities for a period of 180 days after the closing of this Offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 17 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

Before you decide to purchase our Ordinary Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, the business, financial condition and operating results could be adversely affected. As a result, the trading price of our Ordinary Shares could decline, perhaps significantly.

We believe that an investment in our Ordinary Shares involves certain risks, some of which are beyond our control. These risks can be categorized into (i) risks related to our corporate structure, (ii) risks related to doing business in China; (iii) risks related to the business and operations; and (iii) risks related to our public offering and the ownership of our Ordinary Shares. Prospective investors in our Shares should consider carefully all the information set forth in this prospectus.

Risks Related to Our Corporate Structure

Huachen Cayman is a holding company and will rely on dividends paid by the subsidiaries for its cash needs. Any limitation on the ability of the subsidiaries to make dividend payments to Huachen Cayman, or any tax implications of making dividend payments to Huachen Cayman, could limit its ability to pay its expenses or pay dividends to holders of our Ordinary Shares.

Huachen Cayman is a holding company with no material operation. The Operating Subsidiaries conduct operations in China. Huachen Cayman may rely on dividends to be paid by the PRC subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt it may incur and to pay its operating expenses. If the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to Huachen Cayman.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use the Renminbi revenues to pay dividends to us. The China regulatory authority may continue to strengthen its capital controls in accordance with the requirements of laws and regulations, and more restrictions and substantial vetting processes may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and limit our ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly persuasive but not binding authority. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established, as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

Shareholder claims, including securities law class actions and fraud claims, are common in the United States and are generally difficult to pursue as a matter of law or practicability in China. For example, in China, there are significant legal and other barriers to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

Risks Related to Doing Business in China

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities, which could result in a material change in our operations and/or the value of our Ordinary Shares. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Operating Subsidiaries may be subject to various government and regulatory interference in the provinces in which they operate. The Operating Subsidiaries could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Operating Subsidiaries may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and the value of our Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Huachen Cayman is a holding company incorporated under the laws of the Cayman Islands and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China through the Operating Subsidiaries. All of the clients of the PRC subsidiaries are PRC persons. Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, the PRC government may choose to exercise significant oversight and discretion, and the regulations to which our Operating Subsidiaries are subject may change rapidly and with little notice to us and our Operating Subsidiaries or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our and our Operating Subsidiaries’ current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our Operating Subsidiaries’ development;

●	result in negative publicity or increase our Operating Subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject our Operating Subsidiaries to remedies, administrative penalties and even criminal liabilities that may harm our Operating Subsidiaries’ business, including fines assessed for our Operating Subsidiaries’ current or historical operations, or demands or orders that our Operating Subsidiaries modify or even cease our Operating Subsidiaries’ business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our operating subsidiaries’ daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

All of the Operating Subsidiaries’ operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. The operating entity is subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of the operating entity’s violation of these policies and rules until after the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection the operating entity enjoys than in more developed legal systems. These uncertainties may impede the operating entity’s ability to enforce the contracts it has entered into and could materially and adversely affect its business, financial condition and results of operations.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Illegal Securities Opinions, which were made available to the public on July 6, 2021. The Illegal Securities Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to address with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Illegal Securities Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Illegal Securities Opinions and any related implementing rules to be enacted may subject the operating entity to compliance requirements in the future.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to a CIIO,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Ganus Law Firm, the operating entity does not process users’ personal information and it is not deemed to be a CIIO nor is it an online platform operator with personal information of more than one million users.

We are a comprehensive parking solutions provider, and neither the Company nor its subsidiaries engage in data activities as defined under the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries are operators of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review (2021 version) was recently adopted, and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Illegal Securities Opinions remain unclear on how such measures will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us or our subsidiaries. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us or our subsidiaries, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us and our subsidiaries, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice of the Arrangements for the Recordation-Based Administration of Overseas Offering and Listing by Domestic Enterprises.

We are required to make filings with the CSRC and should complete the filing before our listing on the Nasdaq. According to Article 16 of the Trial Measures, an issuer conducting overseas initial public offering or listing shall undergo the recordation formalities with the CSRC within three working days after the application documents for offering and listing are submitted overseas. On February 5, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for this offering. However, if we cannot complete this offering within 12 months after receiving this approval, we are required to update the CSRS filing materials. In addition, if we do not maintain the approvals, or applicable laws, regulations, or interpretations change such that we are required to obtain other permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets between Huachen Cayman and its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “Risk Factors — Risks Related to Doing Business in China — Huachen Cayman is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.”

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all of our revenues in RMB. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from the PRC operating entities to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC operating entities may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use the cash generated from the operations of the PRC operating entities to pay off their respective debt in a currency other than RMB owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than RMB.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movements including overseas direct investment. More restrictions and substantial vetting processes are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

The recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit the company’s shares from being traded on a national securities exchange and in over-the-counter markets in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

The SEC adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in China or in Hong Kong, respectively. The rules apply to foreign issuers whose registered public accounting firm is located in a foreign jurisdiction that does not permit the PCAOB to inspect or investigate (“Commission-Identified Issuers”). The rules further provide notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. Our auditor, Audit Alliance, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The most recent inspection was conducted in December 2023. However, we cannot assure you whether U.S. regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should China regulatory authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

Uncertainties of the ability of auditors to comply with the requirements of the HFCAA, as well as further rulemakings by U.S., regulators with respect to their work in China, could cause the market price of our Ordinary Shares to fall. If the PCAOB determines that it cannot inspect the audits of our PRC operating subsidiaries, the trading of our securities may be prohibited under the HFCAA and, as a result, the Nasdaq may delist our securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

In light of recent events indicating further development by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business and the offering.

The operations of the PRC subsidiaries are located in China and the clients are PRC persons. As such the PRC subsidiaries are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the China regulatory authority may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the Cybersecurity Review Measures, which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by an operator of critical information infrastructure in the course of its operations in China must be stored in China, and if an operator of critical information infrastructure purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of the business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

According to the New Measures, if an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than one million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, the Company and its PRC Subsidiaries have possessed substantially less than one million users of personal information in their business operations and neither the Company nor any of its subsidiaries is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, as advised by our PRC counsel, Ganus Law Firm, neither the Company nor any of its subsidiaries shall be deemed to be an “operator of critical information infrastructure” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by the clients, suppliers and employees in accordance with prevailing business practices, but we do not handle a large amount of personal and confidential data in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Our PRC subsidiaries have received all necessary permissions required to obtain from PRC authorities to operate its current business in China, including Business Licenses.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. There remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to current and future applicable laws, overseas securities offerings and other capital markets activities. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. They may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals, which could limit our ability to offer or continue to offer securities to our investors.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

Huachen Cayman is a holding company incorporated under the laws of the Cayman Islands without material operation. All of the operations are conducted by the Operating Subsidiaries in China. In addition, all of our assets are held by the PRC subsidiaries and are located in China and most of our senior executive officers and directors reside within China for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Our results of operation may be materially and adversely affected by a downturn in China or the global economy.

All of the operations and assets are currently located in China, and all of our revenue was generated in China for the years ended December 31, 2023 and 2022. Accordingly, the business, prospects, financial condition and results of operations may be influenced to a significant degree by the economic and social conditions in China generally and by the continued economic growth in China as a whole. While the Chinese economy has experienced significant growth over the past decades, growth has been different, both geographically and among various sectors of the economy. The China regulatory authority has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. Prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures, have not materially affected the operations in the PRC. However, continued pressure from global economic conditions may the PRC markets in the future and in turn, may affect the operations. Turbulence in the international markets may also adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure the future changes in the world and PRC economies that could impact the industries in which we operate, which could in turn diminish the demand for the services.

It may be difficult for overseas shareholders and/or regulators to conduct cross-border investigations in China.

Shareholder claims or regulatory investigations that are common in the U.S. are typically difficult to pursue as a matter of law or practicality in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Chinese authorities may establish a regulatory cooperation agreement with the securities regulatory authorities of another jurisdiction to implement cross-border supervision and administration which may be difficult to achieve in the absence of mutual and practical cooperation.

We are required to complete the record filing requirement with PRC authorities to list on overseas stock exchanges and may not be able to complete the record filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application.

Our PRC counsel, Ganus Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing by CSRC. According to Article 16 of the Trial Measures, an issuer conducting overseas initial public offering or listing shall undergo the recordation formalities with the CSRC within three working days after the application documents for offering and listing are submitted overseas. On February 5, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for this offering. However, if we cannot complete this offering within 12 months after receiving this approval, we are required to update the CSRS filing materials. In addition, if we do not maintain the approvals, or applicable laws, regulations, or interpretations change such that we are required to obtain other permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with the Ministry of Finance, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. On or after March 31, 2023, any failure or perceived failure by our Company and our subsidiaries, to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence growth in China.

International trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and the customers, contract manufacturers, raw material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect the business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and policies and the expected or perceived overall economic growth rate in China.

Uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and the operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, the business, or our results of operations, as well as the financial condition of the clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB, and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, the value of the proceeds from this offering and any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder the business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on the business, operations and financial position and the value of yIur investment in the Ordinary Shares.

We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, the PRC has established a social insurance system and other employee benefits, including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the “Employee Benefits.” An employer is required to pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and to withhold the social insurance and other Employee Benefits that should be assumed by the employees. An employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from 1 to 3 times of the amount overdue.

Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation.

There are withholding tax liabilities of our PRC subsidiaries under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not enjoy certain treaty benefits.

Our Operating Subsidiaries in the PRC generate all of our profits through their business operations. Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in China company. Our current Operating Subsidiaries are majority-owned by our Hong Kong subsidiary, Hua Chen HK, through the intermediate holding company, Hua Chen WOFE. Accordingly, Hua Chen HK may qualify for a 5% tax rate in respect of distributions from the PRC subsidiaries. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation (“SAT”) promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties in 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiaries.

You may be subject to PRC income tax on dividends from us or on any gain realized on the sale or other disposition of our shares under PRC law.

Under the Enterprise Income Tax (“EIT”) Law subject to any applicable tax treaty or similar arrangement between China and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10% is normally applicable to dividends from sources within China payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20%, and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

As all of our business operations are in China, it is unclear whether dividends we pay with respect to our shares, or the gain realized from the transfer of our shares, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized from the transfer of our Shares or on dividends paid to our non-PRC resident investors, the value of our investors’ investment in our Shares may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

The heightened scrutiny over acquisition transactions by the PRC tax authorities may Iave a negative impact on our business operations, our acquisition or restructuring strategy or the value of your investment in us.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT in December 2009 with retroactive effect from January 1, 2008, where a nonresident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company (an “Indirect Transfer”), and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate of less than 12.5% or (ii) does not impose income tax on foreign income of its residents, the non-resident enterprise, being the transferor, must report to the competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

On March 28, 2011, the SAT released the SAT Public Notice (2011) No. 24 (“SAT Public Notice 24”), which became effective on April 1, 2011, to clarify several issues related to Circular 698. According to SAT Public Notice 24, the term “effective tax” refers to the effective tax on the gain derived from disposition of the equity interests of an overseas holding company; and the term “does not impose income tax” refers to the cases where the gain derived from disposition of the equity interests of an overseas holding company is not subject to income tax in the jurisdiction where the overseas holding company is a resident.

On February 3, 2015, the SAT issued (“SAT Circular 7”), which abolished certain provisions in SAT Circular 698, as well as certain other rules providing clarification on SAT Circular 698. SAT Circular 7 provided comprehensive guidelines relating to, and also heightened the PRC tax authorities’ scrutiny over, indirect transfers by a nonresident enterprise of PRC taxable assets. Under SAT Circular 7, the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC taxable assets, when a non-resident enterprise transfers PRC taxable assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC taxable assets, by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer oI PRC enterprise income taxes and without any other reasonable commercial purpose. However, SAT Circular 7 contains certain exemptions, including (i) where a non-resident enterprise derives income from the indirect transfer of PRC taxable assets by acquiring and selling shares of an overseas listed holding company which holds such PRC taxable assets on a public market; and (ii) where there is an indirect transfer of PRC taxable assets, but if the non-resident enterprise had directly held and disposed of such PRC taxable assets, the income from the transfer would have been exempted from enterprise income tax in the PRC under an applicable tax treaty or arrangement.

On October 17, 2017, the STA promulgated the Announcement on Matters Concerning Withholding and Payment of Income Tax of Non-resident Enterprises from Source (the “STA Circular 37”), which came into force and replaced the STA Circular 698 and certain other regulations on December 1, 2017 and partly amended on June 15, 2018. The STA Circular 37 does, among other things, simplify procedures of withholding and payment of income tax levied on non-resident enterprises.

We have conducted and may conduct acquisitions involving changes in corporate structures, and historically our shares were transferred by certain then shareholders to our current shareholders. We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing obligations on us or require us to provide assistance for the investigation of PRC tax authorities with respect thereto. Any PRC tax imposed on a transfer of our Shares or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in us.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental management of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiaries, thereby reducing our ability to fund and expand the business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on foreign investment entities (“FIEs”) in China, capital contributions to our PRC subsidiaries are subject to the filing with the Ministry of Commerce of the PRC (“MOFCOM”) or their respective local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or twice of their net worth. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations, our ability to use the proceeds of this offering, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand the business.

The process for sending the proceeds from this offering back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds” on page 46 of this prospectus, we may make additional capital contributions or loans to Hua Chen WFOE and our PRC subsidiaries. Any loans to Hua Chen WFOE or the PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand the business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand the business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Supervision over Foreign Exchange Settlement of Capital Accounts, (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB will not be provided as loans to its non-affiliated entities. As Circular 16 is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may supervise our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to invest in or acquire any other PRC companies through our PRC subsidiaries.

Acquisitions of Chinese companies by foreign investors may need a series of procedures, which could make it rather difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rule, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rule require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow the business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand the business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, Huachen Cayman is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Ordinary Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Ordinary Shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Increase in labor costs in PRC may affect the business and operations.

The current Labor Law of the PRC was first adopted on July 5, 1994 and subsequently amended on August 27, 2009 and December 29, 2018. The Labor Law of the PRC provides the restrictions on and increase of costs for dismissal of employees and establishes a system of guaranteed minimum wage. Over the past decade, as the Chinese economy has rapidly grown, the minimum wage standards have been increased. To the extent that we require some labor, higher labor costs could prevent us from being able to provide services efficiently and economically, which could have a negative impact on the operations. In addition, Chinese regulatory authorities have stepped up their enforcement and oversight of labor and social security, and if we are in breach of the rules, it will result in increased operating expenses.

We expect the labor costs, including wages and benefits, to continue to increase. Unless we are able to pass along these increased labor costs to our buyers by raising the prices of the products and services, our financial condition and results of operations will be materially adversely affected.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect the business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to the Business and Operations

Changes in the availability, quality and cost of key raw materials and other necessary supplies or services could have a material adverse effect on our business, financial condition and results of operations.

Raw material costs represent 74% and 60% of our total cost of revenues for the years ended December 31, 2023 and 2022, respectively. We are exposed to fluctuations in the prices of raw materials, transportation, and other necessary supplies or services due to factors beyond our control, such as policies, inflation, fluctuations in currency exchange rates, changes in weather, or changes in the supply and demand for such relevant raw materials, Prices of our key raw material products, such as high-strength steel, which we use in the structural and load-bearing components of our cubic parking equipment, continued to fluctuate. Therefore, it could result in higher costs for our principal business if prices of our key raw materials increase in the future. We may not be able to offset the price increases by increasing our product prices, in which case our margins would decline, and our financial condition and results of operations could be materially and adversely affected. In addition, if we significantly increase the prices of our products, we may lose our competitive advantage. This in turn could result in a loss of sales and customers. In either case, our business, financial condition, and results of operations could be materially and adversely affected.

We face risks of any interruptions or delays in the supply of raw materials.

We depend on the timely supply of raw materials, such as high-strength steel, to meet our production schedules. Any delays or interruptions in the supply of raw materials from our suppliers could adversely affect our ability to meet our contractual obligations to our customers. In addition, any natural or man-made disasters or other unexpected catastrophic events, including severe weather, fires, technical or mechanical failures, storms, explosions, earthquakes, strikes, terrorist activities, wars and outbreaks of epidemics, could disrupt our transportation channels, harm our suppliers’ operations and impede our ability to manufacture and deliver products to our customers on a timely basis.

We are exposed to risks associated with the transportation of the products we sell.

We load products from our warehouses and provide transportation service until our products are delivered to our customers. However, in the event of such an accident resulting in damage to the products we sell in transit, our ability to supply the products could be adversely affected. We may need rework and repair our products. The occurrence of any such event could also require us to make significant capital expenditures beyond those anticipated and delay product deliveries which may lead to customer claims. The sales we may lose or the increased costs we may incur as a result of such operational disruptions and delays in delivery may not be recoverable under existing policies, and long-term business interruptions may result in the loss of end customers. If any one or more of these risks were to occur, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Any quality problems associated with our products may result in loss of customers and sales, and we may face product liability claims if the problems are related to our products.

The success of our business depends on the continued delivery of quality and reliable products. We cannot assure you that our quality controls will be effective at all times, and we may face returns or cancellation of orders and customer complaints if the quality of any of our products deteriorates for any reason, or if consumers believe that our products do not deliver the claimed results.

In addition, if our products are defective or adversely affect the overall cause of consumer property damage or personal injury, we may be subject to product liability claims or product recalls that could cause financial and reputational harm. Even if we ultimately prevail, we may be required to incur substantial costs in defending such legal claims. In addition, consumers’ perception of our products and their willingness to purchase them may be adversely affected, regardless of whether the quality problems are related to us. Accordingly, any actual or known quality problems associated with our products could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our facilities and operations may require significant investment and upgrades.

Our facilities and operations may require significant investment and occasional upgrades due to depreciation or business growth, and our costs may increase as a result. If we are not successful in recovering such costs, our profitability may decline. In addition, the timely completion of upgrades as planned depends on a number of factors, including our ability to raise and maintain sufficient funds for such upgrades, the adequate supply of materials and equipment, and the ability to deliver on time. If the upgrade is not completed on time, our capacity will be temporarily limited and our business, financial condition, results of operations, and prospects may be further materially and adversely affected.

Our cubic parking equipment undergo annual inspections, and once these inspections are successfully completed, they are deemed sustainable for use without compulsory scrapping. However, certain component suppliers may fail to maintain their operations for such an extended duration. If our component suppliers fail to provide maintenance services after sale on a timely basis, our reputation, revenue, and growth could be adversely affected.

Our cubic parking equipment consists of a number of components, including a load-bearing structure, transportation and moving structure, transmission structure, electrical control system, safe operation monitoring system, fall prevention and foreign object protection system, overspeed monitoring system, remote management system, etc. After delivery, our cubic parking equipment would undergo annual inspections by China Special Equipment Inspection and Research Institute (“CSEI”).  Once the inspections are successfully completed, our products are deemed sustainable for use without compulsory scrapping. However, the component suppliers may fail to maintain their operations for an extended duration as the cubic parking equipment’s’ lifecycle we offered. Although we select multiple suppliers for a given component, we cannot guarantee our component suppliers will successfully maintain their operations for an extended period and provide maintenance services after sale on a timely basis. If the component suppliers fail to do so, our reputation, revenue, and growth could be adversely affected.

It is essential to meet certain conditions for the parking lots or garages before we install the cubic parking equipment. Failure to fulfill such conditions could delay equipment installation and project finalization and adversely impact our business revenue.

After manufacturing our cubic parking equipment, the equipment will be delivered to our customers’ designated parking lots or garages, and await installation. The installation process is contingent upon meeting specific conditions within the parking lots or garages, such as ground flatness and electricity supply, which are contractual responsibilities of our customers. However, unforeseeable circumstances such as delays in government approvals for construction projects, setbacks in parking lot/garage constructions, and occurrences such as natural disasters or pandemics may hinder our customers from fulfilling the necessary conditions for installation, resulting in delays in our project finalizations, and adversely impact our business revenue.

The Operating Subsidiaries face intense competition in the domestic cubic parking garage manufacturing industry, if the Operating Subsidiaries fail to compete effectively, the Operating Subsidiaries may lose market share. The performance, prospects, and results of operations will be materially and negatively impacted.

With the rapid increase in domestic cubic parking garage manufacturing companies, the market competition has become increasingly fierce. The growing demand for urban parking spaces has led to the entry of numerous enterprises into the cubic parking garage industry, especially in low-to-medium production areas with lower technological requirements and industry barriers. Meanwhile, many multinational corporations have also entered the Chinese market, capitalizing on their financial and technical advantages to seize the high-end domestic market, intensifying competition within the industry. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customers and completing more acquisitions. Competitors in the industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. If the Operating Subsidiaries are unable to compete effectively with the existing and future competitors at a reasonable cost, the business, prospects, and results of operations could be materially and negatively affected.

If the Operating Subsidiaries fail to improve our services to keep up with the rapidly changing demands, preferences, smart parking trends, or technologies in the smart parking industry, our revenue and growth could be adversely affected.

We consider the smart parking industry to be dynamic, as the Operating Subsidiaries face (i) constant changes in customers’ interests, preferences, and receptiveness over different smart parking garage designs, (ii) evolution of the needs of smart parking in response to shifts in their business needs and marketing strategies, and (iii) innovations in technologies developed in this industry. As a result, the Operating Subsidiaries’ success depends not only on their ability to offer creative of smart parking garage designs, deliver high-quality smart parking equipment, and provide efficient maintenance services, but also on their abilities to adapt to rapidly changing smart parking trends and technologies to enhance the quality of existing products and services and to develop and introduce advanced smart parking technologies and solutions to address customers’ changing demands.

Though the government has shown increased support for the parking industry, inadequate policy details, supervision, and industry access thresholds may result in disorderly management, potential market disruption, and reduced industry profitability due to increased entry of small-scale and non-standardized companies.

Despite increased government support for the parking industry in recent years, the policies and measures supporting the construction and operation of cubic parking garages by government agencies still need to be more detailed and comprehensive. Many policies need more effective supervision and implementation, resulting in a certain level of disorder in industry management. Moreover, regarding industry access thresholds, the increasing demand for parking equipment might lead to a situation where lower entry barriers attract a surge of small-scale and non-standardized companies. This influx could lead to market disruption, price wars, and detrimental competition, ultimately reducing industry profitability.

Higher parking fees in automated cubic parking garages due to construction and maintenance costs, elevated vacancy rates, and lenient penalties for illegal parking contribute to vehicle owners opting for illegal parking over cubic garages, hampering their operational growth.

Automated cubic parking garages generally charge higher parking fees than surface parking due to their construction and maintenance costs. Consequently, cubic garages experience elevated vacancy rates. Additionally, the lack of stringent penalties for illegal parking, primarily relying on manual evidence collection and ticketing, fosters a sense of impunity among many violators. The combined effect of these factors results in a scenario where many vehicle owners opt for illegal parking rather than using cubic parking garages. This phenomenon partially hampers the operational growth of public cubic parking garages.

The efforts and investments in technology development may not always produce the expected results.

The Operating Subsidiaries are continually developing and seeking to develop technologies that are closely related to virtual technology that will be used in the services. As of the date of this prospectus, the core research and development team consisted of a total of 11 employees. The research and development (“R&D”) team has been working on developing smart parking and maintenance apps, smart parking equipment, and parking equipment with new energy-charging functions. However, we cannot assure you that the future efforts to develop related technologies will be successful, in which case the products may lose their competitive edge.

In addition, we cannot assure you that the technologies the Operating Subsidiaries develop will be well accepted by customers, in which case the business, financial condition, results of operations and prospects may be materially and adversely affected.

The success of our business depends on the continuing efforts of the senior management and key employees of the Operating Subsidiaries.

The future success of our business is significantly dependent upon the continued service of the senior management and other key employees of the Operating Subsidiaries. If we lose their service, the Operating Subsidiaries may not be able to locate suitable or qualified replacements and may incur additional expenses to recruit and train new staff, which could severely disrupt the business and growth. The founder, Chief Executive Officer, Director and Chairman of the Board of the Company, Mr. Bin Lu, and other management members are critical to our vision, strategic direction, culture and overall business success. If there is any internal organizational structure change or change in responsibilities for the management or key personnel, or if one or more of the senior management members are unable or unwilling to continue in their present positions, the operation of the business and the business prospects may be adversely affected. The employees, including members of the management, may choose to pursue other opportunities. If the Operating Subsidiaries are unable to motivate or retain key employees, the business may be severely disrupted, and the prospects could suffer. In addition, although the Operating Subsidiaries have entered into confidentiality and non-competition agreements with our management, there is no assurance that the management members would not join the competitors or form a competing business. Suppose any dispute arises between the current or former officers and the Operating Subsidiaries. In that case, the Operating Subsidiaries may have to incur substantial costs and expenses in order to enforce such agreements in China or the Operating Subsidiaries may not be able to enforce them at all.

The Operating Subsidiaries are expanding fast. If the Operating Subsidiaries are unable to recruit, train and retain talents, the business may be materially and adversely affected.

The Operating Subsidiaries are expanding fast. Although the Operating Subsidiaries have adopted assembly line, the Operating Subsidiaries still face the risk of losing key talents in the future. We believe the future success depends on our continued ability to attract, develop, motivate, and retain qualified and skilled employees. Competition for personnel with expertise in virtual technology, digital marketing, and digital asset development is extremely intense in China. The Operating Subsidiaries may not be able to hire and retain these personnel at compensation levels consistent with the existing compensation and salary structure. Some of the companies with which the Operating Subsidiaries compete for experienced employees have greater resources than the Operating Subsidiaries have and may be able to offer more attractive terms of employment. In addition, the Operating Subsidiaries invest significant time and resources in training the employees, which increases their value to competitors who may seek to recruit them. If the Operating Subsidiaries fail to retain our employees, the Operating Subsidiaries could incur significant expenses in hiring and training new employees, and the ability to serve users and business partners could diminish, resulting in a material adverse effect on the business.

We expect fluctuations in our financial results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our share price and the value of your investment could decline.

Our results of operations have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, factors that may affect our results of operations include the following:

●	fluctuations in demand for our smart parking solution and cubic parking equipment;

●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand the operations and to remain competitive;

●	the ability to successfully expand our business and penetrate key demographics;

●	the ability to maintain operating margins, cash used in operating activities, and free cash flow;

●	adverse litigation judgments, settlements, or other litigation and dispute-related costs;

●	changes in the legislative or regulatory environment, including with respect to privacy and data protection, consumer protection, and user-uploaded content, or enforcement by government regulators, including fines, orders, or consent decrees;

●	fluctuations in currency exchange rates and changes in the proportion of our revenue, bookings and expenses denominated in foreign currencies;

●	fluctuations in the market values of our portfolio investments and interest rates or impairments of any assets on our balance sheet;

●	changes in our effective tax rate;

●	changes in accounting standards, policies, guidance, interpretations, or principles; and

●	changes in domestic and global business or macroeconomic conditions.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. If our results of operations fall below the expectations of investors and securities analysts who follow our securities, the price of our Ordinary Shares could decline substantially, and we could face costly lawsuits, including securities class action suits.

The business is highly dependent on the brand strength and reputation, and if the Operating Subsidiaries fail to maintain and enhance the brand and reputation, consumer recognition of and trust in the services could be materially and adversely affected.

The brand recognition and reputation of our “Huachen” brand and the successful maintenance and enhancement of the brand and reputation have contributed and will continue to contribute significantly to our success and growth.

The Operating Subsidiaries rely heavily on our brand strength and reputation in the promotion and sale of the services. We believe that consumers recognize the corporate brand and the product brands for the product quality and reliability. However, customer complaints and accidents in relation to the quality of services, including inappropriate behavior, intellectual property infringement or negative publicity, or media coverage, may damage the brand and reputation. Any negative claims against the Operating Subsidiaries, even if unethical or unsuccessful, could distract our management’s attention and other resources from our day-to-day business operations, adversely affecting the business, operations results, and financial condition. Negative media coverage and resulting negative publicity of the services could result in a material adverse effect on customers’ acceptance of and trust in the Operating Subsidiaries and the services.

Further, the competitors may fabricate complaints or negative publicity about the brand for the purpose of vicious competition. With the increased use of social networks, adverse publicity can be disseminated quickly and broadly, making it increasingly difficult for the Operating Subsidiaries to respond and mitigate effectively. In addition, adverse publicity regarding any regulatory or legal action against the Operating Subsidiaries could damage the reputation and brand image, undermine customers’ confidence and reduce long-term demand for the services, even if such regulatory or legal action is unfounded or insignificant to the business.

Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects. Our directors, management, shareholders and employees may also from time to time be subject to legal proceedings, which could adversely affect our reputation and results of operations.

Along with growth and expansion of our business, we may be involved in litigation, regulatory proceedings and other disputes arising in or outside the ordinary course of our business. In general, such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, and the probability and amount of liability, if any, may remain unknown for long periods of time. Given the uncertainty, complexity and scope of many of these litigation matters, their outcome generally cannot be predicted with any reasonable degree of certainty. Moreover, even if we eventually prevail in these matters, we could incur significant legal fees or suffer significant reputational harm, which may negatively affect our operating results if changes to our business operations are required. There may also be negative publicity associated with litigation that could decrease consumer acceptance of our product offerings, regardless of whether the allegations are valid or whether we are ultimately found liable. In addition, our directors, management, shareholders and employees may from time to time be subject to litigation, regulatory investigations, proceedings and/or negative publicity or otherwise face potential liability and expense in relation to commercial, labor, employment, securities or other matters, which could adversely affect our reputation and results of operations. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.

We may fail to protect the intellectual property of the Operating Subsidiaries.

We regard the software registrations, trademarks, patents, domain names, know-how, proprietary technologies, and similar intellectual property as critical to the success of the Operating Subsidiaries, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with the employees and others to protect the proprietary rights. See “Business — Intellectual Property.” Despite these measures, any of the intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect the intellectual property rights or to enforce the contractual rights. Furthermore, there can be no assurance that we will obtain such trademarks and any other trademarks that are crucial to the business in the future. Thus, we may be unable to prevent others from using such trademarks or suing us for infringement, or even unable to continue to use such trademarks in the business.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. If we resort to litigation to enforce the intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can also provide no assurance that we will prevail in such litigation. In addition, the trade secrets may be leaked or otherwise become available to, or be independently discovered by, the competitors.

We may be subject to intellectual property infringement claims.

We cannot be certain that the operations or any aspects of the business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by the services, products, or other aspects of the business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from the business and operations to defend against these claims, regardless of their merits.

The business is subject to risks generally associated with the smart parking industry.

Most of our revenue is currently derived from customers in the smart parking industry, and the Operating Subsidiaries rely to a significant extent on the health of the industry to maintain and increase our revenue. Accordingly, the Operating Subsidiaries are especially susceptible to market conditions and risks associated with the smart parking industry, including the popularity, customers’ preferences, and potential regulations, all of which are difficult to predict and are beyond our control.

In addition, economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession, and other macroeconomic conditions, including those resulting from COVID-19 and from geopolitical issues and uncertainty, could have a material adverse impact on the business and results of operations.

The Operating Subsidiaries may fail to make necessary or desirable strategic alliances, acquisitions, or investments, and we may not be able to achieve the benefits we expect from the alliances, acquisitions, or investments we make.

The Operating Subsidiaries may pursue selected strategic alliances and potential strategic acquisitions that are supplemental to the business and operations, including opportunities that can help further expand the product and service offerings and improve the technology system. However, strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance or default by counterparties, and increased expenses in establishing these new alliances, any of which may materially and adversely affect the business. In addition, the Operating Subsidiaries may have limited ability to control or monitor the actions of the strategic partners. To the extent a strategic partner suffers any negative publicity due to its business operations, the reputation of the Operating Subsidiaries may be negatively affected by the association with such a party.

The costs of identifying and consummating strategic acquisitions may be significant and subsequent integrations of newly acquired companies, businesses, assets, and technologies would require significant managerial and financial resources and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our growth and business operations. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, and exposure to potential unknown liabilities of the acquired business. The acquired businesses or assets may not generate the financial results we expect and may incur losses. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. If our portfolio does not perform as we expect, our results of operation and profitability may be adversely affected.

We may not be able to raise additional capital when desired, on favorable terms, or at all.

We need to make continued investments in facilities, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund the operations, take advantage of unanticipated opportunities, develop, or enhance our infrastructure or respond to competitive pressures could be significantly limited. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences, or privileges on par with or senior to those of existing shareholders.

If we fail to implement and maintain an effective system of internal controls to remediate our material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud.

Prior to this offering, we had been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the U.S. GAAP and the SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements and (ii) our lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Following the identification of the material weaknesses and control deficiencies, we have taken the following remedial measures: (i)  engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (ii) adopting directors’ resolutions to appoint independent directors, establish an audit committee, and strengthen corporate governance.

We plan to take additional remedial measures, including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; and (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We will be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as well as rules and regulations of the Nasdaq Stock Exchange after the completion of this offering. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required by Section 404 of the Sarbanes-Oxley Act to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F beginning with our annual report in our second annual report after becoming a public company. Prior to this offering, we were never required to test our internal controls within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to produce timely and accurate financial statements and may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If that were to happen, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could lead to a decline in the market price of our Ordinary Shares, and we could be subject to sanctions or investigations by SEC or other regulatory authorities. We may also be required to restate our financial statements for prior periods.

We may incur losses or experience disruption of the operations as a result of act of God, unforeseen or catastrophic events, including pandemics, terrorist attacks, or natural disasters.

The business could be materially and adversely affected by catastrophic events or other business continuity problems, such as natural or man-made disasters, pandemics such as COVID-19, fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, political unrest, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with customers and the relevant listing authorities. For example, epidemics threaten people’s lives and may adversely affect their livelihood as well as their living and consumption patterns. The occurrence of an epidemic is beyond our control, and we cannot assure you that the outbreak of coronavirus (including COVID-19), severe acute respiratory syndrome, the H5N1 strain of avian influenza, the H1N1 strain of swine flu, the Zika virus or any other epidemics or pandemics will not happen.

Any epidemic or pandemic occurring, such as the most recent outbreak of COVID-19, in the PRC, Hong Kong, Taiwan and Macau, or even in areas outside of the PRC, Hong Kong, Taiwan and Macau, may severely affect and restrict the level of economic activity as the government may impose regulatory administrative measures quarantining affected areas or other measures to control the outbreak of the disease, which in turn may adversely affect the business, financial condition and results of operations. Mainly due to the impact of the COVID-19 pandemic, the Operating Subsidiaries had no new cubic parking garage projects in 2022 and needed sufficient funds to maintain their daily operation. By the second half of 2022, the negative impact of the COVID-19 pandemic was waning. While the Company had no new projects in 2022, previously postponed projects were all accepted, and revenue was recognized in the second half of 2022. As a result, our revenue for the fiscal year 2022 increased by approximately 147.8% compared to the previous year, and we got a net profit of nearly $5.51 million. By 2023, the COVID-19 pandemic has had essentially no impact on the Company. However, we cannot assure you that our business will not be affected by an outbreak of COVID-19 in the future.

The headquarters of the Operating Subsidiaries are in the PRC, where most of our directors and management and all of our employees currently reside. Consequently, the Operating Subsidiaries are highly susceptible to factors adversely affecting China. A disaster or a disruption in the infrastructure that supports the businesses, a disruption involving electronic communications or other services used by us or third parties with whom the Operating Subsidiaries conduct business, or a disruption that directly affects our headquarter, could have a material adverse impact on the ability to continue to operate the business without interruption. The business could also be adversely affected if the employees are affected by pandemics. In addition, our results of operations could be adversely affected to the extent that any pandemic harms the Chinese economy in general. The incidence and severity of disasters or other business continuity problems are unpredictable, and the inability to timely and successfully recover could materially disrupt the businesses and cause material financial loss, regulatory actions, reputational harm, or legal liability.

Furthermore, the ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Hamas and other militant groups in the Middle East, have caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, the Middle East and the United States. The hostilities and sanctions resulting from those hostilities have adversely affected and could continue to adversely affect global financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia, Israel, or the adjoining geographic regions. However, we cannot predict the progress or outcome of the situation in Ukraine, or Israel, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn, have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Financial markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the COVID-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, Israel — Hamas conflict, civil unrest, fiscal or other economic policy of the PRC or other governments, and the timing and nature of any regulatory reform.

The Operating Subsidiaries’ businesses are geographically concentrated, which subjects it to greater risks from changes in local or regional conditions.

All of the Operating Subsidiaries’ current operations are located in China. Due to this geographic concentration, our financial condition and operating results are subject to greater risks from changes in general economic and other conditions in China, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;

●	changes in laws and regulations;

●	changes in the competitive environment; and

●	adverse weather conditions and natural disasters.

As a result of the geographic concentration of the Operating Subsidiaries’ businesses, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that China is more severely impacted by any such adverse condition, as compared to other countries.

We have limited insurance coverage, and any claims beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

We maintain insurance policies that are required under applicable laws and regulations as well as insurance based on our assessment of our operational needs and industry practice. However, our insurance coverage may be insufficient to cover any claim for product liability, damage to our fixed assets or employee injuries. Any liability or damage to, or caused by, our facilities or our personnel beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

We also expect that operating as a public company will make it more expensive for us to obtain director and officer liability insurance, since we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board of Directors, our board committees or as our executive officers. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may result in a substantial amount of payments, which would adversely affect our cash position and results of operations.

We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.

We are a comprehensive smart parking solutions and equipment structural parts provider. The revenue derived from cubic parking garage accounted for 23% and 81% of our total revenue for the years ended December 31, 2023 and 2022, respectively. The revenue derived from equipment structural parts accounted for 75% and 16% of our total revenue for the years ended December 31, 2023 and 2022, respectively. In 2023, the decelerating economic growth in China, overbuilding and overborrowing by property developers, and increased government regulations on borrowing caused challenging market conditions in the real estate and construction sectors, resulting in a contraction in real estate investment, new constructions by property developers, and construction project completion rate. Therefore, the demand for cubic parking garages in new real estate projects weakened, reducing the number of high-quality projects available for us to undertake. The Company decided to scale down the cubic parking garage business and expand the production and sales of equipment structural parts. Consequently, the revenue of cubic parking garage declined, and only 12 projects were completed in 2023, while the revenue of the equipment structural parts has increased greatly.

We intend to continue expanding our market presence in cubic parking garage, including in traditional parking lot renovation and parking lot operations. There is no assurance that any future plan can be successfully implemented as the successful execution could depend on several factors, including the availability of our operating funds, market demand, and regulatory changes, some of which are not within our control. Failure to successfully implement our future plans or to effectively manage costs may lead to a material adverse change in our operation or affect our ability to respond to market or industry changes, resulting in reduced financial performance. If the economic growth in China continue to decelerate and the contraction in real estate investment continues, we may not be able to expand our cubic parking garage business, which would adversely affect our cash position and results of operations.

Risks Related to Our Public Offering and Ownership of Our Ordinary Shares

Our CEO has control over key decision making as a result of his control of a majority of our voting shares.

Our Chief Executive Officer, Director and Chairman of the Board, Mr. Bin Lu, has voting rights with respect to an aggregate of 31,585 Ordinary Shares, representing 63.17% and 54.15% of the voting power of our issued and outstanding Ordinary Shares as of the date of this prospectus and immediately after the completion of this offering, assuming no exercise of the over-allotment option. As a result, Mr. Lu has the ability to control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale of all or substantially all of our assets. In addition, Mr. Lu has the ability to control the management and affairs of our Company due to his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Lu controls our Company at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member and officer, Mr. Lu owes a fiduciary duty to our Company and must act in good faith in a manner he reasonably believes to be in the best interests of our Company. Mr. Lu must also exercise his powers for a proper purpose. As a beneficial shareholder, even a controlling beneficial shareholder, Mr. Lu is entitled to vote his shares, and shares over which he has voting control as a result of voting agreements, in his own interests, which may not always be in the interests of our shareholders generally.

As a “controlled company” under the rules of the Nasdaq Global Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Global Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Global Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Global Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Ordinary Shares held by non-affiliates exceeds $700 million before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Huachen Cayman is a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a foreign private issuer and are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of certain requirements regarding corporate governance, or we may choose to comply with such requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board of Directors to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules also require shareholder approval for U.S. domestic issuers in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) issuance of 20% or more of our outstanding ordinary shares in transactions other than public offerings. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance after the completion of this offering. However, we may consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the Board of Directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Global Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We plan to list our Ordinary Shares on the Nasdaq. We cannot guarantee that we will meet the initial listing requirement and other rules of Nasdaq, or we will be successful in listing on Nasdaq. This offering is conditioned upon Nasdaq approval of listing. Even if our securities are listed on Nasdaq, we cannot assure you that our securities will continue to be listed on the Nasdaq. In addition, following this offering, to maintain our listing on the Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Global Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Ordinary Shares following our public offering. If you purchase our Ordinary Shares in our public offering, you may not be able to resell those shares at or above the public offering price. Further, an inactive trading market for our Ordinary Shares may also impair our ability to raise capital by selling our Ordinary Shares or enter into strategic partnerships and transactions by issuing our Ordinary Shares as consideration. If an active trading market for our Ordinary Shares does not develop, or is not sustained, you may not be able to sell your shares quickly or at the market price, or at all, and it may be difficult for you to sell your shares without depressing the market price for our Ordinary Shares. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or the competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from the business, and adversely affect the business.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above in “— The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of the business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm the business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of the business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the underwriter based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. 35,000,000 shares will be issued and outstanding immediately after this offering, if the firm commitment is completed and the underwriter do not exercise their over-allotment option and 35,750,000 shares if exercised in full. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the firm commitment offering and no exercise of the over-allotment option by the underwriter, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.42 or approximately 68.4% in the pro forma net tangible book value per share from the price per Ordinary Shares that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Global Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly. We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us, and the market price of our Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the U.S. Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. The competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that the competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases the competitiveness against such companies, our public listing could affect our results of operations.

We will grant share-based awards in the future. Exercise of the share options or restricted shares granted will increase the number of Ordinary Shares in circulation, which may adversely affect the market price of our Ordinary Shares.

On August 12, 2024, the Company adopted the 2024 Equity Incentive Plan, or the 2024 Plan, for the purpose of granting share based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours. The maximum aggregate number of Ordinary Shares we are authorized to issue pursuant to all awards under the 2024 Plan is 3,000,000. As of the date of this prospectus, no Ordinary Shares have been granted under the 2024 Plan. We may adopt other share incentive plans in the future that permits granting of share-based compensation awards to employees and directors, which will result in significant share-based compensation expenses to us.

Competition for highly skilled personnel is often intense and we may incur significant costs or not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, the business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

After deducting the Underwriting Discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $21,316,155 from this offering, based on the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, assuming the over-allotment option is not exercised.

Offering
Gross proceeds	$25,000,000
Underwriting Discounts(1)	$1,875,000
Underwriter’s non-accountable expense allowance (1% of gross proceeds)	$250,000
Other offering expenses (including Underwriter’s accountable expenses)	$1,558,845
Net proceeds	$21,316,155

(1)	We have agreed to pay an underwriting discount of (i) four and one half (4.5%) of the gross proceeds of the offering raised from investors that are introduced by the Company, and (ii) seven and one half (7.5%) of the gross proceeds of the offering raised from investors that are introduced directly or indirectly by the Representative. We have assumed that all gross proceeds are raised from investors that are introduced directly or indirectly by the Representative. See “Underwriting” starting on page 127 of this prospectus for more information regarding our arrangements with the underwriters.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow the business. We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	%
Contracting the managerial and operational rights of a new parking lot	45%
Development and upgrading of new AGVs and RGVs	25%
Recruitment for specialized technical and operational personnel	20%
Working capital and general corporate matters	10%

DIVIDEND POLICY

We do not have any plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of the business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the Board of Directors may deem relevant.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries. Dividend distributions from our PRC subsidiaries to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “PRC Regulation —Regulations on Foreign Currency Exchange” and “PRC Regulation — Regulations on Dividend Distribution.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the estimated Underwriting Discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.”

As of December 31, 2023

	Actual	As Adjusted (1)
	US$	US$
Current Liabilities:
Short-term bank loans	$10,702,133	10,702,133

Non-current Liabilities:
Long-term bank loan	3,627,972	3,627,972

Shareholders’ Equity:
Ordinary share, $0.00000125 par value, 200,000,000 shares authorized; 30,000,000 shares issued and outstanding (actual) and 35,000,000 shares issued and outstanding (as adjusted)	$38	44
Additional paid-in capital	3,462,427	24,778,576
Retained earnings	15,378,483	15,378,483
Statutory reserves	400,454	400,454
Accumulated other comprehensive loss	(4,530,735)	(4,530,735)
Total shareholders’ equity	$14,710,667	36,026,822
Non-controlling Interest	12,016,756	12,016,756
Total capitalization	$53,594,254	74,910,409

(1)	Reflects the sale of Ordinary Shares in this offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option) at an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated Underwriting Discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the Underwriting Discounts, non-accountable expense allowance, and other estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately $ .

(2)	The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

Assuming the over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Shares would increase (decrease) the pro forma as adjusted amount of total capitalization by $4.58 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting Underwriting Discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $4.58 million, assuming no change in the assumed initial public offering price per Ordinary Shares as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Shares and the pro forma net tangible book value per Ordinary Shares after the offering. Dilution results from the fact that the offering price per Ordinary Shares is substantially in excess of the book value per Ordinary Shares attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was approximately $0.89 per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of total Ordinary Shares outstanding.

We will have 35,000,000 Ordinary Shares issued and outstanding upon completion of the offering or 35,750,000 Ordinary Shares assuming the full exercise of the over-allotment option. Our post-offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be approximately $0.69 per Ordinary Share. This would result in dilution to investors in this offering of approximately $3.42 per Ordinary Shares or approximately 68.4% from the assumed offering price of $5.00 per Ordinary Shares, the midpoint of the price range on the cover page. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $0.69 per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Shares after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Ordinary Shares” for more details.

	Offering Without Over- Allotment	Offering With Over- Allotment
Assumed offering price per Ordinary Shares	$5.00	$5.00
Net tangible book value per Ordinary Share before the offering	$0.89	$0.89
Increase per Ordinary Share attributable to payments by new investors	$0.61	$0.69
Pro forma net tangible book value per Ordinary Share after the offering	$1.50	$1.58
Dilution per Ordinary Shares to new investors	$3.50	$3.42

Assuming the over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2024 after this offering by approximately $0.13 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.87 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the Underwriting Discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the underwriters and the estimated offering expenses payable by us.

	Shares Purchased (assuming no exercise of the over-allotment option)		Total Consideration		Average Price
	Amount	Percent	Amount (2)	Percent	Per Share
FIRM COMMITMENT OFFERING
Existing shareholders (1)	30,000,000	85.71%	$-	-%	$-
New investors	5,000,000	14.29%	$25,000,000	100.00%	$5.00
Total	35,000,000	100.00%	$25,000,000	100.00%	$0.71

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this registration statement.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a forward split of our Ordinary Shares at a ratio of 1-for-800 and the cancellation of certain authorized but unissued Ordinary Shares and diminution of the Company’s authorized share capital to $250 divided into 200,000,000 shares of a par value of $0.00000125, approved by our shareholders on August 12, 2024, and a surrender of 10,000,000 Ordinary Shares, approved by our board of directors on August 12, 2024.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in the section entitled “Business,” “Risk Factors” and elsewhere in this registration statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

Huachen Cayman was established under the laws of Cayman Islands as a holding company. Our main business operations are conducted through our Operating Subsidiaries in China.

We are a comprehensive smart parking solutions and equipment structural parts provider and conduct all our operations through our Operating Subsidiaries in China. The Operating Subsidiaries provide customized parking solutions to optimize efficiency in limited parking spaces, covering smart cubic parking garage design, cubic parking equipment manufacturing, sales, installation, and maintenance. To cater the customers’ different parking needs, the Operating Subsidiaries manufacture and offer various cubic parking garage products by employing various working principles, such as lifting and shifting, convenient lifting, vertical circulation, vertical lifting, plane moving, alley stacking, multi-layer cycle, horizontal cycle, and car lift. Additionally, the Operating Subsidiaries also offer repair, design and maintenance services to ensure the continued functionality of our parking solutions. Customers for comprehensive parking solutions are government departments, hospitals, property management companies, real estate companies, institutions, residential communities, and other businesses with parking lots or garages. With the production qualification and market presence, the Operating Subsidiaries’ smart parking system addresses parking challenges in urban areas in China experiencing rapid development.

The Operating Subsidiaries also offer equipment structural parts, including (i) product structural parts, (ii) garage structural parts, (iii) materials such as customized steel and load-bearing steel plates for cubic parking equipment, and (iv) railroad accessories. Customers of equipment structural parts are industrial manufacturing companies, such as producers of mining haulers, industrial conveyors, railroad tracks, and other products.

For the years ended December 31, 2023 and 2022, our revenues were approximately $34.3 million and $20.96 million, respectively. For the years ended December 31, 2023 and 2022, we had net income of approximately $2.02 million and approximately $5.5 million, respectively.

Reorganization

For the purpose of this offering and listing on the Nasdaq Global Market, a reorganization of our legal structure was completed. The reorganization involved the incorporation of the Company’s wholly-owned subsidiary — Hua Chen Intelligent Technology Co. Limited (“Huachen HK”) and Huachen HK’s wholly-owned subsidiary — Huachen AI Technology (Zhejiang) Co., Ltd. (“Hua Chen WFOE”). Zhejiang Huachen Technology Co., Ltd. (“Zhejiang Hua Chen Tech”) is owned by Hua Chen WFOE. Zhejiang Hua Chen Tech and its subsidiaries specialized in the design, manufacture, sales, installation and maintenance of smart cubic parking equipment in China.

The following diagram illustrates the corporate structure as of the date of this prospectus and upon completion of this offering:

Key Factors that Affect Operating Results

The growth and future success of the business depends on many factors. While each of these factors presents significant opportunities for the business, they also present challenges. We must meet these challenges to sustain our growth and improve our operating results.

Ability to develop new products to meet the increasing needs of existing customers

The smart cubic parking systems developed by the Operating Subsidiaries encompass a variety of tower type, storage type, lifting and transverse movement type, simple lifting type, roadway stacking type, multi-layer circulation type. The Company’s smart cubic parking systems address the growing challenge of parking scarcity in urban area. As cities continue to expand rapidly, the demand for smarter and more space-efficient parking solutions is intensifying. To meet this demand, the Operating Subsidiaries are continuously developing technologies that enhance parking management and optimization. Leveraging 5G+ artificial intelligence, the Operating Subsidiaries aim to improve the accuracy of fault prediction and monitoring systems while streamlining unattended remote management operations.  The ability to pioneer new parking solutions will have a substantial impact on the operational performance.

Ability to develop new customers

The current smart parking solutions of the Operating Subsidiaries are primarily utilized in residential communities, office buildings, and certain social public parking lots. The business operations are predominantly concentrated in East and Central China, encompassing cities like Shanghai, Wuhan, and Zhengzhou. To propel business growth, the Operating Subsidiaries must strategically expand the product applications into new domains, including hospitals, schools, and government procurement initiatives. Additionally, the Operating Subsidiaries aim to broaden the BOT (Build, Operate, Transfer) mode and introduce smart parking solutions such as plane mobility and vertical lifting systems. Aligning ourselves with new region development in the central provinces will further enhance the market presence.

Ability to attract top technical talents

The products rely on advanced technology, demanding collaboration among IT, electrical, and mechanical modules. This intricate interplay necessitates a highly skilled workforce comprising talents in these fields. The Operating Subsidiaries have a distinguished team of technical quality control and R&D technical personnel, having obtained 26 utility models and 39 software copyrights. These advanced technologies make the products very competitive. Retaining the existing elite team and attracting more outstanding talents has become paramount to the success of the Operating Subsidiaries. The ability to attract talent has also become a critical factor affecting our company’s operating results.

Ability to control costs and expenses

The production costs, including raw materials, direct labor and related production expenses, have a direct impact on our profitability. The raw materials used to produce the products are susceptible to price fluctuations and inflationary pressures. The success of the Operating Subsidiaries depends in part on the ability to mitigate the risk of these cost increases in a variety of ways while maintaining and improving margins and market share. In addition, the research and development expenses, including salary and benefits expenses, also have a direct impact on the profitability. The ability to improve employee productivity impacts our profitability. If the Operating Subsidiaries incur higher-than-anticipated costs in compensating suppliers and employees, the profits may be adversely affected. If the Operating Subsidiaries fail to take steps to control costs and improve the efficiency of the operations over time, the profitability will be negatively impacted.

Impact of the COVID-19 Pandemic on the Operations and Financial Performance

The COVID-19 pandemic has had a significant impact on the global economy since 2020, causing disruptions in supply chains, market performance, inflation, and recession.

The parking industry, encompassing both equipment manufacturing and management companies, has faced significant disruptions due to the pandemic. The substantial delays in work schedules have hindered normal production, leading to a decline in order volumes for equipment manufacturers. With travel at a near standstill, parking revenue has plummeted, and some cities have implemented fee reductions, further exacerbating the impact on parking income. Despite reduced traffic levels, parking operations still require manpower, resulting in labor costs remaining relatively stable despite declining revenue. This combination of factors has negatively impacted corporate profits across the industry. In 2021, we experienced financial losses.

While the pandemic has presented significant challenges for the parking industry, it has also opened up new opportunities. The pandemic has greatly changed people daily travel methods. Self-driving travel is expected to lead to a surge in private car ownership, further amplifying the existing parking deficit. This heightened demand for parking facilities will accelerating the growth in parking demand. Moreover, the pandemic has accelerated the need for industry-wide upgrades. Unattended parking has become an urgent necessity. Parking management cloud platforms have also become a focal point for monitoring the operation and maintenance of the parking lots and garages. This makes the products more competitive.

Mainly due to the impact of the COVID-19 pandemic, the Operating Subsidiaries had no new cubic parking garage projects in 2022 and needed sufficient funds to maintain their daily operation. By the second half of 2022, the negative impact of the COVID-19 pandemic was waning. While the Company had no new projects in 2022, previously postponed projects were all accepted, and revenue was recognized in the second half of 2022. As a result, our revenue for the fiscal year 2022 increased by approximately 147.8% compared to the previous year, and we got a net profit of nearly $5.51 million. By 2023, the COVID-19 pandemic has had essentially no impact on the Company. However, we cannot assure you that our business will not be affected by an outbreak of COVID-19 in the future.

In 2023, the Company increased its investment in fixed assets by $2.5 million to enhance our infrastructure and support long-term growth. Despite these efforts, we continue to face challenges in maintaining sufficient liquidity to fund daily operations. In 2023, the Company made business adjustments, and the revenue of structural steel components increased. Compared to 2022, the Company’s revenue in 2023 increased by 63.6%. The gross profit of structural steel components is lower than that of the cubic parking garage business. As a result, we got a net profit of nearly $2.02 million, a 63.4% decrease from 2022.

Key Performance Indicators

We review the following indicators to measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. The following table summarizes the key performance indicators that we use to evaluate our business for the years ended December 31, 2023 and 2022.

	For the Years Ended
	December 31,			%
	2023	2022	Change	Change
REVENUE	34,279,022	20,955,188	13,323,834	64%

COST OF REVENUE	28,072,748	12,377,970	15,694,778	127%

GROSS PROFIT	6,206,274	8,577,218	(2,370,944)	(28)%

OPERATING EXPENSES	3,608,181	2,203,701	1,404,480	64%

GROSS PROFIT MARGIN	18%	41%	(23)%	(56)%

Revenue

Our revenues in the years 2023 and 2022 were primarily derived from cubic parking garage, equipment structural parts, and repair and maintenance service. The revenue derived from cubic parking garage accounted for 23% and 81% of our total revenue for the years ended December 31, 2023 and 2022, respectively. The revenue derived from equipment structural parts accounted for 75% and 16% of our total revenue for the years ended December 31, 2023 and 2022, respectively. The revenue derived from repair and maintenance service accounted for 2% and 3% of our total revenue for the years ended December 31, 2023 and 2022, respectively.

Our revenue in 2023 increased by $13.3 million over 2022, a 64% increase. The main reason is that the income of the equipment structural parts has increased greatly. In 2023, the decelerating economic growth in China, overbuilding and overborrowing by property developers, and increased government regulations on borrowing caused challenging market conditions in the real estate and construction sectors, resulting in a contraction in real estate investment, new constructions by property developers, and construction project completion rate. Therefore, the demand for cubic parking garages in new real estate projects weakened, reducing the number of high-quality projects available for us to undertake. The Company decided to scale down the cubic parking garage business and expand the production and sales of equipment structural parts. Consequently, the revenue of cubic parking garage declined, and only 12 projects were completed in 2023, while the revenue of the equipment structural parts has increased greatly.

We do not expect the business shift to be permanent. With the continuous increase in the number of private vehicles in China, the shortage of parking spaces in first- and second-tier cities is expected to persist for the long term. We plan to gradually expand our market presence in cubic parking garage, including in traditional parking lot renovation and parking lot operations. We believe parking lots have strong anti-cyclical properties and can generate stable cash flows over the long term. However, the pace of expanding these projects may vary and will depend on several factors, including the availability of our operating funds, market demand, and regulatory changes. The expansion progress might be influenced by the substantial initial investments required for these projects and the adequacy of our operating capital. See “Risk Factors – Risks Related to the Business and Operations - We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.”

Cost of Revenue

Our costs are mainly composed of production costs (direct materials, manufacturing expenses, commissioned processing, etc.), inspection and acceptance, and maintenance labor costs. In the cubic parking garage business, our costs are the direct material and manufacturing expenses incurred in the construction of the parking garage, and some of the costs of commissioned processing. Between the completion of the garage construction and the formal acceptance, there is also the cost of inspection. In the equipment structural parts business, our costs are the steel materials and manufacturing expenses incurred in the production of structural parts. In the maintenance business, our costs are mainly the labor costs of providing maintenance services.

Our overall cost of revenue increased by $15.7 million, or 127%, from the year ended December 31, 2022 to the year ended December 31, 2023. The reason for the significant increase in costs is the sharp increase in revenue.

Gross Profit and Gross Margin

Our gross profit is calculated as revenue less cost of revenue and our gross margin is the computation of gross profit as a percentage of revenue. This Company’s overall gross profit margin decreased by 23%, from the year ended December 31, 2022 to the year ended December 31, 2023. Separately, in the cubic parking garage business, the decrease in gross profit margin was mainly due to losses on two projects during 2023, which were attributable to excessive rework on the projects and additional material inputs, resulting in losses. Excluding the loss projects, the gross profit margin would have been 35.1%. In the equipment structural parts business, the Company has taken the initiative to reduce the gross profit margin of its products in order to expand its sales. Compared to 2022, the gross margin for the equipment structural parts decreased by 11% in 2023.

Operating Expenses

	For the Years Ended
	December 31,			%
	2023	2022	Change	Change
OPERATING EXPENSES
Selling	159,303	192,854	(33,551)	(17)%
General and administrative	3,448,878	2,010,847	1,438,031	72%

Total operating expenses	3,608,181	2,203,701	1,404,480	64%

Our operating expenses consist of selling expenses, general and administrative expenses, and research and development expenses are contained in the general and administrative expenses. Operating expenses increased by approximately $1.4 million, or 64%, from approximately $2.2 million for the year ended December 31, 2022 to approximately $3.6 million for the year ended December 31, 2023.

	For the Years Ended
	December 31,
	2023	2022
REVENUE	34,279,022	20,955,188

SELLING EXPENSES	159,303	192,854
%	0.46%	0.92%

Our selling expenses primarily include salaries and welfare benefit expenses paid to our sales personnel, advertising expenses to increase our brand awareness, shipping and delivery expenses, expenses incurred for export and custom clearance, our business travel, meals and other sales promotion and marketing activities related expenses. Our selling expenses accounted for 0.46% and 0.92% of our total revenue for the fiscal years ended December 31, 2023 and 2022, respectively. We expect that our overall selling expenses, including but not limited to, advertising expenses, brand promotion expenses and salaries, will increase in the foreseeable future if our business further grows.

	For the Years Ended
	December 31,
	2023	2022
REVENUE	34,279,022	20,955,188

GENERAL AND ADMINISTRATIVE EXPENSES	3,448,878	2,010,847
%	10%	10%

Our general and administrative expenses (R&D expenses are not included) primarily consist of employee salaries, welfare and insurance expenses, depreciation, bad debt reserve expenses, office supply and utility expenses, business travel and meal expenses and professional service expenses. General and administrative expenses were 10% and 10% of our revenue for the fiscal years ended December 31, 2023 and 2022, respectively. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting expenses, to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase as we become a public company upon the completion of this offering.

	For the Years Ended
	December 31,
	2023	2022
REVENUE	34,279,022	20,955,188

R&D Expenses	457,523	434,914
%	1%	2%

Our research and development expenses primarily consist of salaries, welfare and insurance expenses paid to our employees involved in the research and development activities, materials and supplies used in the development and testing new products, depreciation and other miscellaneous expenses. Research and development expenses were 1% and 2% of our revenue for the fiscal years ended December 31, 2023 and 2022, respectively. As we continue to develop new products and diversify the product offerings to satisfy customer demand, we expect our research and development expenses to continue to increase in the foreseeable future.

	For the Years Ended
	December 31,			%
	2023	2022	Change	Change
Interest income	41,457	4,912	36,545	744%

Interest expense	(857,114)	(927,527)	70,413	(8)%

Other income, net	234,884	59,626	175,258	294%

Total other expense, net	(580,773)	(862,989)	282,216	(33)%

Other income(expenses).net

Other income(expenses), net primarily consists of government subsidy income, interest income, interest expense and net other income. Total other expense, net was approximately $(0.58) million in the year ended December 31, 2023, representing an increase of $0.28 million, or approximately (33)%, as compared to approximately $(0.86) million in the year ended December 31, 2022. The decrease in other income(expenses), net was due to interest expense decreased by approximately $0.07 million and interest income increased by approximately $0.04 million as a result of decreased average loan balances due to new bank loans obtained.

	For the Years Ended
	December 31,
	2023	2022	Change
Provision for Income Taxes	1,220	1,806	(586)
Net Income	2,016,100	5,508,722	(3,492,622)
Other comprehensive loss	(1,770,360)	(2,452,533)	682,173

Provision for Income Taxes

Income taxes provision was $1,220 in the year ended December 31, 2023, compared to an income taxes provision of $1,806 for the year ended December 31, 2022. According to PRC tax regulations, 100% of current year R&D expense approved by the local tax authority may be deducted from tax income for the years ended December 31, 2023 and 2022. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. However, Shanghai TD Installation, the Company’s main operating subsidiary in PRC, obtained the “high-tech enterprise” tax status, which reduced its statutory income tax rate to 15%.

Net Income

As a result of the foregoing, net income decreased by approximately $3.49 million, to approximately $2.02 million for the year ended December 31, 2023, from net income approximately $5.5 million for the year ended December 31, 2022.

Other comprehensive income

Foreign currency translation adjustments amounted to a loss of approximately $1.77 million and a loss of approximately $2.45 million for the years ended December 31, 2023 and 2022, respectively. The balance sheet amounts with the exception of equity as of December 31, 2023 were translated at RMB 7.0827 to USD 1.00 as compared to RMB 6.8972 to USD 1.00 as of December 31, 2022. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the years ended December 31, 2023 and 2022 were RMB 7.0467 to USD 1.00 and RMB 6.7290 to USD 1.00, respectively.

Liquidity and Capital Resources

We fund our operations primarily through operating cash flow and, where necessary, bank loans. We plan to support our future operations primarily from cash flows from operating activities and cash on hand.

Almost all of our business is conducted in China, and all of our income, expenses, cash and cash equivalents are denominated in RMB, which is not freely convertible into foreign currency. All foreign exchange transactions are conducted through People’s Bank of China or other banks authorized to buy and sell foreign exchange at the People’s Bank of China published exchange rate. When People’s Bank of China or other regulatory authorities approve foreign currency payments, payment application forms, supplier invoices, shipping documents, and signed contracts are required. These foreign exchange control procedures imposed by the Chinese government authorities may limit the ability of our PRC operating entities to transfer their net assets to us through loans, advances or cash dividends. In addition, as an offshore holding company with a Chinese entity, we can only transfer funds to or fund our Chinese operating entity through loans or capital contributions. Any capital contributions or loans we make to operating entities in China, including proceeds from this offering, are subject to PRC regulations and approvals.

In assessing our liquidity, we monitor and analyze our cash on hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. As of December 31, 2023, we had cash and restricted cash of approximately $0.5 million. Our current assets were approximately $41.24 million, and our current liabilities were approximately $21.39 million, which resulted in a working capital of $19.85 million. Our operating cash outflow was $2.5 million for the year ended December 31, 2023. Historically, our working capital comes primarily from operations, bank loans, customer advances and shareholder contributions. Our working capital are affected by operational efficiency, the number and dollar value of revenue contracts, the progress or execution of customer contracts, and the timing of accounts receivable collection. Our management believes that current levels of cash and operating cash flow will be sufficient to meet our anticipated cash requirements for at least the next 12 months as of the date of this report. However, we may require additional cash resources if we experience changing business conditions or other developments, and we may also require additional cash resources if we wish to pursue opportunities for investments, acquisitions, strategic partnerships or other similar actions. If we determine that our cash needs exceed the amount of cash we have on hand, we may seek to issue debt or equity securities or obtain credit facilities.

The following summarizes the key components of our cash flows for the years ended December 31, 2023 and 2022.

	For the Years Ended
	December 31,
	2023	2022
Net cash used in operating activities	(2,465,652)	(860,839)
Net cash used in investing activities	(916,453)	(440,657)
Net cash provided by financing activities	1,951,254	2,934,432
Effect of exchange rate change on cash and restricted cash	(197,272)	(83,704)
Net increase (decrease) in cash and restricted cash	(1,628,124)	1,549,232

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$2,016,100	$5,508,722
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	655,345	215,882
Amortization of intangible assets	207,870	229,102
Allowance for bad debt	493,221	434,030
Changes in operating assets and liabilities:
Accounts receivable	(4,742,915)	(8,005,945)
Other receivables	2,990,885	1,828,120
Other receivables – related parties	(1,796,567)	88,916
Inventories	(10,557)	6,062,566
Prepayments	(5,580,272)	5,611,790
Accounts payables	2,811,971	106,369
Accrued liabilities and other payables	423,900	(5,221,628)
Lease liability	(88,073)	(189,934)
Contract liabilities	(610,845)	(9,497,494)
Taxes payable	764,285	1,968,666
Net cash used in operating activities	(2,465,652)	(860,839)

Operating Activities

Net cash used in operating activities was $2,465,652 for the ended December 31, 2023, mainly derived from a net income of $2,016,100 for the period, and net changes in our operating assets and liabilities, which mainly included an increase in accounts receivable balance of $4,742,915 mainly due to the fact that Zhejiang Huachen Technology’s accounts receivable increased significantly in 2023. Higher prepayments also resulted in higher net cash used in operating activities. The increase was partially offset by a decrease in other receivables of $2,990,885 and an increased in accounts payable of $2,811,971. Other receivables of Shanghai TD Manufacturing decreased significantly in 2023. Accounts payable of Zhejiang Huachen Technology and Zhejiang TD Parking increased significantly.

Net cash used in operating activities was $860,839 for the ended December 31, 2022, mainly derived from a net income of $5,508,722 for the period, and net changes in our operating assets and liabilities, which mainly included an increase in accounts receivable balance of $6,968,973 mainly due to the fact that Shanghai TD Manufacturing recognized revenue from 20 projects in 2022 due to acceptance of completion. As a result, the accounts receivable increased significantly in 2022. Lower other payables and contractual liabilities also resulted in higher net cash used in operating activities. The increase was partially offset by a decrease in inventories of $6,772,128 because previous projects accepted in 2022 exhausted the inventory purchased in previous years, approximately 8.89 million, and new projects were not accepted in 2022, resulting in no new inventory purchased. The decrease in prepayments also partially offset the increase in net cash used in operating activities.

	For the Years Ended December 31,
	2023	2022
Cash flows from investing activities:
Purchase of plant and equipment	(902,263)	(194,571)
Purchase of construction in progress	(14,190)	(246,086)
Net cash used in investing activities	(916,453)	(440,657)

Investing Activities

Net cash used in investing activities were approximately $0.92 million and used in $0.44 million for the years ended December 31, 2023 and 2022, respectively. Cash used in investing activities was due to construction in progress of approximately $0.01 million and purchase of plant and equipment of approximately $0.9 million during the year ended December 31, 2023. Cash used in investing activities was due to construction in progress of approximately $0.25 million and Purchase of plant and equipment of approximately $0.19 million during the year ended December 31, 2022. Cash used in investment activities in 2023 were significantly higher than 2022. In 2023, the Company purchased a new batch of equipment.

	For the Years Ended December 31,
	2023	2022
Cash flows from financing activity:
Proceeds from short-term bank loans	1,951,254	2,934,432
Net cash provided by financing activity	1,951,254	2,934,432

Financing Activities

Net cash provided by financing activities was approximately $1.95 million for the year ended December 31, 2023, proceeds from a short-term bank loan of approximately $1.95 million. Net cash provided by financing activities was approximately $2.93 million for the year ended December 31, 2022, proceeds from a short-term bank loan of approximately $2.93 million. Cash provided by financing activities in 2023 were lower than 2022. In 2023, the Company repaid part of the bank loan.

Contractual obligations

As of December 31, 2023, our contractual obligations were as follows:

Contractual obligations	Total	1 year	1-2 years	2-3 years	3-4 years	4-5 years
Short-term bank loans (1)	$10,702,133	$10,702,133	-	-	-	-
Long-term bank loans (2)	$3,627,972	-	-	$3,627,972	-	$-
Total	$14,330,105	$10,702,133	-	$3,627,972	-	$-

(1)	On September 7, 2022 and September 7, 2023, Shanghai TD Manufacturing signed two loan agreements with Beijing Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of September 6, 2023 and September 7, 2024. The benchmark interest rate is the fixed interest of the loan.

On August 25, 2022 and August 16, 2023, Zhejiang TD Parking signed two loan agreements with ABC Bank of China to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of August 22, 2023 and August 14, 2024. The benchmark interest rate is the fixed interest of the loan.

On May 25, 2022 and May 25, 2023, Zhejiang TD Parking signed two loan agreements with Zhejiang Rural Commercial Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of May 24, 2023 and May 24, 2024. The benchmark interest rate is the fixed interest of the loan.

On July 22, 2021, Zhejiang TD Parking signed a loan agreement with Jiaxing Bank to borrow RMB 875,000 (approximately $0.14 million) as working capital for two years, with a maturity date of January 20, 2023. The loan had a fixed interest rate of 6% per annum.

On June 29, 2023, July 26, 2023, July 27, 2023, July 27, 2023, and December 28, 2023, Zhejiang TD Parking signed five loan agreements with Jiaxing Bank to borrow RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), and RMB 2.5 million (approximately $0.35 million) as working capital for a year, with a maturity date of June 28, 2024, July 25, 2024, July 26, 2024, July 26, 2024, and September 6, 2024. The benchmark interest rate is the fixed interest of the loan.

On June 1, 2022 and April 14, 2023, Zhejiang TD Parking signed two loan agreements with Zhejiang Mingtai Commercial Bank to borrow RMB 9.3 million (approximately $1.35 million) and RMB 9.3 million (approximately $1.31 million) as working capital for one year and two years, with a maturity date of April 1, 2023 and April 10, 2025. The benchmark interest rate is the fixed interest of the loan.

On June 25, 2023, Zhejiang Hua Chen Tech signed a loan agreement with Jiaxing Bank to borrow RMB 10 million (approximately $1.41 million) as working capital for one year, with a maturity date of June 25, 2024. The loan had a fixed interest rate of 6.5% per annum. On June 28, 2023, Zhejiang Hua Chen Tech signed a loan agreement with Zhejiang Rural Commercial Bank to borrow RMB 10 million (approximately $1.41 million) as working capital for one year, with a maturity date of June 27, 2024. The loan had a fixed interest rate of 5.5% per annum.

On January19, 2022 and March 30, 2023, Shanghai TD Manufacturing signed two loan agreements with Shanghai Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 4 million (approximately $0.56 million) as working capital for one year, with a maturity date of January 18, 2023 and March 27, 2024. The benchmark interest rate is the fixed interest of the loan.

On July 5, 2022, Shanghai TD Manufacturing signed a loan agreement with Pufa Bank to borrow RMB 9 million (approximately $1.3 million) as working capital for one year, with a maturity date of July 4, 2023. The benchmark interest rate is the fixed interest of the loan.

On August 31, 2023, Shanghai TD Manufacturing signed a loan agreement with China Construction Bank to borrow RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of August 31, 2024. The benchmark interest rate is the fixed interest of the loan.

(2)	On October 20, 2021, Zhejiang TD Parking signed a loan agreement with Jiaxing Bank to obtain a five-year loan of RMB 35 million (approximately $5.49 million). The loan bears an interest rate at 6.2%. The enterprise used the construction in progress and the right to the use of the land as collateral, valued at RMB 81,635,100.

On October 28, 2022, Zhejiang TD Parking signed a car loan agreement to obtain a three-year loan of RMB 1.23 million (approximately $0.18 million).

The collateral is the factory building from Zhejiang TD Parking. The address is No. 1018, Haihe Road, Dushangang Town, Pinghu City, Zhejiang Province. The land use right area is 28,278m². The building construction area is 61,102m². The right to use land expires on April 1, 2068. The main buildings include the main production plant of 56,040m², the factory office building of 4,452m², and the smart cubic garage R&D exhibition building of 514m², the front door bathroom is 57m² and the back door bathroom is 39m².

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the years ended December 31, 2023 and 2022 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Disclosure pertaining to Russia’s invasion of Ukraine

Russia recently invaded Ukraine with Belarus complicit in the invasion. The conflict between these two countries is ongoing.

We do not have any direct or indirect exposure to Ukraine, Belarus or Russia, through our operations, employee base or any investments in any of these countries. In addition, our securities are not traded on any stock exchanges in these three countries. We do not believe that the sanction levied against Russia or Belarus or individuals and entities associated with these two countries will have a material impact on our operations or business, if any.

We do not believe that we have any direct or indirect reliance on goods sourced from Russia, Ukraine or Belarus or countries that are supportive of Russia.

We provide customized parking solutions covering smart cubic parking garage design, cubic parking equipment manufacturing, sales, installation, and maintenance to customers in China. The cubic parking equipment operating devices are not connected to the internet, and we do not collect date from the internet in our ordinary business. As of the date of this prospectus, we believe the Operating Subsidiaries are not subject to cybersecurity risks and we have not seen any risk of cybersecurity attacks emanating from Russia, Ukraine, Belarus, or any other country.

The impact of the invasion by Russia of Ukraine has increased volatility in trading prices and commodities throughout the world, to date, we have not seen a material impact on our operations, however, a prolonged conflict may impact on consumer spending, in general, which could have an adverse impact on our business.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The Operating Subsidiaries have not experienced, and do not expect to experience, any seasonal fluctuations in the results of operations.

Critical Accounting Policies and Estimates

Uses of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the unaudited condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and inventories, useful lives of property, plant and equipment and land use right, the recoverability of long-lived assets, and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalents

We consider cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution.

Lease

Effective May 1, 2019, we adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. We also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as we do not have reasonable certainty at lease inception that these options will be exercised. We generally consider the economic life of our operating lease ROU assets to be comparable to the useful life of similarly owned assets. We have elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Our leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of December 31, 2023 and 2022, there were approximately $0.12 million and $0.01 million right of use (“ROU”) assets and approximately $0.19 million and $0.02 million lease liabilities respectively based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that 6.2% was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over net realizable value of each item of inventories is recognized in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Revenue recognition

We generate our revenues primarily through sales of products. We early adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach. The adoption of this standard did not have a material impact on our unaudited condensed consolidated financial statements. Therefore, no adjustments to opening retained earnings were necessary.

ASC 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way we record our revenue.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2023 and 2022. As of December 31, 2023, the tax years ended December 31, 2015 through December 31, 2023 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Recently Issued Accounting Pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08), which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. The new amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments should be applied prospectively to business combinations occurring on or after the effective date of the amendments, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on the consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after 15 December 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This ASU requires additional quantitative and qualitative income tax disclosure to enable financial statements users better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. This ASU is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

INDUSTRY

Overview

The Operating Subsidiaries operate in the smart parking industry in China. Due to rapid economic growth, rising disposable income, and national policies, demand for automotive products in China continues to be strong. From 2011 to 2021, the number of registered vehicles in China has shown a year-on-year increase, with growth rates gradually declining but maintaining a relatively high level above 7%. As of the end of 2023, the total number of registered vehicles nationwide reached 3.36 million, representing a year-on-year growth of 5.33%.

Figure: China’s car ownership and growth, 2013-2023

Source: Ministry of Public Security, PRC

The increasing numbers of registered vehicles in China leads to a growing demand for improved and advanced operational efficiencies in parking lots and garages, giving rise to the demand for smart parking. Smart parking refers to the use of technology and data-driven solutions to optimize and improve the efficiency of parking spaces in urban areas. The goal is to make parking more convenient, cost-effective, and environmentally friendly. Various technologies and sensors are employed to achieve these objectives.

Compared to conventional parking systems, the key features and components of smart parking systems include the following:

Maximization of Space Utilization

The smart cubic parking system is designed to fully utilize the site space to maximize the number of vehicles that can be parked, thereby enhancing the efficiency of the parking area.

Programmable Control System

Incorporating a programmable control system allows for precise and reliable access and retrieval of vehicles, ensuring a smooth operation without human error.

Safety Mechanisms

Equipped with advanced safety devices such as overload monitoring, anti-fall protection, intrusion prevention, and photoelectric detection systems to ensure the highest safety standards for both vehicles and users.

Voice and Information Assistance

Aiding the parking experience with voice and information systems makes the process more convenient and user-friendly, helping guide users during parking and retrieval.

Internet of Things (“IoT”) for Fault Feedback

Utilizing IoT technology enables real-time feedback on equipment malfunctions, ensuring prompt maintenance and minimal downtime.

Expandable Service Feature

The system is designed to be scalable, allowing the addition of charging stations for electric vehicles, solar panels for renewable energy, and advertising displays for commercial opportunities.

In China’s smart parking industry, relevant companies primarily engage in the research and development of smart parking systems, the research, production, and operation of smart parking-related equipment, or the operation of smart parking lots or garages. For example, Shenzhen Jieshun Science and Technology Industry (ticker: 002609.SZ) focuses on the research and development of smart parking management systems as its main business, with smart parking lot operation as a secondary focus. Jiangsu Wuyang Parking Industry Group Co., Ltd. (ticker: 300420.SZ) mainly focuses on the research, sales, and development of cubic parking garage equipment, with smart parking lot operation as a secondary focus. In the smart parking industry, most companies are involved in the research and development of smart parking management systems, while others, such as Wuyang Parking, also dedicate efforts to the research and production of smart devices related to smart parking lots. In the smart parking industry, the level of technology and equipment-related expertise forms the fundamental competitive edge for enterprises. With the continuous growth in market demand and clear policy support, the smart parking industry in China has witnessed the entry of capital, which has accelerated industry development. As of August 18, 2023, there were 2,177 companies operating in the smart parking industry in China, with a compound annual growth rate of approximately 21% since 2015.

The smart parking Industry in China is still in its early stages. Both in terms of technology and operations, there is a large number of competing companies, leading to intense competition within the industry. All companies are increasing their research efforts, accelerating business expansion, and striving to capture market share.

Our Opportunity

With the increasing number of registered vehicles in China, the demand for parking spaces has gradually grown among the Chinese population. According to the “Guidelines for Urban Parking Facility Planning” issued by the Ministry of Housing and Urban-Rural Development, the ratio between parking spaces and vehicle ownership in cities should range from 1.1:1 to 1.5:1 for cities with a planned population of less than 500,000 and from 1.1:1 to 1.3:1 for cities with a planned population of over 500,000. This indicates that the current parking space construction in China needs to be improved, with a gap in the millions, unable to meet the production and living needs of the Chinese people. Moreover, most parking lots and garages in China currently rely on manual fee collection at the exit. The average annual labor cost for one booth exceeds RMB 100,000 and continues to rise. Difficulties in monitoring the operators’ actions and low efficiency in fee collection and traffic flow make it evident that unmanned smart parking lots and garages are becoming an industry trend, gradually replacing manned fee collection parking lots and garages.

We believe the significant gap in parking space construction in China presents tremendous market potential for developing the smart parking industry. The market demand has driven the growth of the smart parking industry in recent years. China’s smart parking market size was around 20 billion RMB in 2022 and is projected to reach 22.98 billion RMB in 2023. The lifting of COVID-19 restrictive measures led to a resurgence in domestic tourism in China, with approximately 274 million trips recorded during the 2023 May Day holiday. This figure indicates a tourism return to pre-pandemic levels, and self-drive tours have become popular among the public. Consequently, we believe there has been a growing demand for parking spaces, making smart parking an ideal solution to the “difficult parking” problem.

Figure: China Smart Parking Market Size (RMB billion)

Source: Wise Research Consulting

Figure: 2009-2023 China Smart Parking Market Size Statistics

In addition, the Operating Subsidiaries’ smart parking solution goes beyond conventional parking approaches by combining smart parking systems with their designed and manufactured cubic parking equipment. The cubic parking equipment is characterized by its three-dimensional geometric shape, like a cube, which efficiently optimizes vertical and horizontal parking space utilization. This integration results in a comprehensive and efficient parking solution that caters to the specific spatial challenges faced in China’s urban environments. As we navigate China’s dynamic smart parking industry, we believe our cubic smart parking solution stands out as a testament to our commitment to providing innovative and effective parking solutions.

BUSINESS

Mission

The Operating Subsidiaries are committed to developing comprehensive smart parking solutions and providing equipment structural parts by leveraging the expertise of machinery, electricity, and instrumentation and understanding of various industries such as transportation, property management, and urban planning. By combining smart parking systems with their designed and manufactured cubic parking equipment, which efficiently optimizes vertical and horizontal parking space utilization, the Operating Subsidiaries’ smart parking solution caters to the specific spatial challenges faced in China’s urban environments.

Overview

We are a comprehensive smart parking solutions and equipment structural parts provider and conduct all our operations through our Operating Subsidiaries in China. The Operating Subsidiaries provide customized parking solutions to optimize efficiency in limited parking spaces, covering smart cubic parking garage design, cubic parking equipment manufacturing, sales, installation, and maintenance. To cater the customers’ different parking needs, we manufacture and offer various cubic parking garage products by employing various working principles, such as lifting and shifting, convenient lifting, vertical circulation, vertical lifting, plane moving, alley stacking, multi-layer cycle, horizontal cycle, and car lift. Moreover, the Operating Subsidiaries offer design, repair, and maintenance services to ensure the continued functionality of our parking solutions. Customers for comprehensive parking solutions are government departments, hospitals, property management companies, real estate companies, institutions, residential communities, and other businesses with parking lots or garages. With the production qualification and market presence, the Operating Subsidiaries’ smart parking system addresses parking challenges in urban areas in China experiencing rapid development.

The Operating Subsidiaries also offer equipment structural parts, including (i) product structural parts, (ii) garage structural parts, (iii) materials such as customized steel and load-bearing steel plates for cubic parking equipment, and (iv) railroad accessories. Customers of equipment structural parts are industrial manufacturing companies, such as producers of mining haulers, industrial conveyors, railroad tracks, and other products.

The Operating Subsidiaries’ principal market is in China. For the years ended December 31, 2023 and 2022, our revenues were approximately $34.28 million and $20.96 million, respectively. The following table sets forth the breakdown of total revenues by category of activity for the years ended December 31, 2023 and 2022.

	For the Years Ended
	December 31,
	2023	%	2022	%
Equipment structural parts	$25,526,870	74.47%	$3,347,023	15.97%
Cubic parking garage	8,012,037	23.37%	16,957,314	80.92%
Maintenance services	584,696	1.71%	645,420	3.08%
Others	155,419	0.45%	5,431	0.03%
Total revenue	$34,279,022	100%	$20,955,188	100%

Corporate History

Huachen Cayman was incorporated on September 30, 2021, under the laws of the Cayman Islands. Huachen Cayman is a holding company and is currently not actively engaging in any business.

Huachen HK was incorporated on December 22, 2021, under the laws of the under the laws of Hong Kong. Huachen HK is a wholly-owned subsidiary of Huachen Cayman. It is a holding company and is not actively engaging in any business.

Hua Chen WFOE was incorporated on October 18, 2022 under the laws of the PRC. Hua Chen WFOE is a wholly-owned subsidiary of Huachen HK and currently has no operations.

Zhejiang Hua Chen Tech, previously known as Shanghai Hua Chen Steel Structure Installation Engineering Co., was incorporated on June 14, 2005 under the laws of the PRC. Zhejiang Hua Chen Tech is a majority-owned subsidiary of Hua Chen WFOE and currently engages in the business of structural steel components purchasing and sales.

Shanghai TD Manufacturing was incorporated on February 11, 2004 under the laws of the PRC. Shanghai TD Manufacturing is a majority-owned subsidiary of Zhejiang Hua Chen Tech and currently engages in cubic parking equipment project bidding, purchasing, production and sales.

Zhejiang TD Parking was incorporated on November 7, 2017 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engages in the cubic parking equipment production and assembling and structural steel components production.

Shanghai TD Parking was incorporated on July 27, 2012 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engages in the business of parking operation management.

Shanghai Yufeng was incorporated on November 16, 2016 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engages in the research and development of parking equipment supporting software.

Shanghai TP Parking was incorporated on April 1, 2015 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Parking and currently engages in the business of parking operation management.

Shanghai TD Installation was incorporated on March 18, 2008 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Parking and currently engages in cubic parking equipment installation, repair and maintenance services.

On August 12, 2024, the Company effected a 1-for-800 forward split of our Ordinary Shares, cancelled certain authorized but unissued Ordinary Shares and diminished the Company’s authorized share capital. As a result, the authorized share capital of the Company is $250 divided into 200,000,000 shares of a par value of $0.00000125.

Immediately upon the completion of the forward split, cancellation of authorized but unissued Ordinary Shares and diminution of authorized share capital, the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation, among which (i) 6,317,000 Ordinary Shares were surrendered by Huahao (BVI) Limited, (ii) 1,000,000 Ordinary Shares were surrendered by Huayue (BVI) Holding Limited, (iii) 846,000 Ordinary Shares were surrendered by Huajing (BVI) Limited, (iv) 884,000 Ordinary Shares were surrendered by Huamao (BVI) Limited, (v) 953,000 Ordinary Shares were surrendered by Huaxuan (BVI) Limited. As a result, the total number of Ordinary Shares issued and outstanding became 30,000,000 Ordinary Shares and each of Huahao (BVI) Limited, Huayue (BVI) Holding Limited, Huajing (BVI) Limited, Huamao (BVI) Limited and Huaxuan (BVI) Limited owns 18,951,000 Ordinary Shares, 3,000,000 Ordinary Shares, 2,538,000 Ordinary Shares, 2,652,000 Ordinary Shares, and 2,859,000 Ordinary Shares, respectively.

Corporate Structure

The following diagram illustrates the corporate structure as of the date of this prospectus and upon completion of this offering:

Challenges

Intense industry competition

The smart parking equipment industry is characterized by intense competition, driven by the rapid growth in demand for these solutions. Numerous small-scale enterprises, with limited core competitiveness and narrow product offerings, have entered the market, intensifying competition and price wars. The industry is further fragmented by the varying production qualifications, product types, and quality standards among competitors.

Capital investment pressure

The smart parking equipment industry requires high fixed costs and substantial capital investment. As the industry is still in its early stages of development, we are experiencing rapid growth and increasing demands for R&D and innovation, necessitating additional funds. Currently, our sources of funds primarily consist of shareholders’ investments and bank loans. Such limited financing channels may impede the development of our new products. As the smart parking market and the business volume expand, the capital demand is growing. Relying solely on our existing financing channels is no longer sufficient to meet the capital requirements for our rapid expansion. Therefore, diversifying our sources of capital can help us gain a larger market share.

Technical research and development capabilities

While smart parking equipment manufacturing companies in China have made significant technological progress, transitioning from traditional mechanical garages to smart storage garages, they still lag behind developed markets such as Europe and the United States in key technologies. As the smart cubic parking equipment industry is technology-intensive, the speed of technology development and the level of product upgrades directly impact the competitiveness of the Operating Subsidiaries. Failing to maintain a leading edge in technology within the industry could materially impair the competitive advantage and overall operational performance.

Competitive Strengths

Integrated business model

The Operating Subsidiaries operate on an integrated business model encompassing the entire value chain, from design and manufacturing to installation and maintenance. Leveraging our exceptional technical capabilities and experienced team, we can cater to the customer’s diverse and customized requirements. We have established a robust quality control system, adhering strictly to quality standards. Our engineering department ensures smooth product delivery, while our installation team carries out on-site installations as per customer specifications. Additionally, our maintenance department trains customer operators and conducts regular maintenance on the products. This integrated approach extends our industrial chain and meets customer needs at every stage. We believe that our integrated operations enhance the competitiveness, mitigate risks associated with price-driven competition, and fuel new growth opportunities for our steel structure product business.

Advanced technology

The Operating Subsidiaries boast a mature and experienced technical team that continuously refines and develops the technologies and techniques essential for daily production. The Operating Subsidiaries have developed a range of cutting-edge technologies and products, including the “portable solar energy safety parking warning device,” “wheeled steel cable protection device,” “new type of smart rotating parking equipment,” “integral car carrier,” “new type of car parking device,” and “wire rope anti-detachment device.” As of the date of this prospectus, the Operating Subsidiaries have registered 39 software copyrights and 26 utility patents. These technological advancements provide a strong foundation for delivering high-quality products to the customers. Over the years, the Operating Subsidiaries have fostered a robust culture of technical innovation, resulting in a wealth of independent and proprietary technologies.

Excellent quality

The Operating Subsidiaries have adhered rigorously to national standards GB/T 39980-2021 in the production processes. Through continuous optimization and the integration of customer feedback, the Operating Subsidiaries have improved the product quality and design capabilities. The commitment to quality has been recognized through certifications such as the “Quality Management System Certification,” “High-tech Enterprise Certificate,” “Safety Management System Certificate,” and “Quality Management System Certificate.” These accolades underscore the dedication to delivering products of exceptional quality and upholding stringent quality management practices.

High customer loyalty

The customized nature of the products fosters strong relationships with the customers. The Operating Subsidiaries design and tailor the products and processes to meet their needs precisely. As a result, the Operating Subsidiaries maintain favorable and long-standing relationships with the customers, who exhibit a high level of loyalty toward the brand.

Growth Strategies

Develop an Optimized Smart Parking and Maintenance Application

The Operating Subsidiaries plan to develop a cloud-based application (“APP”) for efficient parking management and maintenance. The launch of our platform provides the following competitive advantages:

Precise and Effective Supervision and Maintenance. The cloud-based management platform developed by the Operating Subsidiaries enables precise control and adequate supervision of each smart device operating in the parking lots and garages. Maintenance personnel can swiftly access accurate information and perform targeted maintenance in machine failure or unexpected incidents. This seamless network connectivity and equipment integration significantly enhance the efficiency of supervision and maintenance, ensuring the safety and performance of the parking lots and garages.

Efficient Vehicle Parking. The platform incorporates face recognition technology to expedite vehicle parking, reducing the time spent by car owners. With efficient and accurate machine-based operations, vehicles are swiftly parked and retrieved. Car owners can conveniently schedule car pick-ups in advance using our mobile app, significantly improving efficiency.

The strategy involves integrating specific sensor modules into cubic parking equipment to realize the comprehensive functionalities outlined above. To enhance operational efficiency and manage costs effectively, the Operating Subsidiaries plan to conduct initial APP testing in selected parking lots or garages by the end of 2024. The APP promotion will be initiated after continuous refinement of the APP’s features over the next six months. As of the date of this prospectus, Shanghai TD Manufacturing is collaborating with an external R&D team under an APP development agreement. This agreement includes deliverables, payment, confidentiality, and intellectual property provisions. According to the agreement, the external R&D team is responsible for delivering the APP as specified by Shanghai TD Manufacturing. Until full payment is made by Shanghai TD Manufacturing, the external R&D team retains ownership of the intellectual property rights associated with the APP, if any. Shanghai TD Manufacturing will not hold any IP rights on the APP until the full payment is completed. Additionally, the R&D team is obligated to independently develop the APP without infringing upon any third-party intellectual property rights. In addition, Shanghai TD Manufacturing will be provided a 12-month maintenance and technical consulting services to ensure proper operation and maintenance of the APP.

Optimize Smart Parking Solutions with New RGV and AGV Equipment

The Operating Subsidiaries focus on promoting cutting-edge smart parking equipment, particularly the ultra-thin smart car carrier (“RGV”) and the automated guided vehicle (“AGV”). Our RGV equipment boasts a remarkable body height of only 100mm, yet it can handle loads of up to 2.5 tons, making it the lowest and most load-capable carrier in China. With an adaptable design that accommodates vehicle chassis height and wheelbase variations (ranging from 1.8m to 3.3m), our RGV equipment enjoys exclusive intellectual property rights and successfully underwent rigorous heavy-load testing in October 2020.

The AGV, another in-house product, features Mecanum wheel drive technology, effectively reducing the equipment’s height. With a minimum vehicle chassis height of 115mm and a maximum load capacity of 2.5 tons, the AGV equipment of the Operating Subsidiaries is China’s most load-capable and lowest chassis AGV available. Both AGV and RGV act as intelligent robots within the parking system, eliminating the need for labor-intensive tasks like searching for parking spaces or maneuvering vehicles into garages. Their robust technological performance enables seamless one-step parking and one-key pick-up, ensuring convenience while significantly reducing labor costs. These unique and irreplaceable advantages make AGV and RGV integral to smart parking solutions.

New Energy Vehicle Charging Services

The widespread adoption of new energy vehicles across China has made new energy vehicle users a significant force in the automotive market. To address their needs, the Operating Subsidiaries have invested in developing comprehensive new energy vehicle charging facilities, including innovative solar charging garages. By providing complete and reliable charging infrastructure, the Operating Subsidiaries have alleviated the concerns of new energy vehicle owners, ensuring their charging needs are met efficiently and hassle-free.

As of the date of this prospectus, Shanghai TD Manufacturing is collaborating with charging stations and solar panel companies. The mutually agreed arrangement include that the charging station companies own the technical patents for their products and assumes responsibility for the daily safe use of these products. Shanghai TD Manufacturing is responsible for products’ design specifications and interface compatibility to facilitate seamless integration and installation. The charging station companies directly charges users for the use of charging services. Through such collaboration, and Shanghai TD Manufacturing receive a profit-sharing percentage from the charging station companies. Shanghai TD Manufacturing’s collaboration with the solar panel manufacturing company involves a novel product developed by Shanghai TD Manufacturing. Under the arrangement, Shanghai TD Manufacturing will hold the intellectual property rights associated with the products. The solar panel companies will serve solely as a component supplier, providing customized-sized solar panels. While the Shanghai TD Manufacturing cannot build charging stations or manufacture solar panel equipment independently, it has obtained the technology to integrate mobile charging stations and solar panels into the cubic parking equipment. The main challenge is obtaining permissions for parking space and electrical modifications, which may require seeking approvals from government authorities. We believe the new energy vehicle charging services will add value to the current parking lots and garages, offer better user experience, and facilitate the future direct sales of similar cubic parking equipment products.

Contract the Managerial and Operational Rights of a New Parking Lot

The Operating Subsidiaries plan to acquire managerial and operational rights to a new parking lot through a contract agreement to expand our ordinary parking business. Instead of acquiring any equity or assets of the target parking lot, the Operating Subsidiaries will pay the parking lot’s owner for the managerial and operational rights through a one-time or annual fee payment. The Operating Subsidiaries plan to manage daily operations and improve the parking space by redesigning the layout and introducing our cubic parking equipment. The Operating Subsidiaries have negotiated with five parking lots for the above contracting plan and expect to move forward in the latter half of 2024 with two carefully considered targets.

Products and Services

The Operating Subsidiaries entered the smart parking industry in 1990s, with a focus on the research and development, production, sales, and operation of cubic parking equipment. The Operating Subsidiaries specialize in the integration of machinery, electricity, and instrumentation to provide comprehensive parking solutions. The cubic parking equipment employs various working principles, including lifting and shifting, convenient lifting, vertical circulation, vertical lifting, plane moving, alley stacking, multi-layer cycle, horizontal cycle, and car lift. These equipment types cater to different parking needs in public spaces, units, and residential communities. With the production qualification and market presence of the Operating Subsidiaries, their smart parking solution addresses the challenges of parking in urban areas experiencing rapid development.

Products

Smart Cubic Parking System

1.	PSH

PSH stands for “lifting and horizontal sliding,” a specialized parking system designed to optimize space utilization and efficiency. It moves the vehicle carrier board using vertical lifting and horizontal to maximize available parking space. The system operates with distinct functionalities on different layers. The upper layer focuses on vertical lifting and lowering movements, while the ground layer is dedicated to horizontal sliding. The number of layers can be tailored to fit specific site constraints, allowing for flexible layout configurations and convenient combinations. This versatile system exhibits strong adaptability, making it suitable for both above ground and underground applications. To accommodate the customer’s needs, we offer various PSH options, including economic design, practical design, and classic design.

PSH

The application of PSH systems with two or three layers primarily focuses on basement and above-ground parking scenarios. In comparison, PSH systems with more than three layers are primarily utilized in outdoor sites. These different application scenarios cater to the diverse parking infrastructure needs, offering versatile solutions for indoor and outdoor scenarios.

2.	PJSA

PJSA stands for “convenient lifting,” a specialized parking system that prioritizes simplicity and efficiency for operating personnel in providing parking services. To initiate the lifting and lowering function, personnel only need to enter the garage password and parking space number, then press the confirmation button. Once the button is clicked again, the designated parking space will automatically reach the ground-level entrance, allowing vehicle owners to easily drive their vehicles onto or off the vehicle carrier board. This system ensures a user-friendly experience. It offers effortless access to vehicles, minimizing time and effort. Additionally, operating with ultra-low noise, it creates a peaceful environment. Its compact design optimizes space utilization, and installation is quick and straightforward.

PJSA

The application of PJSA systems with two or three layers primarily focuses on basement and above-ground parking scenarios. In comparison, PJSA systems with more than three layers are primarily utilized in outdoor sites. These different application scenarios cater to the diverse parking infrastructure needs, offering versatile solutions for indoor and outdoor scenarios.

3.	PJSD-L

PJSD-L stands for “single-column convenient lifting,” a specialized parking system that operates with a single column and provides a straightforward and convenient lifting function. With this design, the space utilization rate can reach 200%. It is user-friendly, occupying a small footprint due to the single-column design while still offering abundant parking space. The ground level is dedicated to flat parking. Accessing or retrieving vehicles from the upper level requires moving the lower-level vehicles and lowering the upper-level platform to the ground. Safety is prioritized with dual anti-fall devices, ensuring high levels of security.

PJSD-L

The application scenario of PJSD-L is typically in newly constructed or relatively new commercial projects, primarily for underground parking facilities. Additionally, PJSD-L requires a solid foundation with specific requirements for the ground structure.

4.	PJSD-RL

PJSD-RL stands for “rotatable non-obstructive convenient lifting,” a specialized parking system that integrates forward shifting and rotation features. This innovative design maximizes space utilization, achieving a potential utilization rate of up to 200%. It is widely recognized for its user-friendly operation, allowing for flat parking and effortless access on the ground level. The system can rotate to align with the lane, enabling smooth entry and exit, thereby enhancing convenience for parking. To ensure the safety of the users and their vehicles, PJSD-RL is equipped with dual anti-fall devices, delivering exceptional security performance.

PJSD-RL

The application scenario of PJSD-RL is typically in newly constructed or relatively new commercial projects, primarily for underground parking facilities and especially for those that require a high number of parking spaces. Additionally, PJSD-RL requires a solid foundation with specific requirements for the ground structure.

5.	PJS2A

PJS2A stands for “four-columns convenient lifting,” a specialized parking system that can accommodate two vehicles per unit. Prior to the equipment descending from the warehouse, the lower-level vehicle requires the driver to move it away. The system operates exclusively in vertical movements, eliminating the need for lateral displacement and ensuring a low failure rate. Users can operate the system through button controls, utilizing electric motors for smooth operation.

PJS2A is well-suited for installation in various settings, typically projects with low budget, low foundation load and low requirement for the number of parking spaces. It can be installed in both outdoors and basements.

PJS2A

6.	PCS Vertical Lifting

The PCS Vertical Lifting is a three-stage sliding fork-type vertical lift system for tower garages. It features a standard design with a built-in automatic lifting and rotating device and advanced navigation instructions. Utilizing PCS Vertical Lifting, drivers can easily access their vehicles without backing up, making it suitable even for novice drivers. The garage operates with variable voltage and variable frequency (VVVF) drive and microcomputer control, ensuring low vibration, noise, and operational costs while maintaining high efficiency. The equipment is equipped with an LCD touchscreen interface and can also be operated using integrated circuit (IC) cards, providing advanced equipment management and streamlined operation for efficient vehicle access. Safety and reliability are prioritized, as the equipment has undergone extensive load operation testing with a low failure rate. Multiple security devices and condition protection measures are in place to ensure the safety of vehicles and personnel, effectively preventing vehicle theft.

PCS Vertical Lifting

The PCS Vertical Lifting system is suitable for projects that require efficient space utilization and can accommodate taller buildings. It is particularly suitable for projects with high foundation requirements, many parking spaces, and the need for fast entry and exit speeds, such as hotels and public parking lots. The system can be installed in both pit-type and above-ground configurations, making it adaptable to various building structures.

7.	PPY

PPY stands for “horizontal movement,” a specialized parking system with a comb-like structure for horizontal movement. This system allows vehicles to be moved horizontally within a parking facility, optimizing space utilization, and providing convenient access to parking spaces. The comb-like structure consists of multiple teeth or slots that securely hold the vehicles in place during movement. The system incorporates various safety measures, including laser and photoelectric dual positioning, ensuring precise positioning accuracy down to the micrometer level.

The PPY system offers efficient and flexible parking solutions, especially In areas where space is limited. It offers convenient vehicle access and operates with a high level of automation. As the parking scarcity problem intensifies, PPY is primarily implemented in large cities. It can be installed above ground, underground, or in semi-underground spaces, with the ability to accommodate up to eight levels. Multiple entrances and exits can be set up to enhance vehicle access efficiency.

PPY

8.	PXD

PXD stands for “aisle stacking,” a specialized parking system that involves vertically parking vehicles on elevated platforms within designated aisles. This method is designed to maximize parking capacity and facilitate efficient parking. Users can optimize their parking space and streamline operations by utilizing narrow aisles designed for vehicle movement. Aisle stacking enables effective organization and utilization of available space, ensuring efficient parking management and timely vehicle access when needed. We offer comb-like and plate PXD. Our PXD system is situated between the parking spaces on both sides, and stacker cranes and carriers carry out the entire garage operation. The vehicle is initially parked on the entrance/exit platform, where the stacker crane picks it up and traverses the lane to transport it to the designated parking space. The carrier on the stacker crane then transfers the vehicle from the stacker to the parking space. Our PXD seamlessly combines the lifting and moving functions using advanced technology. It is equipped with a frequency control system, multiple security measures, laser and photoelectric double positioning, and utilizes optical communication wireless signal transmission. This enables the stacker to lift and traverse simultaneously, saving time, reducing energy consumption, and maximizing space utilization.

PXD can be installed on the ground, underground, or semi-underground. It can accommodate up to six floors, and multiple entrances and exits can be incorporated to enhance access efficiency.

PXD

As of December 31, 2023, the revenue breakdown for our cubic parking systems is detailed in the table below. The percentages represent the proportion of total revenue derived from each type of cubic parking system.

Products	Revenue Ratio (%)
PSH	84
PCS	16

For the fiscal year ended December 31, 2023, 84% of the revenue of cubic parking system was generated from PSH and 16% was generated from PSH.

As of December 31, 2022, the revenue breakdown for our cubic parking systems is detailed in the table below. The percentages represent the proportion of total revenue derived from each type of cubic parking system.

Products	Revenue Ratio (%)
PSH	75
PJSA	5
PJSD-L	2
PJSD-RL	3
PJS2A	5
PCS Vertical Lifting	5
PPY	-
PXD	5

For the fiscal year ended December 31, 2022, 75% of the revenue of cubic parking system was generated from PSH, 5% was generated from PJSA, 2% was generated from PJSD-L, 3% was generated from PJSD-RL, 5% was generated from PJS2A. 5% was generated from PCS Vertical Lifting, and 5% was generated from PXD.

Equipment Structural Parts

1.	Product Structural Parts

The Operating Subsidiaries purchase the product structural parts from suppliers, and they sell these product structural parts directly to the customers.

i.	Conveyor Belt Components

Conveyor belt components refer to equipment used in industrial and logistical sectors to transport objects from one place to another. Conveyor belt components find widespread applications across various industries, including manufacturing, logistics distribution, mining, and more, enhancing the efficiency and precision of object transportation. Different types of conveyor belt components can be custom designed based on specific needs and applications.

ii.	Feeder system components

Feeder system components refer to equipment used to automatically or semi-automatically transport materials, raw substances, or objects from one location to another. Feeder system components are frequently employed in industrial production and manufacturing processes to ensure accurate materials delivery, enhancing production efficiency and operational convenience. The design of feeder system components depends on the nature of the handled materials, production requirements, and the scale and purpose of the equipment. They are widely used in various industries, such as manufacturing, food processing, mining, and more, providing crucial support for automation and mechanization in production processes.

2.	Garage Structural Parts

The Operating Subsidiaries manufacture the garage structural parts in-house, and these structural parts are incorporated into our cubic parking equipment.

Customized cubic parking equipment frame structure

3.	Materials

The Operating Subsidiaries manufacture the materials such as load-bearing steal plates in-house, and these materials are incorporated into our cubic parking equipment.

Customized steel and load-bearing steel plates for cubic parking equipment.

4.	Railroad Accessories

The Operating Subsidiaries purchase the railroad accessories from suppliers, and they sell these railroad accessories directly to the customers.

Bearing Housing	cast steel wheel

As of December 31, 2023, the revenue breakdown for our structural steel components is detailed in the table below. The percentages represent the proportion of total revenue derived from each category of our structural steel products.

Products	Revenue Ratio (%)
Product structural parts	75
Garage structural parts	12
Materials	5
Railroad accessories	8

For the fiscal year ended December 31, 2023, 75% of the revenue of structural steel components was generated from product structural parts, 12% was generated from garage structural parts, 5% was generated from materials, and 8% was generated from railroad accessories.

As of December 31, 2022, the revenue breakdown for our equipment structural parts is detailed in the table below. The percentages represent the proportion of total revenue derived from each category of our structural steel products.

Products	Revenue Ratio (%)
Product structural parts	48
Garage structural parts	17
Materials	32
Railroad accessories	3

For the fiscal year ended December 31, 2022, 48% of the revenue of equipment structural parts was generated from product structural parts, 17% was generated from garage structural parts, 32% was generated from materials, and 3% was generated from railroad accessories.

Services

Product Design Service

The Operating Subsidiaries provide initial consultation and advice to the clients on new projects of smart parking solutions, particularly in the pre-project master planning phase. The Operating Subsidiaries help the clients refine the parking portion of the overall project plan to ensure the project is successfully approved. In this way, the Operating Subsidiaries can successfully obtain orders for the project once it has started.

The Operating Subsidiaries do not charge a separate fee for this design service. Instead, the Operating Subsidiaries will provide an overall quote to cover this design service once the project is approved and the order is accepted.

Maintenance service

The Operating Subsidiaries offer a free warranty period for two years after completion of the projects to ensure proper operation and performance of the products. After the warranty period, the Operating Subsidiaries will charge a separate maintenance fee annually. Such maintenance services are designed to provide customers with continuous technical support and assurance that their equipment will remain in excellent operating condition over a long period.

The professional team will perform regular maintenance and overhauls to promptly address potential problems to ensure customer satisfaction and equipment reliability. With the maintenance services, customers can rest assured that they will enjoy the products’ long-term support and value.

As of December 31, 2023 the revenue generated from our maintenance service reached RMB4,120,208 (approximately $584,696), accounting for about 2% of our total sales revenue for that year. As of December 31, 2022, the revenue generated from our maintenance service reached RMB4,343,031 (approximately $645,420), accounting for about 3% of our total sales revenue for that year.

Research and Development

The products rely on advanced technology, demanding collaboration among IT, electrical, and mechanical modules. This intricate interplay necessitates a highly skilled workforce comprising talents in these fields. The Operating Subsidiaries have a distinguished team of R&D technical personnel consisting of 11 people as of the date of this prospectus. The R&D capabilities will drive competitiveness and increase future growth and development. The R&D expenses were 2% and 6% of the revenue for the fiscal years ended December 31, 2023 and 2022,  respectively. As the Operating Subsidiaries continue to develop new products and diversify the product offerings to satisfy customer demand, we expect the research and development expenses to continue to increase in the foreseeable future.

The R&D focuses on smart parking and maintenance apps, smart parking equipment, and parking equipment with new energy-charging functions. With the popularity of new energy vehicles and constantly updated types of vehicles, traditional products and specifications gradually fail to meet the needs of modern car parking. Therefore, the Operating Subsidiaries are committed to developing smart parking equipment combined with new energy charging technology and Internet of Things technology to respond to future technological trends in the parking equipment industry. These innovative products give the Operating Subsidiaries a competitive advantage in high-end application scenarios, such as high-end new commercial projects and benchmark public facilities in urban renewal. In these scenarios, the Operating Subsidiaries often become the preferred partner of the customers. The products not only meet modern parking needs but also provide more convenient and smart parking solutions that meet the customers’ requirements for high quality, reliability, and innovation.

In 2021, Zhejiang Huachen Tech received a high-tech enterprise certificate jointly awarded by Zhejiang Provincial Science and Technology Department, Zhejiang Provincial Department of Finance, Zhejiang Provincial Taxation Bureau of the State Administration of Taxation, and Shanghai TD Parking received a high-tech enterprise certificate jointly awarded by Shanghai Municipal Science and Technology Commission, Shanghai Municipal Finance Bureau, Shanghai Municipal Taxation Bureau of the State Administration of Taxation. The high-tech enterprise certificates signify Zhejiang Huachen Tech and Shanghai TD Parking as technologically advanced and quality-focused entities. In addition, enterprises holding this certificate are eligible to enjoy a range of government support policies, including tax incentives, research project funding, and intellectual property protection.

As of the date of this prospectus, our Operating Subsidiaries have registered 39 software copyrights and 26 utility patents in China. These provide legal protection for the intellectual property of Operating Subsidiaries, preventing unauthorized use or reproduction by others.

In the future, as part of the use of proceeds, the Operating Subsidiaries intend to continue investing our research and development on AGV, RGV, new energy-charging smart parking products, and efficient parking management and maintenance apps. For more details on our use of proceeds, see “Use of Proceeds” section.

Suppliers

The major raw materials mainly include special steel materials/plates, deceleration motor, specialized chains, travel switch, cables, warning light/buzzer, paint, which are the major components for manufacturing load-bearing structural parts, motors, electrical assemblies, load-bearing steel plates, and hinges. Among these, the suppliers of special steel materials/plates and paint are also the suppliers for our equipment structural parts business. The Operating Subsidiaries purchase these raw materials from China.

Typically, the Operating Subsidiaries will evaluate the quality of their suppliers and maintains a list of approved suppliers by formulating related procurement policies and selecting suppliers based on many factors, such as product quality, price, and supply capabilities.

The business is substantially dependent on the collaboration with the major suppliers. We consider major suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. Below are the major suppliers for the years 2023 and 2022.

Number	Supplier Name	% of total purchases for the year ended December 31, 2023
1	Supplier 1	14.18%
2	Supplier 2	14.12%
3	Supplier 3	12.00%

Number	Supplier Name	% of total purchases for the year ended December 31, 2022
1	Supplier 1	13.22%
2	Supplier 2	12.67%
3	Supplier 3	10.19%

Customers

The Operating Subsidiaries have established stable business ties with priority customers in the industry and have maintained partnership with most of the customers for over 3 years. The Operating Subsidiaries adopts a business to business model. Our customers for comprehensive parking solutions are government departments, hospitals, property management companies, real estate companies, institutions, residential communities, and other businesses with parking lots or garages. Our customers of structural steel components are industrial manufacturing companies, such as producers of mining haulers, industrial conveyors, railroad tracks, and other products.

The close ties with the following priority customers show our technology, service reputation, and product quality strengths.

We consider major customers in each period to be those suppliers that accounted for more than 10% of revenue in such period. Below are the major customers for the years 2023 and 2023.

Number	Customer Name	% of total revenue for the year ended December 31, 2023
1	Customer 1	31.21%
2	Customer 2	13.98%
3	Customer 3	10.29%
4	Customer 4	10.02%
	Total	65.50%

Number	Customer Name	% of total revenue for the year ended December 31, 2022
1	Customer 1	15.04%
2	Customer 2	13.53%
3	Customer 3	7.65%
4	Customer 4	6.86%
	Total	43.08%

Sales and Marketing

Sales Channels

Bidding process. The Operating Subsidiaries acquire parking equipment business mainly through a bidding process. The bidding process is as follows: the technical team conducts an on-site assessment of the feasibility and difficulties of the project. After confirmation, the project team designs a solution based on national standards and bidder requirements. After technical review, the sales team negotiates and signs the contract with the tenderer. The procurement department handles logistics and production preparation. The production department produces the products according to the design drawings. Finished products are stored in the warehouse. The engineering department coordinates product delivery and performs on-site installation. The maintenance department carries out internal inspections, followed by inspections by the CSEI. The CSEI is a subsidiary institution under the SAMR that regulates and provides safety services to special equipment and its components, spare parts, safety accessories, and materials, and provides a variety of safety services to domestic and international customers, including inspection, supervision, safety assessment, failure analysis, R&D, accident investigation, manufacture licensing, regulation, and standard research and formulation, etc. to ensure special equipment’s safe operation and use. After acceptance by the SMAR, a certificate of conformity is obtained, and settlement is completed. The maintenance department trains the customer’s operators and transfers the products. The maintenance team carries out regular monthly maintenance.

Customer referrals. The Operating Subsidiaries highly values word-of-mouth communication and referrals from the customers. Customers who are satisfied with the products or services often recommend the products and services to others. The Operating Subsidiaries strive to provide quality products and excellent customer service to earn customers’ trust and word-of-mouth referrals.

Agent program Channel. To navigate new regions and markets, the Operating Subsidiaries sometimes partner with reliable local agents to help build relationship with potential clients and to expand the market coverage and sales network. The Operating Subsidiaries collaborate closely with these agents, jointly developing sales strategies in such new markets. Once a client is secured, the Operating Subsidiaries contract directly with the clients, ensuring a seamless transition from initial contact to ongoing service. For each of the fiscal years ended December 31, 2023 and 2022 revenue generated through such agents accounted for less than 2% of our total revenue.

Industry association exhibitions: The Operating Subsidiaries actively participate in regular exhibitions and events organized by industry associations. These exhibitions present opportunities to meet potential customers, partners, and industry professionals face-to-face. The Operating Subsidiaries showcase products and solutions at the shows and use these opportunities to share best practices, learn about industry trends and build business contacts with industry leaders.

Direct Sales. For the equipment structural parts business, the Operating Subsidiaries adopt a direct sales model. The Operating Subsidiaries directly engage with customers to sign purchase and sales contracts, clearly outlining the product’s technical requirements, delivery deadlines, transportation methods, and payment terms. Production, shipment, installation, inspection, and payment collection are organized according to the contract. Customers of equipment structural parts have long-term relationships with our Operating Subsidiaries. These relationships are built on years of collaboration, including on-site inspections of our production facilities, technical discussions, and sample production evaluations. Some customers also conduct periodic evaluations of our subsidiary to ensure ongoing quality and performance.

By combining these sales approaches, the Operating Subsidiaries can reach a wide range of potential customers, expand our market share, and build strong relationships with key stakeholders in the industry. The Operating Subsidiaries will continue to uphold high-quality products and excellent customer service and explore new sales channels and opportunities to achieve sustainable business growth and meet customer needs.

Marketing Approach

The marketing approach is direct sales, where the Operating Subsidiaries establishes business partnerships and contracts directly with the clients. The Operating Subsidiaries have a dedicated sales department responsible for market expansion and product sales. The domestic operations focus on the East China region while extending our reach to provinces and cities nationwide. The primary clients are enterprises, institutions, and residential communities with a need to expand or renovate their vehicle parking spaces, which include real estate developers, property management companies, hospitals, schools, and other enterprises and institutions. The projects primarily involve new real estate developments and renovating existing parking lots and garages.

The main workflow is illustrated in the figure below:

Marketing Plan

The Operating Subsidiaries plan to focus on the East China market while expanding its business in Central China and nationwide. The East China division focuses on the local market in Shanghai and the community parking renovation, improving the product cost performance and urban renewal model. The main focus of the Central China division is in Wuhan and Zhengzhou, developing urban renewal business with partners, developing agent teams, and smart garage products. The Southwest division focuses on Guizhou brand influence and Guilin and Liuzhou markets to promote low-end and mid-range products and garage maintenance businesses. Dalian division is committed to the Bohai Rim market and Beijing-Tianjin-Hebei region to expand the application of smart garages. The core cities of Northwest division are Xi’an and Lanzhou, promoting high-end projects and smart garage products. The South China Business division has Fujian as its core, establishing a full industry chain base to support the Jiangxi, Guangdong, Hainan, and Southwest markets. The Operating Subsidiaries will adjust the marketing plan from time to time according to market demand to achieve the long-term development goals.

Manufacturing Process

Equipment Structural Parts

The Operating Subsidiaries manufacture garage structural parts, one sector of our equipment structural parts business, in-house, and these structural parts are incorporated into our cubic parking equipment. The Operating Subsidiaries, based on customer orders, collaboratively develop procurement and production plans with sales personnel, technical staff, and procurement staff. The Operating Subsidiaries will select appropriate suppliers to carry out procurement. The procured goods will undergo inspection and once approved, will be moved into production. After the products pass the inspection, they will be assembled and delivered to the customer.

The production process is illustrated in the following diagram:

Cutting

Punching, Drilling and Bending

Grinding

Welding and Correction

Shaping

Sandblasting and Painting

Assembly, Packaging and Delivery

Cubic Parking Garage

The Operating Subsidiaries provide customized cubic parking equipment to cater different parking needs of the customers. In the manufacturing process of our cubic parking equipment, numerous components and control systems are involved. The Operating Subsidiaries purchase various components such as electrical components, control operation screens, cables and wires, copper components, wire ropes, rubber components, anti-fall safety devices, and reducer motors from third-party suppliers. Additionally, we produce the below components in-house.

1. Load-bearing Structural Components

(1) Column & Beam

(2) Lifting beams & Brace

(3) Other small parts

2. Mobility Structural Components

Side beams & Cross beams & Wave Plate

3. Lifting and Supporting Components

(1) Elevating Shaft & Transverse Shaft

(2) Chain Gear Mechanism & Wire Rope Drum

(3) Support Shaft & Pulley & Wheel

4. Electronic Control System

Control Box & Equipment Wiring

5. Automatic Lifting Components

Elevator Components

Cabin Components & Transporter Components

The manufacturing process includes:

●	sign a contract specifying product models and specifications.

●	the procurement department sources and procures required components and materials.

●	produces components based on provided drawings and specifications.

●	components and accessories (such as screws and cables) are transported to the project site through logistics.

●	the installation team assembles and performs necessary adjustments and testing at the project site.

Quality Control

The Operating Subsidiaries have implemented stringent quality procedures at every stage of the production process, ranging from raw material inspection and prototype production to manufacturing and the final products. The Operating Subsidiaries have a dedicated internal quality control room to assess the quality of incoming raw materials. The Operating Subsidiaries also possess a reliability test laboratory and in-house testing equipment to monitor the products’ reliability and functional stability continuously. The quality control team is responsible for creating and implementing our quality control policy, which outlines specific quality control measures for different products and stages.

The Operating Subsidiaries have a stringent management system in place to ensure consistency and adherence to quality. In 2015, Shanghai TD Manufacturing and Shanghai TD Installation obtained an ISO 9001:2015 certification for design, development, manufacturing, installation, renovation, and repair cubic parking equipment. In 2023, Shanghai TD Manufacturing obtained the Production License of Special Equipment of the PRC (certificate No. TS2431J33-2024), qualifying them to manufacturing lifting machine for cubic parking projects.

The Operating Subsidiaries also provide after-sales services once the products are delivered. As of the date of this prospectus, the Operating Subsidiaries have not experienced any significant product returns, accidents, or product-related complaints, investigations, or litigations.

Property

Real property

There is no private land and property ownership in China. The right to possess the property is held by the government and the right to use the property has been transferred to Zhejiang TD Parking.

Location	Description and tenure	Use of property	Approximate Gross Floor Area (sq.m.)
No.1018, Haihe Road, Dushangang Town, Pinghu City, Zhejiang Province, China	The property is subject to a right to use the land for a term until April 1, 2068 for office purposes.	Industrial land	28,278.00

The real property in Zhejiang Province is our primary manufacturing facility for all our production operations. To meet the manufacturing needs for our structural products and cubic parking equipment, Zhejiang TD Parking has built a factory on this land, covering approximately 61,102 square meters. Zhejiang TD Parking has reserved extra spaces on this land for future constructions to expand the manufacturing spaces.

Leased properties

As of the date of this prospectus, Shanghai TD Manufacturing and Shanghai TD Installation leased the following property in China:

Location	Term	Use of property	Rent	Termination

Room 903 to 907, Building B, North America Plaza, No. 508 Kunming Road, Yangpu District, Shanghai, China	February 1, 2023 to January 31, 2025	Office use	RMB $77,827.58 per month

Non-breaching party may terminate this agreement with prior notice to the other party. Shanghai TD Manufacturing may renew the lease with six-month’s written notice prior to the end of the lease upon agreement on prices and other terms by both parties.

Room 901, 902, and 908, Building B, North America Plaza, No. 508 Kunming Road, Yangpu District, Shanghai, China	February 1, 2023 to January 31, 2025	Office use	RMB $35,959.86 per month	Non-breaching party may terminate this agreement with prior notice to the other party. Shanghai TD Installation may renew the lease with six-month’s written notice prior to the end of the lease upon agreement on prices and other terms by both parties.

The leased properties in Shanghai function as our office center, accommodating the Operating Subsidiaries’ sales, administration, and finance operations.

Manufacturing Facilities

As of the date of this prospectus, the Operating Subsidiaries own laser cutting machines, garage steel production lines, gantry machining centers, cranes, and computer numerical control lathe machines, which are used to produce structural steel components, structural components of cubic parking equipment, load carrying components, transmission components, etc.

We believe that the Operating Subsidiaries’ current facilities are adequate to meet our current needs.

Intellectual Property

The Operating Subsidiaries consider intellectual property rights to be crucial for our success. As of the date of this prospectus, the Operating Subsidiaries possess the following intellectual property rights:

Software Copyrights

As of the date of this prospectus, the Operating Subsidiaries have registered 39 software copyrights in the PRC.

No.	Copyright Name	Registration Number	Copyright Holder(s)	Acquisition Method	Scope of Rights
1	Automatic welding system for welded steel sections V1.0	2015SR054858	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
2	Automatic drilling system for steel plates and sections System V1.0	2015SR054843	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
3	Automatic steel drop conveyor system V1.0	2015SR055350	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
4	Steel Structure Welding Process Drawing Design Software V1.0	2015SR055852	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
5	Roll Forming System V1.0	2015SR054542	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
6	Finished product automatic coating system V1.0	2015SR054881	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
7	Hua Chen longitudinal beam online inspection and correction control System V1.0	2016SR355035	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
8	Hua Chen automatic inspection and control system for surface defects profiles V1.0	2016SR353527	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
9	Hua Chen Bending residual stress detection in H-beams Measurement and control system V1.0	2016SR352859	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
10	Hua Chen H-beam Failure Sampling, Characteristic Signal Extraction and Analysis System V1.0	2017SR581284	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
11	Hua Chen Intelligent welding system V1.0 for non-standard sections	2017SR579342	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
12	Hua Chen Steel Structure Surface Pre-treatment System V1.0	2017SR578267	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
13	Hua Chen Fully automatic integrated steel production Line Control System V1.0	2017SR578499	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
14	Hua Chen Profile Flatness Rapid Inspection System V1.0	2017SR577895	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
15	Hua Chen edit parameters of bending resistance of steel sections Setting System V1.0	2017SR578491	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
16	Hua Chen fully automatic welding control system V1.0 for steel sections	2019SR0068899	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
17	Hua Chen Steel Structure Component Disturbance Inspection System V1.0	2019SR0068516	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
18	Hua Chen section steel production process data monitoring system V1.0	2019SR0068522	Zhejiang Hua Chen Tech	Original Acquisition	Full Rights
19	Distributed control of smart parking equipment System V1.0	2016SR384133	Shanghai TD Manufacturing	Original Acquisition	Full Rights
20	High-efficiency mechanical parking garage control system V1.0	2016SR383484	Shanghai TD Manufacturing	Original Acquisition	Full Rights

21	Remote monitoring and control of car park lift System V1.0	2016SR381200	Shanghai TD Manufacturing	Original Acquisition	Full Rights
22	Control System V1.0 for Vertical lift-type mechanical parking equipment	2016SR092810	Shanghai TD Manufacturing	Original Acquisition	Full Rights
23	Control System V1.0 for Car lift-type parking equipment	2016SR092818	Shanghai TD Manufacturing	Original Acquisition	Full Rights
24	Lifting and traversing mechanical parking equipment Control System V1.0	2016SR092952	Shanghai TD Manufacturing	Original Acquisition	Full Rights
25	Self-lowering movable double-decker parking rack Operating System V1.0	2017SR581270	Shanghai TD Manufacturing	Original Acquisition	Full Rights
26	Intelligent control of liftable vehicle equipment System V1.0	2017SR580058	Shanghai TD Manufacturing	Original Acquisition	Full Rights
27	Two-level traverse lift control system V1.0	2017SR585440	Shanghai TD Manufacturing	Original Acquisition	Full Rights
28	Automatic control system for mechanical parking V1.0	2017SR580047	Shanghai TD Manufacturing	Original Acquisition	Full Rights
29	Integrated control system V1.0 with vehicle-free detection for Mechanical parking equipment	2019SR0061183	Shanghai TD Manufacturing	Original Acquisition	Full Rights
30	Security monitoring module System V1.0 for mechanical parking equipment	2019SR0063743	Shanghai TD Manufacturing	Original Acquisition	Full Rights
31	Vertical combined lifting and traversing parking device Control System V1.0	2019SR0063759	Shanghai TD Manufacturing	Original Acquisition	Full Rights
32	Chain maintenance check for mechanical parking equipment Inspection System V1.0	2021SR0332510	Shanghai TD Manufacturing	Original Acquisition	Full Rights
33	Duplex control sub for mechanical parking equipment Programming System V1.0	2021SR0332511	Shanghai TD Manufacturing	Original Acquisition	Full Rights
34	Multi-layer multi-level multi-lane change without avoidance mechanical parking equipment control system V1.0	2021SR0332534	Shanghai TD Manufacturing	Original Acquisition	Full Rights
35	Signal Output Conversion System for Mechanical Parking Equipment V1.0	2021SR0332995	Shanghai TD Manufacturing	Original Acquisition	Full Rights
36	Stereo Device Voice Interaction System V1.0	2021SR0332996	Shanghai TD Manufacturing	Original Acquisition	Full Rights
37	Hydraulic car lift master program control system V1.0	2021SR0336149	Shanghai TD Manufacturing	Original Acquisition	Full Rights
38	Lifting and traversing mechanical parking equipment overweight detection system V1.0	2021SR0336380	Shanghai TD Manufacturing	Original Acquisition	Full Rights
39	Control system V1.0 of simple lifting parking equipment without avoidance	2021SR0336388	Shanghai TD Manufacturing	Original Acquisition	Full Rights

Patents

As of the date of this prospectus, the Operating Subsidiaries have registered 26 patents in the PRC.

No.	Patent Name	Category	Patent Number	Assignee	Authorization Date	Expiration Date
1	Packing rack	Utility Patent	ZL201520486446.X	Zhejiang Hua Chen Tech	December 9, 2015	December 8, 2025
2	Intermediate rack	Utility Patent	ZL201520495393.8	Zhejiang Hua Chen Tech	December 9, 2015	December 8, 2025
3	Longitudinal beam with alignment device	Utility Patent	ZL201520509980.8	Zhejiang Hua Chen Tech	December 23, 2015	December 22, 2025
4	A simple double-decker parking Rack	Utility Patent	ZL201420059901.3	Shanghai TD Manufacturing	August 13, 2014	2024.8.12
5	A traversing parking rack	Utility Patent	ZL201420059903.2	Shanghai TD Manufacturing	August 13, 2014	August 12, 2024
6	A new type of green space parking rack	Utility Patent	ZL201420059902.8	Shanghai TD Manufacturing	August 13, 2014	August 12, 2024
7	Portable solar-powered safety stop car warning devices	Utility Patent	ZL201420059898.5	Shanghai TD Manufacturing	August 13, 2014	August 12, 2024
8	A new type of smart rotating parking equipment	Utility Patent	ZL201420059900.9	Shanghai TD Manufacturing	August 13, 2014	August 12, 2024
9	Wheeled steel cable guards	Utility Patent	ZL201420059899.X	Shanghai TD Manufacturing	August 13, 2014	August 12, 2024
10	Cubic garage comb interlocking pallet support stop and shift system	Utility Patent	ZL201720982880.X	Shanghai TD Manufacturing	March 20, 2018	March 19, 2028
11	Interspersed with skid lift without avoidance mechanical garage	Utility Patent	ZL201720982194.9	Shanghai TD Manufacturing	March 20, 2018	March 19, 2028
12	Automatic rotating carriage for mechanical garages Lifting access platform	Utility Patent	ZL201720982276.3	Shanghai TD Manufacturing	March 20, 2018	March 19, 2028
13	Cubic garage suspension lift Tower lifters	Utility Patent	ZL201720982278.2	Shanghai TD Manufacturing	March 20, 2018	March 19, 2028
14	Garage Systems Fixed Car Carrier Panels	Utility Patent	ZL201721331521.0	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
15	Lifting and moving machines for mechanical garages Structural mechanical limit switch device	Utility Patent	ZL201721331079.1	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
16	Lifting frame level positioning slewing Lifting tower garage	Utility Patent	ZL201721331114.X	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
17	Wire rod lifting cantilever telescopic pendant Straight lifting frame	Utility Patent	ZL201721340729.9	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
18	Vehicle tower garage car upper dynamic Power saddle	Utility Patent	ZL201721327427.8	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
19	Cubic garage lift mechanism rolling friction mobile energy saving safety balanced counterweight	Utility Patent	ZL201721341022.X	Shanghai TD Manufacturing	May 11, 2018	May 10, 2028
20	Automatic moving rotating stand Parking device	Utility Patent	ZL201821342645.3	Shanghai TD Manufacturing	March 19, 2019	March 18, 2029
21	All-steel assembled type car park floor slab	Utility Patent	ZL201320421627.5	Shanghai TD Parking	January 22, 2014	January 21, 2024
22	A kind of lifting and traversing device in three-dimensional garage	Utility Patent	ZL202123271399.1	Zhejiang TD Parking	June 7, 2022	June 6, 2032
23	A rotary parking device	Utility Patent	ZL202123278348.1	Zhejiang TD Parking	June 7, 2022	June 6, 2032
24	A kind of three-dimensional parking device	Utility Patent	ZL202123278350.9	Zhejiang TD Parking	August 12, 2022	August 11, 2023
25	A kind of carrier plate for use in vertical cycle stereo garage	Utility Patent	ZL202123296621.3	Zhejiang TD Parking	August 19, 2022	August 18, 2032
26	A type of carrier plate for use in a three-dimensional garage	Utility Patent	ZL202123305226.7	Zhejiang TD Parking	August 12, 2022	August 11, 2032

Trademark

As of the date of this prospectus, TD Manufacturing has registered 1 trademark in the PRC.

Trademark	Registration Number	Application Area	Registrant	Acquisition method	Valid Through
	1195173	Metal parking garage	Shanghai TD Manufacturing	Assignment	2028.7.27

Domain

As of the date of this prospectus, Shanghai TD Manufacturing has 1 ICP filing in the PRC.

License No.	Date of approval	Domain Name Owner	Domain Name
Shanghai ICP 05048272	February 22, 2019	Shanghai TD Manufacturing	stdparking.com

Seasonality

The Operating Subsidiaries have not experienced, and do not expect to experience, any seasonal fluctuations in the results of operations.

Employees

As of the date of this prospectus, the Operating Subsidiaries have 77 employees, all of whom are full-time. The Operating Subsidiaries had 77 and 73 employees as of December 31, 2023 and 2022, respectively.

The following table sets out the number of our employees, excluding external experts, categorized by functions:

Functions	Number of Employees as of the date of this prospectus	Number of Employees as of December 31, 2023	Number of Employees as of December 31, 2022
Research and Development	11	11	11
Manufacturing	44	44	41
Marketing	4	4	4
Financial	7	7	7
General and Administration	11	11	11
Total	77	77	73

The Operating Subsidiaries offer employees competitive compensation packages and a dynamic work environment, which encourages performance-based initiative. As a result, the Operating Subsidiaries were able to attract and retain talented people and maintain a stable core management team.

Chinese regulations require the Operating Subsidiaries to participate in various government statutory employee benefit programs, including pension, medical, unemployment, work injury, maternity insurance, and housing provident fund. Under PRC law, the Operating Subsidiaries are required to contribute a specified percentage of the employees’ salaries, bonuses, and specific allowances to employee benefit plans, up to a maximum amount set by local government regulations.

The Operating Subsidiaries maintain good working relationships with the employees and that none of them has experienced any significant labor disputes.

Insurance

The Operating Subsidiaries maintain insurance policies that we consider to be in line with market practice and adequate for our business. We currently do not maintain product liability insurance or key person insurance.  See “Risk Factors — Risks Related to the Business and Operations — The Operating Subsidiaries have limited insurance coverage to protect us against all risks associated with the business operations.”

Legal Proceedings

As of the date of this prospectus, neither Huachen Cayman nor any of its subsidiaries are currently a party to, and we are not aware of any threat of, any legal, arbitral, or administrative proceedings, which, in our opinion, is likely to have a material and adverse effect on the business, financial conditions, or results of operations. We may, from time to time, become a party to various legal, arbitral or administrative proceedings arising in the ordinary course of the business.

REGULATIONS

The Operating Subsidiaries’ operation in China is subject to a number of PRC laws and regulations. This section summarizes the most significant PRC laws and regulations relevant to the business and operations in China and the key provisions of such regulations.

Regulations Relating to Environmental Protection and Work Safety

Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated by the SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants during the course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation, and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within a prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the PRC Civil Code. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

Work Safety

Under relevant construction safety laws and regulations, including the PRC Work Safety Law, which was promulgated by the SCNPC on June 29, 2002, amended on August 27, 2009 and August 31, 2014, and effective on December 1, 2014, production and operating business entities must establish objectives and measures for work safety and improve the working conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide their employees with protective equipment that meets the national or industrial standards. Automobile and components manufacturers are subject to such environment protection and work safety requirements.

Fire Protection

Pursuant to the Fire Protection Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress on April 29, 1998, amended on October 28, 2008, April 23, 2019, April 29, 2021, and effective on April 29, 2021, and the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project promulgated by the Ministry of Housing and Urban-Rural Development on April 1, 2020, which became effective on June 1, 2020, the construction entity of a large-scale crowded venue (including the construction of a manufacturing plant whose size is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within five business days after passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use or fails to conform to the fire safety requirements after such inspection, it will be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 (approximately $4,250) and RMB300,000 (approximately $42,500).

Regulations Relating to Industry Supervision

The Ministry of Housing and Urban-Rural Development is the competent department of our industry, which is mainly responsible for formulating industrial policies, supervising and inspecting their implementation, studying and formulating industry development plans, guiding industry structural adjustment and implementing industry management. The SAMR is responsible for the formulation of technical quality standards for the parking equipment manufacturing industry. The Ministry of Emergency Management supervises the safety production. The China Parking System Manufactures Association is liable for appraising and evaluating the production license for mechanical parking equipment.

The main laws and regulations in the mechanical parking industry include the PRC Product Quality Law (2018 Amendment), the PRC Special Equipment Safety Law, the PRC Work Safety Law (2021 Amendment), Regulations on Safety Supervision of Special Equipment (2009 Revision), Manufacturing Licensing Rules for Mechanical and Electrical Special Equipment (Trial) (National Quality Inspection Pot [2003] No. 174), Type Test Procedures for Hoisting Machinery (Trial)(National Quality Inspection Pot [2003] No. 305), Measures for the Supervision and Management of Personnel Operating Special Equipment (2011 Revision) etc.

Regulations on Foreign Investment

The Foreign Investment Law of the PRC was adopted by the 2nd session of the thirteenth National People’s Congress on March 15, 2019 and became effective on January 1, 2020. The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a system of pre-entry national treatment with a negative list for foreign investments, pursuant to which (i) foreign natural persons, enterprises or other organizations, collectively the foreign investors, shall not invest in any sector forbidden by the negative list for access of foreign investment, (ii) for any sector restricted by the negative list, foreign investors shall conform to the investment conditions provided in the negative list, and (iii) sectors not included in the negative list shall be managed under the principle that domestic investment and foreign investment shall be treated equally. The Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information report system in which foreign investors or foreign-funded enterprises shall submit the investment information to competent departments of commerce through the enterprise registration system and the enterprise credit information publicity system.

On December 30, 2019, the Ministry of Commerce and the State Administration for Market Regulation of the PRC issued the Measures for the Reporting of Foreign Investment Information, which came into effect on January 1, 2020 and replaced Interim Administrative Measures. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in China, the foreign investors or foreign-invested enterprises shall submit investment information to the commerce authorities pursuant to these measures.

Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2020 Version)

The Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2020 Version), or the Negative List, which was promulgated jointly by the Ministry of Commerce and the National Development and Reform Commission on June 23, 2020 and became effective on July 23, 2020, replaced and abolished the Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2019 Version) regulating the access of foreign investors to China. Pursuant to the Negative List, foreign investors should refrain from investing in any of prohibited sectors specified in the Negative List, and foreign investors are required to obtain the permit for access to other sectors that are listed in the Negative List but not classified as “prohibited.” The Negative List covers 12 industries. Fields not covered in the Negative List shall be administrated under the principle of equal treatment to domestic and foreign investments.

Huachen Cayman is a Cayman Islands company, and the businesses of the Operating Subsidiaries in China are mainly financial and taxation solution services, education support services and software and maintenance services, which are not restricted or prohibited for foreign investors by the Negative List.

Regulations Relating to Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is 10 years, 15 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyrights in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

The Operating Subsidiaries have adopted necessary mechanisms to register, maintain and enforce intellectual property rights in the PRC. However, we cannot assure you that we can prevent the intellectual property from all the unauthorized use by any third party, neither can we promise that none of the intellectual property rights would be challenged any third party.

Regulations Relating to Internet Information Services

According to the Administrative Measures on Internet Information Services promulgated by the State Council on September 25, 2000, and amended on January 8, 2011, internet information services are classified into two categories: (1) profitable internet information services; and (2) non-profitable internet information services. Profitable internet information services refer to the provision, via the internet, of information or webpage development etc. for payment to internet users. Non-profitable internet information services refer to the provision, via the internet, of open or sharable information for free to internet users. PRC applies the license system to profitable internet information services and applies the record-filing system to non-profitable internet information services. The Operating Subsidiaries have completed the registration required by the measures for the website we operate.

Regulations Relating to Taxation

Regulations on Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 20%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations.

According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT, effective as of April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in any third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

On October 14, 2019, the State Administration of Taxation issued the Notice on the Administrative Measures for Non-resident Enterprises to Enjoy Contractual Benefits (Circular No. 35 of the State Administration of Taxation in 2019, Circular 35), which was implemented from January 1, 2020. According to Circular 35, non-resident enterprises may enjoy the benefits by the way of “self-judgment, declaration and enjoyment, and retention of relevant information for future reference.” If a non-resident enterprise judges that it meets the conditions for enjoying the contractual benefits, it may enjoy the contractual benefits at the time of tax declaration or through the withholding agent. At the same time, it shall collect and retain relevant information for reference in accordance with Circular 35, and accept the follow-up management of the tax authorities.

Regulations on Enterprise Income Tax

According to the Enterprise Income Tax Law which was issued by the National People’s Congress on March 16, 2007 and last revised and came into effect on December 29, 2018, and the Implementation Rules to the Enterprise Income Tax Law issued by the State Council on December 6, 2007 and effective on January 1, 2008 and was revised on April 23, 2019, both domestic and foreign-invested enterprises established under the laws of foreign countries or regions whose “de facto management bodies” are located in the PRC are considered resident enterprises, and will generally be subject to EIT at the rate of 25% of their global income. Under the Implementing Rules of the Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. A circular issued by the State Administration of Taxation of the PRC in April 2009 and amended in 2017, regarding the standards used to classify certain Chinese invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprise,” which also clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to shareholders outside of the PRC. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities. We believe that Huachen Cayman or any of our subsidiaries outside of China is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management bodies.”

Regulations on Value-Added Tax

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax. On March 20, 2019, the Ministry of Finance, the State Administration of Taxation and General Administration of Customs issued Announcement on Policies for Deepening the VAT Reform jointly, under which the VAT rates under the basic mechanism is 13% for the sectors such as operating and financial leases of equipment, 9% for sectors such as transportation, postal, basic telecommunication, and construction services as well as sales and leases of real property and real property rights, 0% for exported services and 6% for all remaining services, including financial services. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided. Furthermore, according to Announcement of the State Taxation Administration on Matters relating to Expanding the Scope of the Pilot Scheme for Issuance of Special VAT Invoices by Small-Scale Taxpayers issued by State Administration on February 3, 2019, the basic mechanism may not apply to small-scale taxpayers who may pay the VAT taxes at the levy rates of 3% and 5% on the basis of their sales amount. As of the date of this prospectus, the Operating Subsidiaries are generally subject to VAT rates of 6%.

Regulations Relating to Foreign Exchange

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

On March 30, 2015, SAFE promulgated Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced both previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated Circular 16 to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than banks’ principal-secured products; (iii) granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises).

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, according to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE issued SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, that became effective in July 2014, replacing the previous SAFE Circular 75. SAFE Circular 37 regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Under SAFE Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate onshore or offshore assets or interests, while “round trip investment” refers to direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. SAFE Circular 37 provides that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with SAFE or its local branch. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37, requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of the SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

The PRC resident beneficial owners of Huachen Cayman subject to these registration requirements have registered with the Pinghu SAFE branch and/or qualified banks to reflect the recent changes to our corporate structure.

Regulations on Dividend Distribution

Under our current corporate structure, the Company may rely on dividend payments from Hua Chen WFOE and Zhejiang Hua Chen Tech, which are wholly foreign-owned enterprises incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include Foreign Investment Law of the PRC and Company Law of the PRC. Under these laws, wholly foreign-owned enterprises in China may freely make remittance inward and outward in RMB or foreign exchange of capital contribution, profits, capital yield, income from asset disposal, intellectual property licensing fees, indemnity obtained according to law or income from compensation and liquidation. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year as a statutory reserve fund, if any, to fund the reserve fund until the statutory reserves fund has reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to optional reserve funds. After making up the losses and allocating reserve funds, the remaining after-tax profits of wholly foreign-owned enterprises may be distributed to the shareholders. As of December 31, 2023 and 2022, the statutory reserves fund of $400,454 has reached 50% of the registered capital of the enterprise.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Currently, we are making contributions to the plans based on the minimum standards, although the PRC laws required such contributions to be based on the actual employee salaries up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected. See “Risk Factors — Risks Related to Doing Business in China — We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.”

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Bin Lu	55	Chief Executive Officer, Director and Chairman of the Board
Lei Shen	51	Chief Financial Officer, Director
Dennis Tao Chen*(1)(2)(3)	55	Independent Director Nominee
Jing Wang*(1)(2)(3)	44	Independent Director Nominee
Chao Xu*(1)(2)(3)	68	Independent Director Nominee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

*	The individual shall be appointed and consents to be in such position effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Mr. Bin Lu is our Chief Executive Officer, Director and Chairman of the Board. From October 2016 to October 2019, he served as Chairman at Shanghai Huachen Technology Co., Ltd. Preceding that role, he was the General Manager of Shanghai Huachen Steel Structure Installation Engineering Co., Ltd. from May 2005 to October 2016. From May 2000 to May 2005, he worked as the General Manager at Shanghai Huachen Industrial Co., Ltd., and prior to that, he was the General Manager of Shanghai Huaxian Industrial Co., Ltd. from September 1995 to May 2000. As of the date of this prospectus, Mr. Lu is also the executive directors of Shanghai TD Manufacturing, Zhejiang TD Parking, Shanghai Yufeng, Shanghai TP Parking, Shanghai TD Installation and Shanghai TD Parking. He obtained his bachelor’s degree of marine engineering management from Shanghai Maritime University in 1990.

Mr. Lei Shen is our Chief Financial Officer and Director. Since January 2017, he has been the Chief Financial Officer at Zhejiang Hua Chen Tech and the director of Shanghai TD Manufacturing. He has also served as a Director at Shanghai TD Manufacturing since November 2016. He was the Finance Manager at Shanghai Baotie Railway Bridge Building Materials Co., Ltd. from September 2000 to November 2016. From March 1997 to September 2000, he was the Financial Supervisor at Baosteel Group Shanghai Pudong Iron and Steel Co., Ltd. He obtained his associate degree from Shanghai University of Finance and Economics in 1999.

Dennis Tao Chen is an independent director nominee and Chair of Audit Committee. The appointment shall begin upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Chen has 30 years of experience in finance. Since February 2014, Mr. Chen has been the Director of Financing Director at Happiness Color Culture Media (Shanghai) Co., Ltd. Mr. Chen held the position of CFO at Teeuwissen China Corporation Co., Ltd. from 2013 to 2014. From 2012 to 2013, Mr. Chen was the Finance Director at Gloria Department Store (Shanghai) Co., Ltd. Mr. Chen’s experience also includes a role as CFO at Sky Base International Holdings Limited (HK) from 2010 to 2012. Between 2007 and 2010, Mr. Chen worked as the Finance Director and Business Partner at Heji Jidian Co. Ltd. Earlier in his career, Mr. Chen was an Accountant at ITW (Illinois Tool Works, Inc. NYSE: ITW) from 2004 to 2007, a Senior Corporate Accountant at DFS Galleria/LVMH from 2000 to 2002, a Senior Accountant at Artisan Entertainment, Inc. from 1997 to 2000, and a Staff Accountant at AirportGroup International, Inc. from 1996 to 1997. Mr. Chen has a BA in Accounting from University of Southern California and an MBA from California State University - Los Angeles.

Jing Wang is an independent director nominee and Chair of Compensation Committee. The appointment shall begin upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Wang has been engaged in securities and capital market legal services for over 16 years, primarily focusing on share restructuring, stock issuance and listing, equity investment and financing, mergers and acquisitions, and other corporate, securities, and financial legal services. Ms. Wang possesses extensive experience in capital markets, mergers and acquisitions, asset restructuring, and corporate business. Ms. Wang has been working at Shanghai Guangfa Law Firm since 2007. During this tenure, Ms. Wang held the positions of project supervisor, department supervisor and partner of the law firm. Ms. Wang was an Investment Consultant at Zhongmu (Shanghai) Investment Co., LTD. from 2006 to 2007. Ms. Wang has a BA in Law from Yantai University and a Master’s Degree in International Economic Law from Shanghai University of International Trade.

Chao Xu is an independent director nominee and Chair of Nominating Committee. The appointment shall begin upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Xu served as the General Manger at Shanghai Electric in Hong Kong Company from 2014 to 2017. From October 2006 to 2014, Mr. Xu worked at the Shanghai Electric Group Corporation. During this tenure, Mr. Xu held the positions of Chief Financial Officer and Vice President at Shanghai Electric Asset Management Company. Concurrently, from 2010 to 2013, Mr. Xu served as the Chief Supervisor for Shanghai Jiyou Machinery Co., Ltd. In the years 2011 to 2013, Mr. Xu also held the role of the Chief Supervisor for both Shanghai Automation Instrument Co., Ltd. and Shanghai Haili Co., Ltd. Additionally, during 2011 to 2014, Mr. Xu was a Director at both Haitong Securities and Orient Securities. Mr. Xu has an EMBA from China Europe International Business School.

Family Relationship

There is no family relationship among any of our directors or executive officers.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Board of Directors

We expect that our Board of Directors will consist of five (5) directors, a majority of whom are independent as such term is defined by the Nasdaq. We expect that all independent director nominees will begin their service upon the effectiveness of the registration statement of which this prospectus forms a part.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice that a director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purpose of voting on a resolution in respect of a contract or transaction in which he has an interest and after such general notice it shall not be necessary to give special notice relating to any particular transaction. Provided that proper disclosure has been given to the directors as mentioned above, a director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Corporate Governance

The business and affairs of the company are managed under the direction of our Board of Directors. Each of our directors has attended all meetings either in person, via telephone conference, or has, together with each other director, taken action as a board by unanimous written resolution. Shareholders will be given specific information on how they can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of the Board of Directors.

Board Committees

We will establish three committees under the Board of Directors: an audit committee, a compensation committee and a nominating committee, and adopt a charter for each of the three committees, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Copies of our committee charters will be posted on our corporate investor relations website prior to the effectiveness of the registration statement. Each committee’s members and functions are described below.

Audit Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, our Audit Committee will consist of Dennis Tao Chen, Jing Wang and Chao Xu. Dennis Tao Chen will serve as the chair of our audit committee. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our Board of Directors has determined that Dennis Tao Chen qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K of the SEC. The primary duties of the Audit Committee are, among other things:

●	Make recommendations to the Board in relation to the appointment;

●	Re-appoint and remove of the external auditor;

●	Monitor the reporting of our Company’s financial statements, annual reports, accounts and half-year reports; and

●	Review and supervise our financial controls, internal control and risk management systems.

Compensation Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, our compensation committee will consist of Dennis Tao Chen, Jing Wang and Chao Xu. Jing Wang will serve as the chairperson of our compensation committee. The primary duties of the Compensation Committee are, among other things:

●	Make recommendations to the Board in relation to our policy and structure for all Directors’ and senior management’s compensation;

●	Make recommendations to the Board on the compensation packages of individual directors and senior management personnel; and

●	Review performance-based compensation and to ensure that none of the Directors determine their own compensation.

Nominating Committee. Upon the effectiveness of the registration statement of which this prospectus forms a part, our nominating committee will consist of Dennis Tao Chen, Jing Wang and Chao Xu. Chao Xu will be the chairperson of our nominating committee. The primary duties of the Nominating Committee are, among other things:

●	Review the structure, size and composition of the Board on a regular basis

●	Identify individuals suitably qualified to become Board members

●	Assess the independence of independent directors; and

●	Make recommendations to the Board in relation to the appointment or re-appointment of Directors.

Duties of Directors

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. See “Description of Ordinary Shares—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited circumstances, a shareholder may have the right to seek damages in our name if a duty owed by the directors is breached.

Our Board of Directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our Board of Directors include, among others:

●	convening general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Stock Market Rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements, including:

●	the requirement that a majority of the Board of Directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Chief Executive Officer, Director and Chairman of the Board, Mr. Bin Lu, will beneficially own 54.15% of our total issued and outstanding Ordinary Shares, representing 54.15% of the total voting power, assuming that the underwriter do not exercise their over-allotment option, or 53.01% of our total issued and outstanding Ordinary Shares, representing 53.01% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c), because Mr. Bin Lu, will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Remuneration

The directors may receive such remuneration as our Board of Directors may determine from time to time. The directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the directors, or any committee of the directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the directors from time to time, or a combination partly of one such method and partly the other. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until their successors have been duly elected and qualified. Employee directors may receive compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive stock grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of business conduct and ethics applicable to our directors, officers and employees; however, we intend to adopt one in the near future in connection with our application to list on the Nasdaq Global Market.

EXECUTIVE COMPENSATION

We currently do not have a compensation committee approving our salary and benefit policies. We will have a compensation committee upon the effectiveness of the registration statement. Our Board of Directors has determined the compensation to be paid to our executive officers and employee directors based on our financial and operating performance and prospects, and contributions made by the officers’ to our success. Each of the named officers will be measured by a series of performance criteria by the Board of Directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers and employee directors. The Board of Directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The Board of Directors has oversight of executive compensation plans, policies and programs.

Compensation

For the year ended December 31, 2023, we paid an aggregate of RMB 480,000 (approximately US$67,820) to our executive officers and employee directors. For the fiscal year ended December 31, 2022, we paid an aggregate of RMB 1,591,649 (approximately US$236,536), which is the total amount of base salary plus bonus, in cash to our executive officers and employee directors. Due to the impact of the COVID-19 pandemic, the total revenue in 2020 has decreased, and thus we did not pay bonus to our executive officers and employee directors for the fiscal year ended December 31, 2020. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Employment Agreements

We have entered into an employment agreement with each of our executive officers and employee directors. Each of them is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer. We may also terminate an executive officer’s employment without cause upon advance written notice. The executive officer and employee director may resign at any time with an advance written notice.

On August 1, 2024, Huachen Cayman entered into an employment agreement with Mr. Bin Lu, our Chief Executive Officer, Director and Chairman of the Board, for a term of three years. Mr. Bin Lu is entitled to an annual base salary of RMB120,000 (or approximately USD16,955).

On August 1, 2024 , Huachen Cayman entered into an employment agreement with Mr. Lei Shen, our Chief Financial Officer and Director, for a term of three years. Mr. Lei Shen is entitled to an annual base salary of RMB120,000 (or approximately USD16,955).

Equity Incentive Plan

On August 12, 2024, Huachen Cayman adopted the 2024 Equity Incentive Plan, or the 2024 Plan, for the purpose of granting share based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours.

The maximum aggregate number of Ordinary Shares which may be issued pursuant to all awards under the 2024 Plan is 3,000,000 Ordinary Shares. As of the date of this prospectus, no Ordinary Shares have been granted under the 2024 Plan.

The following paragraphs summarize the terms of the 2024 Plan.

Administration. The 2024 Plan is administered by the board of directors or committee or individuals authorized by the board of directors, and once the Compensation Committee is established, the Compensation Committee will administer the 2024 Plan (such committee that administers the 2024 Plan, the “Committee”). The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2024 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2024 Plan. The Committee will have full discretion to administer and interpret the 2024 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable.

Eligibility. Current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the 2024 Plan. The Committee has the sole and complete authority to determine who will be granted an award under the 2024 Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the 2024 Plan.

Number of Shares Authorized. The 2024 Plan provides for an aggregate of Three Million (3,000,000) Ordinary Shares to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the Ordinary Shares subject to such award will again be made available for future grant. Shar Ordinary Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2024 Plan.

Each Ordinary Share subject to an option or a stock appreciation right will reduce the number of Ordinary Shares available for issuance by one share, and each Ordinary Share underlying an award of restricted stock, restricted stock units, stock bonus awards and performance compensation awards will reduce the number of Ordinary Shares available for issuance by one share.

If there is any change in the corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2024 Plan, the number of shares covered by awards then outstanding under the 2024 Plan, the limitations on awards under the 2024 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Term of Plan. The 2024 Plan will have a term of ten years and no further awards may be granted under the 2024 Plan after that date.

Awards Available for Grant. The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The Committee will be authorized to grant options to purchase Ordinary Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Internal Revenue Code of 1986, as amended, or the Code, Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2024 Plan will be subject to the terms and conditions established by the Committee. Under the terms of the 2024 Plan, the exercise price of the options will be set forth in the applicable award agreement. Options granted under the 2024 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2024 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder).

Stock Appreciation Rights. The Committee will be authorized to award stock appreciation rights (or SARs) under the 2024 Plan. SARs will be subject to the terms and conditions established by the Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2024 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock. The Committee will be authorized to award restricted stock under the 2024 Plan. The Committee will determine the terms of such restricted stock awards. Restricted stock are Ordinary Shares that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards. The Committee will determine the terms of such restricted stock units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited.

Stock Bonus Awards. The Committee will be authorized to grant awards of unrestricted Ordinary Shares or other awards denominated in Ordinary Shares, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Committee will be authorized to grant any award under the 2024 Plan in the form of a performance compensation award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The board of directors may amend, suspend or terminate the 2024 Plan at any time; however, stockholder approval to amend the 2024 Plan may be necessary if the law or the rules of the national exchange so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement or as determined by the Committee in its sole discretion, in the event of a change in control, all outstanding options and equity awards (other than performance compensation awards) issued under the 2024 Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management—Employment Agreements”

Other Transactions with Related Parties

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2023 and 2022, and as of the date of this prospectus:

Due from related parties consists of the following:

Name	Related party relationship	December 31, 2023	December 31, 2022
Shanghai Liqing Information Technology Co. LTD	An entity controlled by Zixuan Chen	-	221,104
Zhaohui Chen	Director of Shanghai TD Manufacturing	13,354	13,713
Yun Zhang	Director of Shanghai TD Installation	4,207	3,405
Qi Qin	Supervisor of Shanghai TD Manufacturing in 2021	5,365	5,509
Shanghai Muling Industry Co., LTD	An entity controlled by Jiling Cheng	1,399,282	636,246
Zixuan Chen	Shareholder of the Company, son of Jiling Cheng, son of Yuejin Chen	-	25,373
Yue Xu	Director of Shanghai TD Installation	-	8,000
Bin Lu	Principal shareholder, Director, Juridical person	15,531	-
Zhejiang Xinghang Precision Machinery Co., LTD	An entity controlled by Jiling Cheng	1,238,751	-
Shanghai Huafeng Investment Holding Co., LTD	An entity controlled by Zixuan Chen	387	-
Total due from related parties		$2,676,876	$913,350

The Company has, in the past, advanced cash to related parties for business purpose and recorded advances as due from related parties in the consolidated financial statements. Such advances are non-interest bearing and due upon demand. Since the large amount is recovered, there is no impairment. For other receivable from third-party customers, as of the date of the prospectus, approximately 65.5%, or $0.93 million of the balance have been subsequently collected.

Due to related parties consists of the following:

Name	Related party relationship	December 31, 2023	December 31, 2022

Yue Xu	Director of Shanghai TD Installation	$3,023	$-
Jiling Cheng	Supervisor of Shanghai TD Parking and Shanghai TP Parking	34,112	7,781
Bin Lu	Principal shareholder, Director, Juridical person, Chief Executive Officer.	117,403	112,241
Zhaohui Chen	Director of Shanghai TD Manufacturing	3,086	-
Total due to related parties		$157,624	$120,022

As of December 31, 2023 and 2022, the balance due to related parties was used for working capital during the Company’s normal course of business. These advances are non-interest bearing and due on demand. These balances were subsequently repaid as of the date of this prospectus.

Revenue from related parties consists of the following:

Name	Related party relationship	December 31, 2023	December 31, 2022
Zhejiang Xinghang Precision Machinery Co., LTD	An entity controlled by Jiling Cheng	$4,093,910	-
Total revenue from related parties		$4,093,910	-

Related Party Transaction Policy

The Board of Directors has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification or related person transactions, effective upon the effectiveness of the registration statement of which this prospectus forms a part.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting shares;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of our Ordinary Shares beneficially owned before the offering are based on 30,000,000 Ordinary Shares with a par value of $0.00000125 per share issued and outstanding (reflecting a 1-for-800 forward split of our Ordinary Shares, approved by our shareholders on August 12, 2024, and a surrender of 10,000,000 Ordinary Shares, approved by our board of directors on August 12, 2024) as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of the Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the following table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the address for each principal shareholder is Room 601, No.9, Lane 245, East Sanliqiao Road, Pudong New Area, Shanghai, PRC. As of the date hereof, we have 5 shareholders of record.

Executive Officers and Directors	Amount of Beneficial Ownership of Ordinary Shares(1)	Pre- Offering Percentage Ownership of Ordinary Shares(2)	Post- Offering Percentage Ownership of Ordinary Shares assuming no exercise of the over-allotment option(2)(3)	Post- Offering Percentage Ownership of Ordinary Shares assuming full exercise of the over-allotment option(2)(3)
Directors and Named Executive Officers:
Bin Lu, Chief Executive Officer, Director and Chairman of the Board(4)	18,951,000	63.17%	54.15%	53.01%
Lei Shen, Chief Financial Officer and Director	-	-	-	-
Dennis Tao Chen	-	-	-	-
Jing Wang	-	-	-	-
Chao Xu	-	-	-	-
All executive officers and directors as a group ( five persons)	18,951,000	63.17%	54.15%	53.01%

5% or Greater Shareholders
Huahao (BVI) Limited(4)	18,951,000	63.17%	54.15%	53.01%
Huayue (BVI) Holding Limited(5)	3,000,000	10.00%	8.57%	8.39%
Huaxuan (BVI) Limited(6)	2,859,000	9.53%	8.17%	8.00%
Huamao (BVI) Limited(7)	2,652,000	8.84%	7.58%	7.42%
Huajing (BVI) Limited(8)	2,538,000	8.46%	7.25%	7.10%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Ordinary Shares. All shares represent only the Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 30,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Ordinary Shares are entitled to one (1) vote per share.

(3)	Assuming 5,000,000 Ordinary Shares are issued in this offering if no over-allotment is exercised or 5,750,000 Ordinary Shares are issued in this offering if the over-allotment is exercised in full.

(4)	Bin Lu, our Chief Executive Officer, Director and Chairman of the Board, is the sole shareholder and director of Huahao (BVI) Limited, a British Virgin Islands company holding 18,951,000 Ordinary Shares, which represent 63.17% of the total Ordinary Shares issued and outstanding.

(5)	Liping Zhu, is the sole shareholder and director of Huayue (BVI) Holding Limited, a British Virgin Islands company holding 3,000,000 shares, which represent 10.00% of the total Ordinary Shares issued and outstanding.

(6)	Zixuan Chen, is the sole shareholder and director of Huaxuan (BVI) Limited, a British Virgin Islands company holding 2,859,000 shares, which represent 9.53% of the total Ordinary Shares issued and outstanding.

(7)	Jinglu Li, is the sole shareholder and director of Huamao (BVI) Limited, a British Virgin Islands company holding 2,652,000 shares, which represent 8.84% of the total Ordinary Shares issued and outstanding.

(8)	Yuejin Chen, is the sole shareholder and director of Huajing (BVI) Limited, a British Virgin Islands company holding 2,538,000 shares, which represent 8.46% of the total Ordinary Shares issued and outstanding.

DESCRIPTION OF ORDINARY SHARES

Huachen Cayman was incorporated on September 30, 2021 in the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association that will become effective immediately prior to completion of this offering (which is referred to in this section as collectively, the “M&A”; respectively, the “Memorandum” and the “Articles”), the Companies Act, and the common law of the Cayman Islands.

On August 12, 2024, Huachen Cayman effected a 1-for-800 forward split of our Ordinary Shares, cancelled certain authorized but unissued Ordinary Shares and diminished the Company’s authorized share capital. As a result, the authorized share capital of the Company is $250 divided into 200,000,000 shares of a par value of $0.00000125.

Immediately upon the completion of the forward split, cancellation of authorized but unissued Ordinary Shares and diminution of authorized share capital, the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation, among which (i) 6,317,000 Ordinary Shares were surrendered by Huahao (BVI) Limited, (ii) 1,000,000 Ordinary Shares were surrendered by Huayue (BVI) Holding Limited, (iii) 846,000 Ordinary Shares were surrendered by Huajing (BVI) Limited, (iv) 884,000 Ordinary Shares were surrendered by Huamao (BVI) Limited, (v) 953,000 Ordinary Shares were surrendered by Huaxuan (BVI) Limited. As a result, the total number of Ordinary Shares issued and outstanding became 30,000,000 Ordinary Shares and each of Huahao (BVI) Limited, Huayue (BVI) Holding Limited, Huajing (BVI) Limited, Huamao (BVI) Limited and Huaxuan (BVI) Limited owns 18,951,000 Ordinary Shares, 3,000,000 Ordinary Shares, 2,538,000 Ordinary Shares, 2,652,000 Ordinary Shares, and 2,859,000 Ordinary Shares, respectively.

Our Memorandum and Articles

A copy of M&A is filed as an exhibit to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below summary of the material provisions of our M&A and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares, together with a comparison to similar features under Delaware law.

Objects of Our Company

Under our amended and restated memorandum of association, that will become effective immediately prior to completion of this offering, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares

General

Our authorized share capital is $250, divided into 200,000,000 ordinary shares of a par value of $0.00000125 each.

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered book-entry form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares.

As of the date of this prospectus, there are 30,000,000 Ordinary Shares issued and outstanding.

Huachen Cayman is selling Ordinary Shares in this offering. At the completion of this offering, there will be 35,000,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not exercise the over-allotment option.

Listing

We plan to list our Ordinary Shares on the Nasdaq Global Market under the symbol “HCAI.” We cannot guarantee that we will be successful in listing on Nasdaq. This offering is conditioned upon Nasdaq approval of listing.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and our Articles. The directors may from time to time declare dividends (including interim dividends) and distributions on the issued and outstanding shares of the Company and authorize payment of the same out of the funds of the Company lawfully available therefor. Dividends may also be declared or paid out of share premium account or otherwise permitted by the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights

At each general meeting of our company, on a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Ordinary Share. The holders of Ordinary Shares shall at all times vote together as one class on all resolutions of the shareholders. At any general meeting the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At any general meeting, a resolution put to the vote of the meeting shall be decided by a show of hand unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairman of such meeting or by one or more shareholders present in person or by proxy entitled to vote.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholders. Directors may also be appointed by a resolution of the directors of the Company, provided that the total number of directors (exclusive of alternate directors) shall not at any time exceed the maximum number of directors fixed in accordance with the our Articles.

Meetings of shareholders

Any of our directors may convene general meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. The director convening a general meeting shall give at least five days’ notice of the general meeting to those shareholders whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting, and each of the Company’s directors. Our Board of Directors must convene a general meeting upon the written request of one or more shareholders holding no less than 10% of the Company’s paid-up share capital as at the date of the deposit of the requisition carries the right of voting at general meetings of the Company. The notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be carried out at the meeting. With the consent of shareholders holding not less than 75% of the issued and paid-up Shares carrying the right to vote at a particular meeting, that meeting may be convened by such shorter notice and in such manner as those shareholders may think fit. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. Except as otherwise provided in our M&A, one or more shareholders present in person or by proxy and holding shares carrying at least one-third of voting rights of all issued and paid-up Shares carrying the right to attend and vote thereat shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. The chairman, if any, of our Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the general meeting, or is unwilling to act, the directors present shall elect one of their number to be chairman of the general meeting, failing which the shareholders present or by proxy shall choose any person present to be the chairman of that meeting.

Meetings of directors

Subject to the Companies Act and the Articles, the management of our company is entrusted to our Board of Directors, who will make decisions by voting on resolutions of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A director and his appointed alternate director shall be considered as only one person for the purpose of calculating quorum. An alternate director or proxy appointed by a director shall be counted in a quorum at a meeting at which the director appointing him is not present. A resolution in writing signed by all of the directors shall be valid and effectual as if it had been passed at a meeting of the directors, duly convened and held.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under either Cayman Islands law or our M&A.

Winding Up

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares in proportion to the capital paid up. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture if the call remains unpaid after a second notice by the directors in accordance with our Articles.

Repurchase of Shares

The Companies Act and our Articles permit us to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Companies Act, our M&A and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed.

Provided the necessary shareholders and board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Act have been satisfied. Under the Companies Act, the repurchase of any share may be paid out of our company’s profits, out of the share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following the date of such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the memorandum and articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variation of Rights Attaching to Shares

Whenever the capital of our company is divided into different classes, the rights attaching to any class of shares (unless otherwise provided by our Articles or terms of issue of the shares of that class), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase by the company of shares of any other class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

●	amend our Memorandum to increase the authorized share capital of our Company or cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

●	subdivide our authorized and issued shares into a larger number of shares; and

●	consolidate our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our M&A and register of mortgages and charges, and any special resolution passed by our shareholders). However, our Board of Directors may determine from to time whether and to what extent the Company’s book and records (or any of them) shall be open to inspection by the shareholders who are not members of our Board of Directors. To that end, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&A governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our M&A authorizes our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent that there are sufficient authorized but unissued shares.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. An exempted company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection by shareholders of the company;

●	does not have to hold annual general meetings;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities if it is not listed on the Cayman Islands Stock Exchange;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (for a period of up to 30 years);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of the company held by such shareholder.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow recent English statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with the requisite declarations and undertakings required under the Cayman Islands Companies Act, including a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures, under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act provides that shareholders of companies incorporated in Cayman Islands have rights of dissent and appraisal and are entitled to be paid the fair value of their shares upon dissenting to a merger or consolidation.

A company that has received any notice of dissent must, within specified time periods, make a written offer to each dissenting shareholder to purchase its shares at a price that the company determines to be the fair value, and if agreed by the shareholder, monies must be paid to the dissenting shareholder within thirty days of the offer being made. If no price is agreed upon, the company must file a petition with the Grand Court of the Cayman Islands for a determination of the fair value of the shares of all dissenting shareholders and any dissenting shareholders is permitted to be involved in those proceedings.

If the arrangement and reconstruction is thus sanctioned by the Grand Court of the Cayman Islands, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% of the shares which are subject to the offer within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

Shareholders’ Suits and Protection of Minority Shareholders

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court of the Cayman Islands can be expected to apply and follow the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle, and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of the company to challenge the following acts in the following circumstances:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an irregularity in the passing of a resolution which requires a special majority; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company, so that they will not cause the company to bring an action.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages are incurred or sustained by or through their own dishonesty, wilful default or actual fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act in good faith in what the director considers are the best interests of the company; a duty to avoid any conflict of interest (whether actual or potential) between the director’s duty to the company and the director’s personal interest or a duty to a third party; a duty not to improperly fetter the exercise of the director’s future discretion; a duty not to misuse the company’s property; and a duty to exercise powers for the purpose for which such powers were intended. Under the common law, a director of a Cayman Islands company further owes a duty to exercise skill and care. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware corporate law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act does not provide shareholders of a Cayman exempted company with any rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow our shareholders holding 10% or more of the paid up capital of the Company to requisition a general meeting. Other than this right to requisition a general meeting, our Articles do not provide our shareholders any other right to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings unless expressly provided under the articles of association.

Cumulative Voting

Under the Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Articles do not provide for cumulative voting.

Removal of Directors

Under the Delaware corporate law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware corporate law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, as mentioned above the directors have certain fiduciary duties including a duty to act bona fide in the best interests of the company. Our Articles require directors to disclose the nature of their interest in any contract or transaction at or prior to the Board of Directors’ consideration of such contract or transaction and any vote thereon.

Dissolution; Winding up

Under the Delaware corporate law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights Attaching to Shares

Under the Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds majority of the issued shares of that class, or with the sanction of a special resolution passed by at least a two-thirds majority of holders of the class in person or by proxy and entitles to vote at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware corporate law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our M&A may only be amended by a special resolution of our shareholders.

Anti-money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, including our Ordinary Shares. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of 5,000,000 Ordinary Shares offered hereby (assuming no exercise of the over-allotment option), we will have an aggregate of 35,000,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

All of our Ordinary Shares that will be outstanding upon the completion of this offering, other than those ordinary shares sold in this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares then outstanding, which will equal Ordinary Shares immediately after our initial public offering, or

●	the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We and our directors, executive officers and other holders of 5% or more of our Ordinary Shares have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the closing date of this Offering, without the prior written consent of the Representative. See “Underwriting.”

MATERIAL TAX CONSEQUENCES APPLICABLE TO U.S. HOLDERS OF OUR ORDINARY SHARES

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. Unless otherwise noted in the following discussion, this section is the opinion of Ortoli Rosenstadt LLP, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Ganus Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX

ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX

CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

Huachen Cayman is an exempted company incorporated in Cayman Islands which is not currently subject to any Cayman Islands taxes. Huachen HK is subject to Hong Kong law. Hua Chen WFOE, Zhejiang Hua Chen Tech, Shanghai TD Manufacturing, Zhejiang TD Parking, Shanghai TD Parking, Shanghai Yufeng, Shanghai TP Parking and Shanghai TD Installation are subject to PRC laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

On March 17, 2017, the State Tax Administration promulgated the “Administrative Measures for Adjustment of Special Tax Investigation and Mutual Consultation Procedures” (State Administration of Tax Practice Announcement No.6, 2017, which came into force on May 1, 2017), which provides that tax authorities have implemented special tax adjustment monitoring and management for enterprises through related declaration review, contemporaneous data management, profit level monitoring and other means. If an enterprise is found to have special tax adjustment risks, the tax authorities may serve a “Notice” to remind such enterprise of the tax risks. If an enterprise receives a special tax adjustment risk alert or finds that it has a special tax adjustment risk, it may adjust the supplementary tax on its own. If the enterprise adjusts the supplementary tax by itself, the tax authorities may still carry out special tax investigation and adjustment in accordance with the relevant provisions. If an enterprise requires the tax authorities to confirm the special tax adjustment matters, such as the pricing principles and methods of related party transactions, the tax authorities shall initiate the special tax investigation procedures. It also stipulates that if the principle of independent transactions is not met, tax authorities may implement a special tax adjustment in the full amount of the amount deducted before tax under the following circumstances:

(1)	The enterprise and its affiliated parties transfer or accept the right to use intangible assets that do not bring economic benefits and collect or pay royalties;

(2)	The enterprise pays royalties to related parties that only own intangible assets but do not contribute to their value;

(3)	An enterprise establishes a holding company or a financing company overseas for the main purpose of financing and listing, and pays royalties to overseas affiliated parties only for the incidental benefits arising from the financing and listing activities;

(4)	The taxable income or income amount of the enterprise or its affiliated party is reduced because the payment or collection of the price of the labor service transaction between the enterprise and its affiliated party does not meet the principle of independent transactions; and

(5)	The enterprise pays fees to overseas related parties that fail to perform their functions, bear risks and have no substantial business activities.

Although we believe all our related party transactions, including all payments by our PRC subsidiaries and consolidated affiliated entities to our non-PRC entities, are made on an arm’s-length basis and our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. We do not believe that Huachen Cayman meets all of the conditions above. Huachen Cayman is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its Board of Directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

However, if the PRC tax authorities determine that Huachen Cayman is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 20% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Huachen Cayman would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Huachen Cayman is treated as a PRC resident enterprise.

Provided that the Company is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed under these circulars. See “Risk Factors — Risks Related to Doing Business in China — You may be subject to PRC income tax on dividends from us or on any gain realized on the sale or other disposition of our shares under PRC law.”

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, holders who will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based upon our income and assets and the value of our Ordinary Shares, we do not believe that we were a PFIC for the taxable years ended December 31, 2023 and 2022, and do not anticipate becoming a PFIC in the foreseeable future.

Although we do not believe that we were a PFIC for the taxable year ended December 31, 2023 and 2022 and do not anticipate becoming a PFIC in the foreseeable future, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market value of our Ordinary Shares from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder held our Ordinary Shares.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Ordinary Shares. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Ordinary Shares. (See “— PRC Taxation”). In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. U.S. holders are advised to consult tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our Ordinary Shares listed on Nasdaq, and provided that the Ordinary Shares will be regularly traded on Nasdaq, a U.S. holder holds Ordinary Shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on our Ordinary Shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our Ordinary Shares. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However,	certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ganus Law Firm, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the PRC (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the PRC, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the PRC, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the PRC, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity.

Mourant Ozannes (Cayman) LLP, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes (Cayman) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

UNDERWRITING

We expect to enter into an underwriting agreement with EF Hutton LLC, the representative of the underwriters named below (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
EF Hutton LLC	5,000,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of US$            per Ordinary Share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing date of this Offering, permits the underwriters to purchase up to an additional fifteen percent (15%) of the total number of Ordinary Shares sold in this offering at the initial public offering price listed on the cover page of this prospectus, less Underwriting Discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering.

Underwriting Discounts and Expenses

The Underwriting Discounts are (i) four and one half percent (4.5%) of the gross proceeds of the offering raised from investors that are introduced by the Company, and (ii) seven and one half percent (7.5%) of the gross proceeds of the offering raised from investors that are introduced by the Representative.

The following table shows the public offering price, Underwriting Discount, and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price(1)	$5.00	$25,000,000	$28,750,000
Underwriting Discounts(2)	$0.375	$1,875,000	$23,125,000
Proceeds to us before expenses	$4.625	$2,156,250	$26,593,750

We have agreed to pay expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the SEC; (b) all fees and expenses relating to the listing of the Securities on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to EF Hutton; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the offering by FINRA; (i) up to $30,000 of the Representative’s actual accountable road show and due diligence expenses for the offering; (j) the $29,500 cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; (l) the fees for the Representative’s legal counsel in the United States, in an amount not to exceed $230,000. If there is not a closing, the legal fee shall not exceed $75,000. We have also agreed to pay additional legal fees for the Representative’s external counsel outside the United States, and such fees are not subject to the legal fee cap referenced above; and (m) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate.

We have also agreed to pay one percent (1.0%) of the gross proceeds of the Offering shall be provided to the Representative for non-accountable expenses.

We have paid an expense advance of $75,000 to the Representative (the “Advance”). The Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting discounts, will be approximately $1,808,845, including a maximum aggregate reimbursement of $304,500 of Representative’s accountable expenses and a non-accountable expense allowance equal to 1% of the gross proceeds raised in this offering.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Tail Financing

The Representative will be entitled to a commission of seven and one half percent (7.5%) of the gross proceeds raised, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Underwriter had introduced to the Company prior to the consummation of the Offering if such Tail Financing is consummated at any time on or before February 16, 2026, provided, however, that the Company has the right to terminate its engagement of the Underwriter for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail. The Company, in its sole discretion, has the right to reject any investor introduced to it by the Representative.

Right of First Refusal

We have agreed, provided that this offering is completed, that until eighteen (18) months after the closing date of this offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent at its sole discretion, for each and every future public equity and debt offering, including all public equity linked financings, during such 18-month period, of our Company, or any successor to or any current or future subsidiary of our Company, provided, however, that such right shall be subject to FINRA Rule 5110(g) and may be terminated by us for “cause,” which shall mean a material breach by the Underwriter of the underwriting agreement or a material failure by the Underwriter to provide the services as contemplated by the underwriting agreement in which case we will not be obligated to honor the right of first refusal. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Advisory Service

In the event that at any on or before February 16, 2026, if we, or any of our affiliates, enter into any financing transaction (including, without financing or M&A transaction) with any party introduced directly to us by the Representative, during such period, the Representative will be paid a customary success fee payable at the closing thereof.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Global Market under the symbol “HCAI.” The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of our capital shares), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, without the prior written consent of the Representative for a period ending 180 days after the date of this prospectus, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, officers, and shareholders owning 5% or more of our Ordinary Shares has agreed, for a period of 180 days from the date of this prospectus, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Ordinary Shares and securities that are substantially similar to our Ordinary Shares, without the prior written consent of the Representative.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares will be negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of the business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The PRC. This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriting Discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,395
Nasdaq Stock Market Listing fee	$295,000
FINRA Filing Fee	$3,950
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$345,000
Printing Expenses	$25,000
Accountable Expenses payable to the Representative	$304,500
Miscellaneous Expenses	$132,000
Total Expenses	$1,558,845

These expenses will be borne by us. Underwriting Discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Mourant Ozannes (Cayman) LLP. Sichenzia Ross Ference Carmel LLP is acting as U.S. securities counsel to the Representative. Certain legal matters as to PRC law will be passed upon for us by Ganus Law Firm for the Company. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes (Cayman) LLP with respect to matters governed by the laws of the Cayman Islands and Ganus Law Firm with respect to matters governed by PRC law. Certain legal matters as to PRC law will be passed upon for the Representative by Jiangsu Junjin Law Firm.

EXPERTS

The consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Audit Alliance, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Audit Alliance is located at 10 Anson Road, #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

HUACHEN AI PARKING MANAGEMENT TECHNOLOGY HOLDING CO., LTD

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Huachen AI Parking Management Technology Holding Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Huachen AI Parking Management Technology Holding Co., Ltd and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2023

Singapore

July 3, 2024, except for Note 1, Note 16 and Note 18 as to which the date is August 14, 2024

Huachen AI Parking Management Technology Holding Co., Ltd

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$499,745	$605,734
Restricted cash	-	1,522,134
Accounts receivable, net	16,903,685	12,468,579
Other receivables - related parties	2,676,876	913,350
Other receivables, net	6,350,591	10,125,016
Prepayments	10,417,392	4,996,303
Inventories	4,388,990	4,497,196
Other current assets	-	365,024
TOTAL CURRENT ASSETS	41,237,279	35,493,336

Plant and equipment, net	9,845,022	1,311,929
Right-of-use assets	123,783	14,668
Construction in progress	-	8,545,603
Deferred tax assets	193,124	198,317
Land-use rights, net	2,179,783	2,289,089
Intangible assets, net	15,263	18,810
TOTAL NON-CURRENT ASSETS	12,356,975	12,378,416
TOTAL ASSETS	$53,594,254	$47,871,752

CURRENT LIABILITIES:
Short-term bank loans	$10,702,133	$7,727,774
Notes payable	-	1,594,088
Accounts payable	7,069,284	3,014,894
Accrued liabilities and other payables	590,679	550,372
Deposit received	1,221,855	1,878,806
Taxes payable	1,451,660	1,074,871
Other payables - related parties	157,624	120,022
Intercompany payable	22,698	-
Lease liabilities	176,673	16,031
TOTAL CURRENT LIABILITIES	21,392,606	15,976,858

Long-term bank loan	3,627,972	4,994,177
Long-term account payable	1,831,032	1,346,017
Lease liabilities	15,222	-
TOTAL NON-CURRENT LIABILITIES	5,474,226	6,340,194
TOTAL LIABILITIES	26,866,832	22,317,052

COMMITMENTS AND CONTINGENCIES (NOTE 19)

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.00000125 par value, 200,000,000 shares authorized, 30,000,000 shares were issued and outstanding as of December 31, 2023 and 2022*	38	38
Additional paid-in capital	3,462,427	3,462,427
Statutory reserves	400,454	400,454
Retained earnings	15,378,483	13,557,523
Accumulated other comprehensive loss	(4,530,735)	(2,760,375)
TOTAL SHAREHOLDERS’ EQUITY	14,710,667	14,660,067
Non-controlling interest	12,016,755	10,894,633
TOTAL EQUITY	26,727,422	25,554,700

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,594,254	$47,871,752

*	Giving retroactive effect to the 800 for 1 share split effected and the surrender of a total of 10,000,000 Ordinary Shares on August 12, 2024.

Huachen AI Parking Management Technology Holding Co., Ltd

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2023	2022
REVENUE
Revenue	$34,279,022	$20,955,188

Total revenue	34,279,022	20,955,188

COST OF REVENUE AND RELATED TAX	28,072,748	12,377,970

GROSS PROFIT	6,206,274	8,577,218

OPERATING EXPENSES
Selling	159,303	192,854
General and administrative	3,448,878	2,010,847

Total operating expenses	3,608,181	2,203,701

INCOME FROM OPERATIONS	2,598,093	6,373,517

OTHER INCOME (EXPENSE)

Interest expense, net	(815,657)	(922,615)
Other income, net	234,884	59,626
Total other expense, net	(580,773)	(862,989)
INCOME BEFORE INCOME TAX PROVISION	2,017,320	5,510,528

PROVISION FOR INCOME TAXES	1,220	1,806

NET INCOME	2,016,100	5,508,722

Net income/(loss) attributable to the noncontrolling interest	195,140	1,306,321

Net income attributable to common shareholders	1,820,960	4,202,401
OTHER COMPREHENSIVE INCOME
Foreign currency translation loss	(1,770,360)	(2,452,533)
Other comprehensive income, net of tax	(1,770,360)	(2,452,533)
TOTAL COMPREHENSIVE INCOME	$245,740	$3,056,189

Earnings per common share - basic and diluted	$0.07	$0.18
Weighted average shares - basic and diluted	30,000,000	30,000,000

*	Giving retroactive effect to the 800 for 1 share split effected and the surrender of a total of 10,000,000 Ordinary Shares on August 12, 2024.

Huachen AI Parking Management Technology Holding Co., Ltd

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

						Accumulated
			Additional			Other	Non-
	Ordinary Shares		Paid in	Statutory	Retained	Comprehensive	Controlling
	Shares*	Amount	Capital	Reserves	Earnings	Gain (Loss)	Interests	Total

Balance as of December 31, 2020	30,000,000	$38	$3,862,881	$-	$10,196,214	$104,942	8,230,260	$22,394,335

Net loss	-	-	-	-	(841,092)	-	-	(841,092)
Additional Paid-in Capital	-	-	(400,454)	400,454	-	-	934,777	934,777
Allocation to non-controlling interests	-	-	-	-	-	-	(249,215)	(249,215)
Foreign currency translation gain	-	-	-	-	-	(412,784)	-	(412,784)
Balance as of December 31, 2021	30,000,000	$38	$3,462,427	$400,454	$9,355,122	$(307,842)	$8,915,822	$21,826,021

Net income	-	-	-	-	4,202,401	-	-	4,202,401
Additional Paid-in Capital	-	-	-	-	-	-	672,490	672,490
Allocation to non-controlling interests	-	-	-	-	-	-	1,306,321	1,306,321
Foreign currency translation gain	-	-	-	-	-	(2,452,533)	-	(2,452,533)
Balance as of December 31, 2022	30,000,000	$38	$3,462,427	$400,454	$13,557,523	$(2,760,375)	$10,894,633	$25,554,700

Net income	-	-	-	-	1,820,960	-	-	1,820,960
Additional Paid-in Capital	-	-	-	-	-	-	926,982	926,982
Allocation to non-controlling interests	-	-	-	-	-	-	195,140	195,140
Foreign currency translation gain	-	-	-	-	-	(1,770,360)	-	(1,770,360)
Balance as of December 31, 2023	30,000,000	38	3,462,427	400,454	15,378,483	(4,530,735)	12,016,755	26,727,422

*	Giving retroactive effect to the 800 for 1 share split effected and the surrender of a total of 10,000,000 Ordinary Shares on August 12, 2024.

Huachen AI Parking Management Technology Holding Co., Ltd

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$2,016,100	$5,508,722
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of plant and equipment	655,345	215,882
Amortization of intangible assets and Land-use rights	207,870	229,102
Allowance for bad debt	493,221	434,030

Changes in operating assets and liabilities:
Accounts receivable	(4,742,915)	(8,005,945)
Other receivables	2,990,885	1,977,392
Other receivables - related parties	(1,796,567)	88,916
Inventories	(10,557)	6,062,566
Prepayments	(5,580,272)	5,611,790
Accounts payables	2,811,971	(42,904)
Accrued liabilities and other payables	423,900	(5,221,628)
Lease liabilities	(88,073)	(189,934)
Advance from customers	(610,845)	(9,497,494)
Taxes payable	764,285	1,968,666
Net cash used in operating activities	(2,465,652)	(860,839)
Cash flows from investing activities:
Purchase of plant and equipment	(902,263)	(194,571)
Payments for construction in progress	(14,190)	(246,086)
Net cash used in investing activities	(916,453)	(440,657)

Cash flows from financing activity:
Proceeds from short-term bank loans	1,951,254	2,934,432
Net cash provided by financing activity	1,951,254	2,934,432

Effect of exchange rate changes on cash	(197,273)	(83,704)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,628,124)	1,549,232

Cash, cash equivalents and restricted cash at beginning of year	2,127,869	578,636

Cash, cash equivalents and restricted cash at end of year	$499,745	$2,127,868

Supplemental disclosure information:
Cash paid for interest	$857,114	$927,527

Huachen AI Parking Management Technology Holding Co., Ltd AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Huachen AI Parking Management Technology Holding Co., Ltd (“Huachen” or the “Company”) is a company that was established under the laws of Cayman Islands as a holding company on September 30, 2021. Our main business operations are conducted through our subsidiaries in the People’s Republic of China. We are a technology company related to design, manufacture, sales, installation and maintenance of intelligent cubic parking garage and equipment.

As of December 31, 2023, the Company’s subsidiaries are as follows:

			Percentage of
			direct/indirect
	Date of	Jurisdiction of	Economic
Subsidiaries	Incorporation	Formation	Ownership
Hua Chen Intelligent Technology Co., Limited (“Huachen HK”)	December 22, 2021	Hong Kong	100.00%
Huachen AI Technology (Zhejiang) Co., Ltd (“Hua Chen WOFE”)	October 18, 2022	Zhejiang	100.00%
Zhejiang Huachen Technology Co., Ltd (“Zhejiang Hua Chen Tech”)	June 14, 2005	Zhejiang	90.02%
Shanghai Tiandidaochuan Parking Equipment Manufacturing Co., Ltd (“Shanghai TD Manufacturing”)	February 11, 2004	Shanghai	74.63%
Shanghai Tiandiricheng Parking Lots Management Co., Ltd (“Shanghai TD Parking”)	July 27, 2012	Shanghai	74.63%
Zhejiang Tiandidaochuan Parking Equipment Co., Ltd (“Zhejiang TD Parking”)	November 7, 2017	Zhejiang	74.63%
Shanghai Yufeng Information Technology Co., Ltd (“Shanghai Yufeng”)	November 16, 2016	Shanghai	74.63%
Shanghai Tiandi Puji Parking Management Co., Ltd (“Shanghai TP Parking”)	April 1, 2015	Shanghai	74.63%
Shanghai Tiandi Daochuan Parking Equipment Installation Co., Ltd (“Shanghai TD Installation”)	March 18, 2008	Shanghai	74.63%

The Company, through a series of transactions which are accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent of its subsidiaries. The reorganization involved: the formation of the Company’s wholly-owned subsidiary-Huachen HK and Huachen HK’s wholly owned subsidiary — Hua Chen WFOE.

Before and after the reorganization, the Company, together with its subsidiaries, is effectively controlled by the same shareholders, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of accounting

The accompanying audited consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). Management has eliminated all significant inter-company balances and transactions in preparing the accompanying audited consolidated financial statements.

Management has prepared the accompanying audited consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating result is presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and inventories, useful lives of plant and equipment, land use right, the recoverability of long-lived assets, provision necessary for contingent liabilities, and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalent

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains most of its bank accounts in the PRC.

Restricted Cash

Cash that is restricted as to withdrawal or is used or pledged as security is reported separately on the face of the Consolidated Balance Sheets and is included in the total cash in the Consolidated Statements of Cash Flows. At the end of 2022, the Company deposited approximately $1.52 million. At the end of 2023, there is no restricted cash.

Accounts receivable, net

Accounts receivable are presented net of allowance for doubtful accounts.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of December 31, 2023 and 2022, allowance for uncollectible balances amounted to $836,974 and $903,462 respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to Complete and sell products. The Company evaluates inventories on a quarterly basis for its realizable value adjustments and reduces the carrying value of those inventories that are obsoletes or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging and future demand of each type of inventories.

Prepayments

Prepayments consist of balances paid to suppliers for services and materials that have not been provided or received. Advance to suppliers is   short-term in nature and is   reviewed periodically to determine whether their carrying value has become impaired.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	5 years
Transportation vehicles	5 years
Mechanical equipment	10 years
Buildings	20 years

Construction in progress

Direct costs that are related to the construction of property, equipment and software and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property, equipment and software items and the depreciation of these assets commences when the assets are ready for their intended use. As of December 31, 2023 and 2022, construction in progress in the amount of nil and $8,545,603, respectively, were primarily relating to the construction of office buildings and warehouses. The construction in progress was completed in January 2023.

Intangible Assets

Intangible assets consist primarily of software. Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method.

Useful life
ERP- Zhituo software	10 years

Land use rights, net

Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use the parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. The estimated useful life for land use right is 50 years.

Leases

The Company has two lease contracts were for the Company’s office space, located on the same floor in Yangpu District of Shanghai, the original leases are from February 1, 2020 to January 31, 2023, and the leaseholders are both Aml Fong (Shanghai) Co., LTD. The Company resigned the agreement and the leases are from February 1, 2023 to January 31, 2025. The Company determines whether an arrangement constitutes a lease and records lease liabilities and right-of-use assets on its consolidated balance sheets at lease commencement. The Company measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on the more readily determinable of the rate implicit in the lease or its incremental borrowing rate, which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company estimates its incremental borrowing rate based on an analysis of weighted average interest rate of its own bank loans. The Company measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing lease expense when the lessor makes the underlying asset available to the Company.

As of December 31, 2023 and 2022, there were approximately $0.12 million and $0.01 million right of use (“ROU”) assets and approximately $0.19 million and $0.02 million lease liabilities respectively based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that 6.2% was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments.

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of December 31, 2023 and 2022.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, short-term investments, accounts receivable, due from related parties, accounts payable, due to related parties, accrued liabilities and other payable, taxes payable and short-term bank loans, approximate the fair value of the respective assets and liabilities as of December 31, 2023 and 2022 based upon the short-term nature of the assets and liabilities.

Bank borrowings and unsecured senior notes

Bank borrowings and unsecured senior notes are recognized initially at fair value, net of upfront fees, debt discounts or premiums, debt issuance costs and other incidental fees. Upfront fees, debt discounts or premiums, debt issuance costs and other incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Performance obligations satisfied at a point in time

Equipment structural parts income

Revenue from sales of equipment structural parts is recognized when the products are delivered and accepted by customers, which is the point when title has transferred and risk of ownership has passed. Return allowances is determined by an estimate of expected customer merchandise returns, which is calculated based on historical return patterns, and recorded as a refund liability included in accrued expenses and other liabilities.

For equipment structural parts sales, the Company passed the control of the goods to the customers at a point in time, typically occurs at the delivery. Revenue from sales of equipment structural parts is recognized when the products are delivered and accepted by customers, which is the point when title has transferred and risk of ownership has passed. There are no other performance obligations in the contract, so we consider there is only one performance obligation for each contract.

For equipment structural parts sales, the transaction price was set up when customer places the purchase order, which in some cases are governed by master sales agreements. Total amount of each transaction was determined based on the unit price multiplied with the delivery quantity of the products ordered, or based on the services priced that was agreed between the parties.

For equipment sales, the Company’s payment terms are generally less than one year. The Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

Cubic parking garage income

This revenue is recognized after the garage project has been completed and successfully accepted by the client.

According to 5-Step revenue analysis, the Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. This purchase order determination guided both product (garage and equipment) sales and maintenance service sales. The Company signs master agreement with its customers which include the customer’s name, the products’ specifications, or service type if for maintenance service, payment terms, product acceptance criteria, or service acceptance criteria, and other necessary information. The purchase orders, both product or service, which in some cases are governed by master sales agreements, would be sent to the Company at each time of the purchase. For product (garage and equipment), the PO (purchase order) includes types and quantities of goods to be purchased, the place of delivery, and other information relating to the purchase. The master agreement and purchase order signed between the parties create enforceable rights and obligations.

From time to time, the Company and its customers may renegotiate existing contracts to reflect changes of price and other terms. Such modifications are treated as separate contract if both of the following conditions are met:

●	The scope of the contract increases because of the addition of promised goods or services that are distinct.

●	The price of the contract increases by an amount of consideration that reflects the entity’s standalone selling prices of the additional promised goods or services and any appropriate adjustments to that price to reflect the circumstances of the particular contract.

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products or service delivery, each of which are distinct, to be the identified performance obligations.

For cubic parking garage, when the contract was signed, the garage project began to be executed. First, the equipment selection was made according to the design institute drawings, and then the construction and installation were carried out on site. Revenues from the installation and sale of garage equipment are combined and treated as one performance obligation. The commitments for garage equipment and installation are not separately identifiable, as evidenced by the fact that the customer does not acquire control of the garage until after acceptance of the completed garage installation, and the customer can only utilize and benefit from the garage after the installation is completed, and the customer cannot benefit from a single element. The Company does not currently have any contract modifications and the contract does not currently have any variable consideration. The transaction price is clearly identifiable within the Company’s sales and installation contracts in the context of the Company’s performance obligations for equipment and installation revenues. When the project is completed, the customer accepts the garage. Once the customer acceptance is complete, the Company recognizes revenue for this contract. According to ASC 606-10-25-27, first, the customer simultaneously does not receive and consume the benefits provided by the Company’s performance. Second, the Company’s performance does not create or enhance an asset that the customer controls as the asset is created or enhanced. Third, the Company’s performance does create an asset with an alternative use (selling to a different customer) to the Company. In summary, the Company recognizes cubic parking garage income at a point in time.

The Company negotiates with customers for agreed-upon specifications for products or services customer ordered, and such agreed-upon terms are usually documented in the master sales agreement between the Company and its customers.

For product, the Company typically provides 2 years warranty and, under the warranty term, the Company is obligated to either fix the defective product or exchange for functioning products for the portion of defective products without charges. However, within two years, if the failure is caused by the customer’s improper use, then the Company repairs, the customer needs to provide parts and labor costs to the Company. During the years in 2023 and 2022, there is no warranty claim by customer and the Company did not accounted provision for warranty cost.

For cubic parking garage price, the Company will consider the cost of the civil foundation, the cost of the mechanical parking equipment, the cost of the installation of the parking equipment, the cost of the construction and installation of the parking equipment, and the cost of the maintenance of the garage. The price of the price parking garage depends on the supply and demand relationship between the number of parking spaces demanded and the number of cubic garage manufacturers, and also depends on the number of floors and configuration of the cubic garage. The more layers of the garage, the higher the price of the garage, while the higher the configuration of the garage, the higher the price of the garage.

For cubic garage, The Company’s payment terms are normally 20% in advance, 50% for structural entry, 70% for electrical entry and installation, 95% for handover and settlement audit, and 5% defect liability period after 2 years. The defect liability period is recorded as retention receivable under account receivables. For 2023, the retention receivable under account receivables is $852,091. For 2022, the retention receivable under account receivables is $261,107. If things go well, the project will be completed within a year, and then the engineering audit for a year.

For product sales (garage or equipment), the transaction price of a contract is allocated to each distinct goods stated in the purchase order. The price of each distinct goods is determined by the ordered quantities and price quotation.

Performance obligations satisfied over time

Maintenance services income

Garage maintenance service contracts require our company to perform repairs or maintenance on any equipment failures during the contract maintenance period, typically ranging from one to two years. The transfer of control of maintenance services occurs at the time the services are provided; this is the moment when the customer benefits and assumes the risks and rewards associated with the services. This forms the basis for the recognition of revenue from maintenance services, which are recognized on a straight-line basis over the coverage period for garage repairs.

Our maintenance services are governed by contracts that are independently executed, separate from any other contractual arrangements. The maintenance service contracts are specifically tailored to meet the unique needs of our clients. The maintenance services for such contracts can be distinctly identified and are determined as separate performance obligations within the contracts

The summary of the Company’s total revenues by product categories for the years ended December 31, 2023 and 2022 was as follows:

	For the Years Ended
	December 31,
	2023	2022
Equipment structural parts	$25,526,870	$3,347,023
Cubic parking garage	8,012,037	16,957,314
Maintenance services	584,696	645,420
Others	155,419	5,431
Total revenue	$34,279,022	$20,955,188
Timing of Revenue Recognition:
Performance obligations satisfied over time	$584,696	$645,420
Performance obligations satisfied at a point in time	33,694,326	20,309,768
Total Revenue	$34,279,022	$20,955,188

Research and development expenses

In connection with the design and development of cubic parking garage and related equipment products, the Company expense all internal research costs as incurred, which primarily comprise employee costs, internal and external costs related to execution of studies, including manufacturing costs, facility costs of the research center, amortization to intangible assets, and depreciation to plant and equipment used in the research and development activities. For the years ended December 31, 2023 and 2022, research and development expenses were $457,523 and $434,914, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2023 and 2022. The Company does not believe there was any uncertain tax provision at December 31, 2023 and 2022.

The Company’s subsidiaries in China are subject to the income tax laws of the PRC. No income was generated outside the PRC for the fiscal years ended December 31, 2023 and 2022. As of December 31, 2023, all of the Company’s tax returns of its PRC operating entities remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue is reported net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2023 and 2022, there were no dilutive shares.

Foreign currency translation

Since the Company operates all in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency U.S. Dollars (“US$”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	For the Years Ended
	December 31,
	2023	2022
Year-end spot rate	US$1=RMB 7.0827	US$1=RMB 6.8972
Average rate	US$1=RMB 7.0467	US$1=RMB 6.7290

Comprehensive income

Comprehensive income consists of two components, net income/(loss) and other comprehensive income /(loss). Other comprehensive income/(loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

Risks and uncertainties

The main operation of the Company is located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

In December 2019, a sudden coronavirus epidemic swept through China and then spread to the rest of the world. For parking field, whether parking equipment manufacturing enterprises or parking management and operation enterprises, due to the significant delay in the working time, normal production cannot be produced, resulting in a decrease in the order volume of parking equipment manufacturing enterprises. Due to the basic stop of travel, parking income has been greatly reduced, and some cities have reduced parking fees, which has further extended the impact on parking income. The extent of the impact on the Company’s future financial results will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity and results of operations if the current situation continues.

Recent accounting pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08), which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. The new amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments should be applied prospectively to business combinations occurring on or after the effective date of the amendments, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on the consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for fiscal years beginning after 15 December 2023, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU No.2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This ASU requires additional quantitative and qualitative income tax disclosure to enable financial statements users better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. This ASU is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	December 31,	December 31,
	2023	2022
Accounts receivable:	$17,740,659	$13,372,041
Retention receivable	852,091	261,107
Less: allowance for doubtful accounts	(836,974)	(903,462)
Accounts receivable, net	$16,903,685	$12,468,579

As of December 31, 2023, accounts receivable, net were approximately $16.9 million, an increase of 36% from the balance of $12.47 million as of December 31, 2022. This was mainly due to the fact that Zhejiang Huachen Technology Co., Ltd recognized revenue from equipment structural parts increased significantly. As a result, the accounts receivable increased significantly in 2023.

For accounts receivable, approximately 31.2%, or $5.69 million of the date of issuance of the financial statements balance have been subsequently collected.

Allowance for doubtful accounts movement:

	December 31,	December 31,
	2023	2022
Beginning balance	$903,462	$519,530
(Reversal) /additions	(66,488)	383,932
Ending balance	$836,974	$903,462

The difference in the exchange rate for allowances for doubtful accounts was $(23,445) and $(50,098) as of December 31, 2023 and 2022, respectively.

NOTE 4 — INVENTORY, NET

Inventories consist of the following:

	December 31,	December 31,
	2023	2022
Raw materials	$456,731	$180,432
Working in process	-	951
Finished goods	3,932,259	4,315,813
Total	$4,388,990	$4,497,196

As of December 31, 2023, inventory were approximately $4.4 million, an decrease of 2% from the balance of $4.5 million as of December 31, 2022. There is little difference between the two years. In 2023, compare to 2022, the increase in raw materials is about the same as the decrease in finished goods.

The Company has inventory falling price reserve policy. According to it, the inventory falling price will be accrued by 10% for the inventory more than one year. In 2023, the Company’s inventory underwent an impairment of RMB 1,544,509, approximately $ 0.22 million. As of the date of the report, the Company has Sales all finished goods that are more than one year old.

Inventories consist of the following:

	December 31,	December 31,
	2023	2022
Gross inventories	$4,607,058	$4,675,757
Less: allowance for impairment	(218,068)	(178,561)
Inventories	$4,388,990	$4,497,196

Allowance for impairment movement:

	December 31,	December 31,
	2023	2022
Beginning balance	$178,561	$721,364
(Reversal) /additions	39,507	(542,803)
Ending balance	$218,068	$178,561

NOTE 5 — OTHER RECEIVABLES, NET

Other receivables consist of the following:

	December 31,	December 31,
	2023	2022
Other receivables	$6,893,337	$10,134,467
Less: allowance for doubtful accounts	(542,746)	(9,451)
Other receivables, net	$6,350,591	$10,125,016

Other receivables are mainly composed of short-term capital loans, financial lease deposits, financial leases, bankers’ acceptances, temporary borrowings for employees, consulting fees and other items. The largest proportion is short-term capital borrowing with customers and suppliers in their daily operations, accounting for 87%, approximately $10.89 million. This is followed by reserve fund at 3%, approximately $0.36 million. Deposit accounted for about 2%, approximately $0.27 million.

For other receivables, approximately 55.5%, or 3.06 million of the date of issuance of the financial statements balances have been subsequently collected. The remaining subsequent uncollected funds are reserve funds and deposits.

NOTE 6 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31,	December 31,
	2023	2022
Tax recoverable	$-	$365,024
Other current assets	-	365,024

Other current assets are consisted of tax recoverable. This is formed by the accumulated input VAT in China. In simple terms, in China, VAT = VAT on sales - (VAT on purchases - Amt transferred out from VAT on purchases). VAT on purchases, also called input VAT, a consumption tax the added when purchasing on the “value added” to a product or material. Allowable VAT on purchases = purchase price *tax rate. If the input VAT of the Company is greater than the VAT on sales, the difference between the two will form a retained tax credit. According to China’s new tax policy, these retained tax credits can be applied for tax refunds at the tax bureau.

NOTE 7 — PLANT AND EQUIPMENT, NET

Plant and equipment, net, consist of the following:

	December 31, 2023	December 31, 2022
Office equipment and furniture	$191,670	$196,825
Transportation vehicles	508,032	487,064
Mechanical equipment	1,571,663	1,585,706
Building	9,158,260	-
Subtotal	11,429,625	2,269,595
Less: accumulated depreciation	(1,584,603)	(957,666)
Plant and equipment, net	$9,845,022	$1,311,929
Construction in progress	-	8,545,603

Depreciation expense were $655,345 and $215,882 for the years ended December 31, 2023 and 2022, respectively.

NOTE 8 — INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following:

	December 31,	December
	2023	2022
ERP-Zhituo software	30,527	31,349
Less: accumulated amortization	(15,264)	(12,539)
Intangible assets, net	$15,263	$18,810

As of December 31, 2023, the Company amortized approximately $3,230 of intangible assets, leaving a balance of $15,263 approximately.

NOTE 9 — LAND-USE RIGHTS, NET

Land-use rights, net, consisted of the following:

	As of	As of
	December 31,	December 31,
	2023	2022
Land-use rights	$2,467,679	$2,534,047
Less: accumulated amortization	(287,896)	(244,958)
Land-use rights, net	$2,179,783	$2,289,089

As of December 31, 2023, the Company amortized approximately $49,443 of Land-use rights, leaving a balance of $2,179,783 approximately.

Estimated future amortization expenses are as follows:

Amortization
expenses
Fiscal year 2023	$51,948
Fiscal year 2024	51,948
Fiscal year 2025	51,948
Fiscal year 2026	51,948
Fiscal year 2027	51,948
Thereafter	1,920,043
Total	$2,179,783

NOTE 10 — LEASE

The Company has two lease contracts were for the company’s office space, located on the same floor in Yangpu District of Shanghai, the original leases are from February 1, 2020 to January 31, 2023, and the leaseholders are both Aml Fong (Shanghai) Co., LTD. The Company resigned the agreement and the leases are from February 1, 2023 to January 31, 2025. For lease liability, the Company has classified current portion and non-current portion liabilities. Total lease liability equals the total amount of present value of future lease payments. Current portion equals the present value of the future 12 months lease payments. Non-current portion equals the remaining of lease liability balance.

Supplemental balance sheet information related to operating leases was as follows:

	December 31,	December 31,
	2023	2022
Right-of-use assets, net	$123,783	$14,668

Operating lease liabilities – current	176,673	16,031
Operating lease liabilities – non-current	15,222	-
Total	$191,895	$16,031

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of December 31, 2023

	December 31,	December 31,
Remaining lease term and discount rate:	2023	2022
Weighted average discount rate	6.20%	6.20%

Operating lease cost	21,866	19,445

The following table presents maturity of lease liabilities as of December 31, 2023:

As of
December 31,
Twelve months ending December 31,	2023
FY2024	$183,606
FY2025	15,301
Total future minimum lease payments	198,907
Less: imputed interest	(7,012)
Present value of lease liabilities	$191,895

The company’s subsidiaries, Shanghai TD Manufacturing and Shanghai TD Installation, have entered into an operating lease agreement with the owner to lease office space in Shanghai.

The following table sets forth our contractual obligations as of December 31, 2023:

	Year ended December 31,
	Total	2024	2025
	USD	USD	USD
Operating lease commitments for Lease expense under lease agreements	$215,300	184,543	30,757
Operating lease commitments for property management expenses under lease agreements	38,023	32,591	5,432

NOTE 11 — SHORT-TERM BANK LOAN

Short-term bank loans consist of the following:

		December 31,	December 31,
	Note	2023	2022

Loans payable to Zhejiang Rural Commercial Bank	(1)	2,117,836	724,932
Loan payable to Beijing Bank	(2)	705,945	724,932
Loan payable to China Construction Bank	(3)	705,945	-
Loans payable to Agricultural Bank of China (“ABC Bank”)	(4)	705,945	724,932
Loan payable to Jiaxing Bank	(5)	4,588,646	2,174,796
Loan payable to Shanghai Bank	(6)	564,756	724,932
Loan payable to Pufa Bank	(7)	-	1,304,877
Loan payable to Mingtai Bank	(8)	1,313,060	1,348,373
Total short-term loans		$10,702,133	$7,727,774

(1)

On May 25, 2022 and May 25, 2023, Zhejiang TD Parking signed two loan agreements with Zhejiang Rural Commercial Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of May 24, 2023 and May 24, 2024. The loan had a fixed interest rate of 6.02% and 5.5% per annum. Bin Lu, Liping Zhu, and Pinghu Xincheng Financing Guarantee Co., Ltd are the guarantors. The Company used the real estate as collateral.

On June 28, 2023, Zhejiang Hua Chen Tech signed a loan agreement with Zhejiang Rural Commercial Bank to borrow RMB 10 million (approximately $1.41 million) as working capital for one year, with a maturity date of June 27, 2024. The loan had a fixed interest rate of 5.5%. Jiaxing Financing Guarantee Co., Ltd is the guarantor.

(2)	On September 7, 2022 and September 7, 2023, Shanghai TD Manufacturing signed two loan agreements with Beijing Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of September 6, 2023 and September 7, 2024. The benchmark interest rate is the fixed interest of the loan. Bin Lu, Liping Zhu, and Shanghai Small and Micro Enterprises Policy Financing Guarantee Fund Management Center are the guarantors.

(3)	On August 31, 2023, Shanghai TD Manufacturing signed a loan agreement with China Construction Bank to borrow RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of August 31, 2024. The benchmark interest rate is the fixed interest of the loan.

(4)	On August 25, 2022 and August 16, 2023, Zhejiang TD Parking signed two loan agreements with ABC Bank of China to borrow RMB 5 million (approximately $0.72 million) and RMB 5 million (approximately $0.71 million) as working capital for one year, with a maturity date of August 22, 2023 and August 14, 2024. The benchmark interest rate is the fixed interest of the loan. Bin Lu, Liping Zhu, Huifei Lu, and Jiaxing Financing Guarantee Co., Ltd are the guarantors.

(5)

On July 22, 2021, Zhejiang TD Parking signed a loan agreement with Jiaxing Bank to borrow RMB 875,000 (approximately $0.14 million) as working capital for two years, with a maturity date of January 20, 2023. The loan had a fixed interest rate of 6% per annum. Bin Lu, Liping Zhu, and Zhejiang Huachen Technology Co., Ltd are the guarantors.

On June 29, 2023, July 26, 2023, July 27, 2023, July 27, 2023, and December 28, 2023, Zhejiang TD Parking signed five loan agreements with Jiaxing Bank to borrow RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), RMB 5 million (approximately $0.71 million), and RMB 2.5 million (approximately $0.35 million) as working capital for a year, with a maturity date of June 28, 2024, July 25, 2024, July 26, 2024, July 26, 2024, and September 6, 2024. The benchmark interest rate is the fixed interest of the loan. Bin Lu and Liping Zhu are the guarantors. The Company used the real estate as collateral.

On June 25, 2023, Zhejiang Hua Chen Tech signed a loan agreement with Jiaxing Bank to borrow RMB 10 million (approximately $1.41 million) as working capital for one year, with a maturity date of June 25, 2024. The loan had a fixed interest rate of 6.5% per annum. Bin Lu and Liping Zhu are the guarantors.

(6)	On January19, 2022 and March 30, 2023, Shanghai TD Manufacturing signed two loan agreements with Shanghai Bank to borrow RMB 5 million (approximately $0.72 million) and RMB 4 million (approximately $0.56 million) as working capital for one year, with a maturity date of January 18, 2023 and March 27, 2024. The benchmark interest rate is the fixed interest of the loan. Bin Lu and Liping Zhu are the guarantors.

(7)	On July 5, 2022, Shanghai TD Manufacturing signed a loan agreement with Pufa Bank to borrow RMB 9 million (approximately $1.3 million) as working capital for one year, with a maturity date of July 4, 2023. The benchmark interest rate is the fixed interest of the loan. Bin Lu, Liping Zhu, and Shanghai Small and Micro Enterprises Policy Financing Guarantee Fund Management Center are the guarantors.

(8)	On June 1, 2022 and April 14, 2023, Zhejiang TD Parking signed two loan agreements with Zhejiang Mingtai Commercial Bank to borrow RMB 9.3 million (approximately $1.35 million) and RMB 9.3 million (approximately $1.31 million) as working capital for one year and two years, with a maturity date of April 1, 2023 and April 10, 2025. The benchmark interest rate is the fixed interest of the loan. Bin Lu, Liping Zhu, Huifei Lu, and Zhejiang Huachen Technology Co., Ltd are the guarantors.

NOTE 12 — LONG-TERM BANK LOANS

		December 31,	December 31,
	Note	2023	2022

Loan from Jiaxing Bank (Effective interest rate at 6.2%, due on December 31, 2026)(1)	(1)	3,459,133	4,820,797
Car loan (Due on October 31, 2025)	(2)	168,839	173,380
Total		3,627,972	4,994,177

(1)	On October 20, 2021, the Company signed a loan agreement with Jiaxing Bank to obtain a five-year loan of RMB 35 million (approximately $5.49 million). The loan bears an interest rate at 6.2%. Bin Lu, Liping Zhu, and Shanghai TD Manufacturing are the guarantors. The enterprise used the construction in progress and the right to the use of the land as collateral, valued at RMB 81,635,100.

(2)	On October 28, 2022, the company purchased a car and signed a 3-year car loan contract. The number of loan tenors is 36 installments, and each installment repayment is RMB 39,798 (approximately $5,914). Bin Lu is the guarantor.

NOTE 13 — RELATED PARTY TRANSACTIONS

Due from related parties consists of the following:

Name	Related party relationship	December 31, 2023	December 31, 2022
Shanghai Liqing Information Technology Co. LTD	An entity controlled by Zixuan Chen	-	221,104
Zhaohui Chen	Director of Shanghai TD Manufacturing	13,354	13,713
Yun Zhang	Director of Shanghai TD Installation	4,207	3,405
Qi Qin	Supervisor of Shanghai TD Manufacturing in 2021	5,365	5,509
Shanghai Muling Industry Co., LTD	An entity controlled by Jiling Cheng	1,399,282	636,246

Zixuan Chen	Shareholder of the Company, son of Jiling Cheng, son of Yuejin Chen	-	25,373
Yue Xu	Director of Shanghai TD Installation	-	8,000
Bin Lu	Principal shareholder, Director, Juridical person	15,530	-
Zhejiang Xinghang Precision Machinery Co., LTD	An entity controlled by Jiling Cheng	1,238,751	-
Shanghai Huafeng Investment Holding Co., LTD	An entity controlled by Zixuan Chen	387	-
Total due from related parties		$2,676,876	$913,350

The Company has, in the past, advanced cash to related parties for business purpose and recorded advances as due from related parties in the consolidated financial statements. Such advances are non-interest bearing and due upon demand. Since the large amount is recovered, there is no impairment. For other receivable from third-party customers, as of the date of the prospectus, approximately 65.5%, or $0.93 million of the balance have been subsequently collected.

Due to related parties consists of the following:

Name	Related party relationship	December 31, 2023	December 31, 2022
Yue Xu	Director of Shanghai TD Installation	$3,023	$-
Jiling Cheng	Supervisor of Shanghai TD Parking and Shanghai TP Parking	34,112	7,781
Bin Lu	Principal shareholder, Director, Juridical person, Chief Executive Officer.	117,403	112,241
Zhaohui Chen	Director of Shanghai TD Manufacturing	3,086	-
Total due to related parties		$157,624	$120,022

As of December 31, 2023 and 2022, the balance due to related parties was used for working capital during the Company’s normal course of business. These advances are non-interest bearing and due on demand. These balances were subsequently repaid as of the issuance date of this consolidated financial statements.

Revenue from related parties:

Name	Related party relationship	December 31, 2023	December 31, 2022
Zhejiang Xinghang Precision Machinery Co., LTD	An entity controlled by Jiling Cheng	$4,113,760	-
Total revenue from related parties		$4,113,760	-

NOTE 14 — TAXES

Corporate Income Taxes (“CIT”)

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Huachen HK is subject to Hong Kong profits tax at a rate of 16.5%. However, it did not generate any assessable profits arising in or derived from Hong Kong for the fiscal years ended December 31, 2023 and 2022 and accordingly no provision for Hong Kong profits tax has been made in these periods.

Other subsidiaries are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax. Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (“FIE”) are subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis.

According to the Law of Company income, the company belong to the general taxpayer, the VAT tax rate is 13%. VAT = VAT on sales - (VAT on purchases - Amt transferred out from VAT on purchases) -VAT payable on domestic sales offset against VAT on purchase for export sales - Tax reduced and exempted +VAT refund for exported goods. VAT on purchases: a consumption tax the added when purchasing on the “value added” to a product or material.

Allowable VAT on purchases = purchase price * rate. VAT on sales = sales price * rate. For medium and large company, the tax rate is 17%; for small company, the tax rate is 3%. If the goods purchased has a major non-operating lost, or uses the purchased goods for other purposes such as using it for non taxable project, warfare for a group, or personal consumption, amt transferred out from VAT on purchase should be transferred to its correspondent departments. No VAT will be deductible. At the end of each month, the company transfers the VAT-in, VAT-out and VAT-transfer out to this VAT payable, and the actual VAT payment amount was recorded to this subaccount. VAT payable at the end of the month is the VAT payable for the month. It is transferred to VAT unpaid when book is closed for the month. Tax payable - unpaid VAT is VAT payable for the month. The tax is based on the actual amount of VAT, Consumption Tax and/or Business Tax paid by the taxpayers, and paid together with the three taxes as mentioned. The Company is subject to the 7% tax rate which depends on the location of the entities. Tax rates and computation of tax payable - Differential rates are adopted: 7% rate for city area, 5% rate for county and township area and 1% rate for other area. The formula for calculating the amount of the tax payable: Tax payable = Tax base × tax rate Applicable. The Company is subject to a 3% national Education Fund Tax based on amount of VAT, Consumption Tax and/or Business Tax paid by the taxpayers. The Company is subject to a 2% local Education Fund Tax based on amount of VAT, Consumption Tax and/or Business Tax paid by the taxpayers. The Individual Income Tax is a general term for adjusting the legal norms of social relations between the taxation authority and natural persons (residents, non-residents) in the process of collecting and managing personal income tax. Anyone who has a residence in China or who has no residence in China and has lived in China for one year has obtained income from within and outside China are taxpayers of personal income tax. Individuals who have no residence in China and do not live or have no residence and have lived in China for less than one year, those who have obtained income from China are taxpayers of personal income tax. Individual tax payable= payroll* tax rate- deductions. The company deducted the individual tax from the individuals’ salaries and paid to the tax authority on behalf of the individuals. The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are subject to a statutory tax rate of 25% on net income reported in the statutory financial statements after appropriate tax adjustments. the company was small scale taxpayer and 10% of income tax rate was applicable.

Taxes payable consist of the following:

	December 31,	December 31,
	2023	2022
Income tax payable	$-	$305,018
Other taxes payable	1,451,660	769,853
Total taxes payable	$1,451,660	$1,074,871

Deferred tax assets consist of the following:

	December 31,	December 31,
	2023	2022
Deferred tax assets	$193,124	$198,317

Income tax expenses consist of the following:

	December 31,	December 31,
	2023	2022
Income tax expense	$1,220	$1,806

NOTE 15 — CONCENTRATIONS

The Company’s revenue and expense transactions are denominated in RMB and of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

As of December 31, 2023 and 2022, $499,745 and $605,734 of the Company’s cash was on deposit at financial institutions in the PRC. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash on bank accounts. For the years ended December 31, 2023 and 2022, the Company’s all assets were located in the PRC and the Company’s all revenues were derived from its subsidiaries located in the PRC.

As of December 31, 2023 and 2022, nil and 1,522,134 of the Company’s restricted cash was on deposit at financial institutions in the PRC. Restricted cash represents cash that cannot be withdrawn without the permission of third parties. The Company’s restricted cash is substantially a cash balance on deposit required by its business partners and commercial banks.

As of December 31, 2023, three customers accounted for approximately 14.2%,14.1% and 12% of the Company’s total revenue, respectively. As of December 31, 2022, two customers accounted for approximately 14% and 13% of the Company’s total revenue, respectively.

As of December 31, 2023, three customers accounted for 10.4%, 10.1% and 10.1% of the accounts receivable balance, respectively. As of December 31, 2022, two customers accounted for 13% and 10% of the accounts receivable balance, respectively.

NOTE 16 — SHAREHOLDERS’ EQUITY

Ordinary Shares

Huachen Cayman was established under the laws of the Cayman Islands on September 30, 2021. The original authorized number of Ordinary Shares was 50,000,000 shares with par value of US$0.001 per share which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

On August 12, 2024, Huachen Cayman effected a 1-for-800 forward split of our Ordinary Shares, cancelled certain authorized but unissued Ordinary Shares and diminished the Company’s authorized share capital. As a result, the authorized share capital of the Company is $250 divided into 200,000,000 shares of a par value of $0.00000125. 30,000,000 shares were issued and outstanding as of December 31, 2023 and 2022.

Immediately upon the completion of the forward split, cancellation of authorized but unissued Ordinary Shares and diminution of authorized share capital, the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation, among which (i) 6,317,000 Ordinary Shares were surrendered by Huahao (BVI) Limited, (ii) 1,000,000 Ordinary Shares were surrendered by Huayue (BVI) Holding Limited, (iii) 846,000 Ordinary Shares were surrendered by Huajing (BVI) Limited, (iv) 884,000 Ordinary Shares were surrendered by Huamao (BVI) Limited, (v) 953,000 Ordinary Shares were surrendered by Huaxuan (BVI) Limited. As a result, the total number of Ordinary Shares issued and outstanding became 30,000,000 Ordinary Shares and each of Huahao (BVI) Limited, Huayue (BVI) Holding Limited, Huajing (BVI) Limited, Huamao (BVI) Limited and Huaxuan (BVI) Limited owns 18,951,000 Ordinary Shares, 3,000,000 Ordinary Shares, 2,538,000 Ordinary Shares, 2,652,000 Ordinary Shares, and 2,859,000 Ordinary Shares, respectively.

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The restricted amounts as determined pursuant to PRC statutory laws totaled $400,454 and $400,454 as of December 31, 2023 and 2022, respectively.

NOTE 17 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and it is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

The management of the Company concludes that it has only one reporting segment. The Company designs, manufactures, sells, installs and maintains the intelligent cubic parking garage and equipment. The Company’s products have similar economic characteristics with respect to raw materials, vendors, marketing and promotions, customers and methods of distribution. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company, rather than by product types or geographic area; hence the Company has only one reporting segment.

NOTE 18 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 14, 2024, the date the financial statements were issued and filed with the U.S. Securities and Exchange Commission. Based on the Company’s evaluation, except as disclosed in the financial statements, no other event has occurred requiring adjustment or disclosure in the notes to the consolidated financial statements.

On August 12, 2024, the Company effected a 1-for-800 forward split of our Ordinary Shares. Immediately upon the completion of the forward split, the shareholders and the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation Concurrently, the Company cancelled 39,800,000,000 of the authorized but unissued shares and reduced the authorized share capital to $250. As a result, the authorized share capital of the Company is US$250 divided into 200,000,000 Ordinary Shares.

NOTE 19 — COMMITMENTS AND CONTINGENCIES

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association that will become effective immediately prior to completion of this offering permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages are incurred or sustained by or through their own dishonesty, wilful default or actual fraud.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

Huachen AI Parking Management Technology Holding Co., Ltd (“Huachen Cayman”) was incorporated on September 30, 2021. Upon incorporation, Huachen Cayman issued 1 Ordinary Share to Osiris International Cayman Limited, 27,499 Ordinary Shares to Huahao (BVI) Limited, 5,000 Ordinary Shares to Huayue (BVI) Holding Limited, 4,230 Ordinary Shares to Huajing (BVI) Limited, 4,085 Ordinary Shares to Huahan (BVI) Limited, 4,420 Ordinary Shares to Huamao (BVI) Limited, and 4,765 Ordinary Shares Huaxuan (BVI) Limited, respectively, for a total consideration of US$50. On the same date, Osiris International Cayman Limited transferred 1 Ordinary Share to Huahao (BVI) Limited, and as a result, Huahao (BVI) Limited owned 27,500 Ordinary Shares.

On September 15, 2022, Huahan (BVI) Limited transferred 4,085 Ordinary Shares to Huahao (BVI) Limited. As a result, Huahao (BVI) Limited owned 31,585 Ordinary Shares. Huahao (BVI) Limited, a British Virgin Islands company, is controlled by Bin Lu, our Chief Executive Officer, Director and Chairman of the Board. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S thereof.

Share Split, Diminution of Authorized Share Capital and Share Surrender

On August 12, 2024, the Company effected a 1-for-800 forward split of our Ordinary Shares, cancelled certain authorized but unissued Ordinary Shares and diminished the Company’s authorized share capital. As a result, the authorized share capital of the Company is $250 divided into 200,000,000 shares of a par value of $0.00000125.

Immediately upon the completion of the forward split, cancellation of authorized but unissued Ordinary Shares and diminution of authorized share capital, the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation, among which (i) 6,317,000 Ordinary Shares were surrendered by Huahao (BVI) Limited, (ii) 1,000,000 Ordinary Shares were surrendered by Huayue (BVI) Holding Limited, (iii) 846,000 Ordinary Shares were surrendered by Huajing (BVI) Limited, (iv) 884,000 Ordinary Shares were surrendered by Huamao (BVI) Limited, (v) 953,000 Ordinary Shares were surrendered by Huaxuan (BVI) Limited. As a result, the total number of Ordinary Shares issued and outstanding became 30,000,000 Ordinary Shares and each of Huahao (BVI) Limited, Huayue (BVI) Holding Limited, Huajing (BVI) Limited, Huamao (BVI) Limited and Huaxuan (BVI) Limited owns 18,951,000 Ordinary Shares, 3,000,000 Ordinary Shares, 2,538,000 Ordinary Shares, 2,652,000 Ordinary Shares, and 2,859,000 Ordinary Shares, respectively.

Item 8. Exhibits and Financial Statement Schedules

(23) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

EXHIBIT INDEX

No.	Description
1.1*	Form of Underwriting Agreement
3.1+	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of the Ordinary Shares being registered
8.1+	Opinion of Ganus Law Firm regarding certain PRC tax matters (included in 99.1)
10.1+	Employment Agreement by and between the Registrant and Bin Lu, dated August 1, 2024
10.2+	Employment Agreement by and between the Registrant and Lei Shen, dated August 1, 2024
10.3+	Director Offer Letter by and between the Registrant and Dennis Tao Chen, dated August 1, 2024
10.4+	Director Offer Letter by and between the Registrant and Jing Wang, dated August 1, 2024
10.6+	Director Offer Letter by and between the Registrant and Chao Xu, dated August 1, 2024
10.7+	2024 Equity Incentive Plan
14.1+	Code of Business Conduct and Ethics
19.1+	Insider Trading Policies
21.1+	List of Subsidiaries
23.1+	Consent of Audit Alliance LLP
23.2*	Consent of Mourant Ozannes (Cayman) LLP (included in 5.1)
23.3+	Consent of Ganus Law Firm (included in 99.1)
99.1+	Opinion of Ganus Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters
99.2+	Audit Committee Charter
99.3+	Compensation Committee Charter
99.4+	Nomination Committee Charter
99.5+	Related Party Transaction Policy
96.6+	Executive Compensation Recovery Policy
99.7+	Consent of Dennis Tao Chen, Independent Director Nominee
99.8+	Consent of Jing Wang, Independent Director Nominee
99.9+	Consent of Chao Xu, Independent Director Nominee
107+	Filing Fee Table

*	To be filed by Amendment

+	Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jiaxing, Province of Zhejiang, People’s Republic of China, on August 14, 2024.

Huachen AI Parking Management Technology Holding Co., Ltd

By:	/s/ Bin Lu
Bin Lu
Chief Executive Officer, Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Bin Lu	Chief Executive Officer, Director and Chairman of the Board	August 14, 2024
Name: Bin Lu	(Principal Executive Officer)

/s/ Lei Shen	Chief Financial Officer and Director	August 14, 2024
Name: Lei Shen	(Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on August 14, 2024.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.